SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

         Filed by the registrant    [X]

         Filed by a party other than the registrant  [ ]

         Check the appropriate box:

      [ ]  Preliminary Proxy Statement
      [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      [X]  Definitive Proxy Statement
      [ ]  Definitive Additional Materials
      [ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                      FIRST TENNESSEE NATIONAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (Check the appropriate box):

      [X]   No fee required.

      [ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
            0-11.

      (1)   Title of each class of securities to which transaction applies:

            --------------------------------------------------------------------

      (2)   Aggregate number of securities to which transactions applies:

            --------------------------------------------------------------------

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

            --------------------------------------------------------------------

      (4)   Proposed maximum aggregate value of transaction:

            --------------------------------------------------------------------

      (5)   Total fee paid:

            --------------------------------------------------------------------

      [ ]   Fee paid previously with preliminary materials.

      [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount previously paid:
                                    --------------------------------------------
      (2)   Form, Schedule or Registration Statement No.:
                                                         -----------------------
      (3)   Filing party:
                         -------------------------------------------------------
      (4)   Dated filed:
                        --------------------------------------------------------

                                    [LOGO](sm)


                                 FIRST TENNESSEE
                             All Things Financial(sm)




























                      FIRST TENNESSEE NATIONAL CORPORATION
                1999 PROXY STATEMENT & 1998 FINANCIAL INFORMATION

                                                                  March 17, 1999






Dear Shareholders:

You are cordially invited to attend First Tennessee National Corporation's 1999 annual meeting of shareholders. We will hold the meeting on April 20, 1999, in the Auditorium, First Tennessee Building, 165 Madison Avenue, Memphis, Tennessee, at 10:00 a.m. We have enclosed the formal notice of the annual meeting, our 1999 proxy statement, and a form of proxy.

At the meeting, we will ask you to elect four Class III directors and ratify the appointment of Arthur Andersen LLP as our independent auditors for 1999. The attached proxy statement contains information about these matters.

An appendix to this proxy statement contains detailed financial information relating to our activities and operating performance during 1998. We have also enclosed a Summary Annual Report for those of you that did not receive this document previously.

Your vote is important. You may vote by telephone, over the Internet or by mail. A postage-paid envelope has been provided if you choose to vote by mail. If you want to vote your shares at the meeting, then prior to the balloting you should request that your form of proxy be withheld from voting. We request that you vote as soon as possible.



                                        Sincerely yours,



                                        /s/ Ralph Horn
                                        -------------------------------------
                                        Ralph Horn
                                        Chairman of the Board,
                                        President and Chief Executive Officer

                      FIRST TENNESSEE NATIONAL CORPORATION

                               165 Madison Avenue
                            Memphis, Tennessee 38103

                     NOTICE OF ANNUAL SHAREHOLDERS' MEETING
                                 April 20, 1999


The annual meeting of shareholders of First Tennessee National Corporation will be held on April 20, 1999, at 10:00 a.m., CDT, in the Auditorium, First Tennessee Building, 165 Madison Avenue, Memphis, Tennessee.

The items of business are:

      1. Election of four Class III directors to serve until the 2002 annual meeting of shareholders, or until their successors are duly elected and qualified.

      2.    Ratification of appointment of auditors.

These items are described more fully in the following pages, which are made a part of this notice. The close of business February 26, 1999, is the record date for the meeting. All shareholders of record at that time are entitled to vote at the meeting.

Management requests that you vote by telephone or over the Internet (following the instructions on the enclosed form of proxy) or that you sign and return the form of proxy promptly, so that if you are unable to attend the meeting your shares can nevertheless be voted. You may revoke a proxy at any time before it is exercised at the annual meeting in the manner described on page 1 of the proxy statement.



                                                     /s/ Lenore S. Creson
                                                     --------------------
                                                     Lenore S. Creson
                                                     Corporate Secretary
                                                     Memphis, Tennessee
                                                     March 17, 1999


--------------------------------------------------------------------------------

                                IMPORTANT NOTICE

    PLEASE (1) VOTE BY TELEPHONE OR (2) OVER THE INTERNET OR (3) MARK, DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED FORM OF PROXY IN THE ENCLOSED ENVELOPE SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING.

--------------------------------------------------------------------------------


                                 PROXY STATEMENT
                      FIRST TENNESSEE NATIONAL CORPORATION


                                TABLE OF CONTENTS
                                                                               Page
                                                                               ----
GENERAL MATTERS...................................................................3
STOCK OWNERSHIP INFORMATION AND TABLE.............................................4
VOTE ITEM NO. 1 - ELECTION OF DIRECTORS...........................................5
      Nominees For Director.......................................................5
      Continuing Directors........................................................6
      The Board Of Directors And Its Committees...................................7
VOTE ITEM NO. 2 - RATIFICATION OF APPOINTMENT OF AUDITORS.........................7
OTHER MATTERS.....................................................................8
SHAREHOLDER PROPOSAL DEADLINES....................................................8
EXECUTIVE COMPENSATION............................................................8
      Summary Compensation Table..................................................9
      Option/SAR Grants in 1998..................................................11
      Aggregated Option/SAR Exercises in 1998 and Year End Values................12
      Pension Plan Table.........................................................13
      Employment Contracts and Termination of Employment and Change-in-Control
         Arrangements............................................................14
      Compensation Committee Interlocks and Insider Participation................15
      Certain Relationships and Related Transactions.............................15
      Board Compensation Committee Report on Executive Compensation..............16
      Total Shareholder Return Performance Graph.................................20
      Compensation of Directors..................................................21
      Section 16(a) Beneficial Ownership Reporting Compliance....................22
AVAILABILITY OF ANNUAL REPORT ON FORM 10-K.......................................22
APPENDIX - FINANCIAL INFORMATION AND DISCUSSION..................................

                                 PROXY STATEMENT
                      FIRST TENNESSEE NATIONAL CORPORATION
                               165 Madison Avenue
                            Memphis, Tennessee 38103


GENERAL MATTERS

The following proxy statement is being mailed to shareholders beginning on or about March 17, 1999. The Board of Directors is soliciting proxies to be used at our annual meeting of the shareholders to be held on April 20, 1999, at 10:00 a.m., CDT, in the Auditorium, First Tennessee Building, 165 Madison Avenue, Memphis, Tennessee, and at any adjournment or adjournments thereof.

The accompanying form of proxy is for use at the meeting if you will be unable to attend in person. You may revoke your proxy at any time before it is exercised by writing to the Corporate Secretary, by timely delivery of a properly executed, later-dated proxy (including a telephone or Internet vote) or by voting by ballot at the meeting. All shares represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified therein. If no specification is made, the proxies will be voted in favor of:

      1. Election of four Class III directors to serve until the 2002 annual meeting of shareholders or until their successors are duly elected and qualified.

      2.    Ratification of appointment of auditors.

We will bear the entire cost of soliciting the proxies. In following up the original solicitation of the proxies by mail, we may request brokers and others to send proxies and proxy material to the beneficial owners of the shares and may reimburse them for their expenses in so doing. If necessary, we may also use several of our regular employees to solicit proxies from the shareholders, either personally or by telephone or by special letter, for which they will receive no compensation in addition to their normal compensation.

Our common stock is the only class of voting securities. There were 129,809,484 shares of common stock outstanding and entitled to vote as of February 26, 1999, the record date for the annual shareholders' meeting. Each share is entitled to one vote. A quorum of the shares must be represented at the meeting to take action on any matter at the meeting. A majority of the votes entitled to be cast constitutes a quorum for purposes of the annual meeting. A plurality of the votes cast is required to elect the nominees as directors. To approve the ratification of the appointment of auditors, the votes cast in favor of the item must exceed the votes cast in opposition to it. Both "abstentions" and broker "non-votes" will be considered present for quorum purposes, but will not otherwise have any effect on either of the vote items.

STOCK OWNERSHIP INFORMATION AND TABLE

We know of no person who owned beneficially, as that term is defined by Rule 13d-3 of the Securities Exchange Act of 1934, more than five percent of our common stock on December 31, 1998.

The following table sets forth certain information as of December 31, 1998, concerning beneficial ownership of our common stock by each director and nominee, each executive officer named in the Summary Compensation Table, and directors and executive officers as a group:

Name of                             Shares Beneficially         Stock Units in      Total and Percent
Beneficial Owner                         Owned (1)           Deferral Accounts (2)     of Class (3)
-----------------------------------------------------------------------------------------------------
Robert C. Blattberg                       50,084(4)                    --                 50,084
Carlos H. Cantu                           27,645(4)                    --                 27,645
George E. Cates                           37,701(4)                    --                 37,701
J. Kenneth Glass                         315,591(5)                  45,340              360,931
James A. Haslam, III                      36,031(4)                    --                 36,031
Ralph Horn                             1,043,880(5)                  44,229            1,088,109
John C. Kelley, Jr.                      288,348(5)                  77,501              365,849
George P. Lewis                          424,792(5)                    --                424,792
R. Brad Martin                            44,582(4)                    --                 44,582
Joseph Orgill, III                       237,281(4)                    --                237,281
Vicki R. Palmer                           49,916(4)                    --                 49,916
Michael D. Rose                           49,109(4)                    --                 49,109
William B. Sansom                         62,665(4)                    --                 62,665
Elbert L. Thomas, Jr.                    201,402(5)                   7,226              208,628
Directors and Executive Officers
  as a Group (19 persons)              3,679,822(5)                 222,934            3,902,756
                                                                                             3.0%
-----------------------------------------------------------------------------------------------------

(1) All share amounts have been adjusted to reflect the two-for-one stock split that was paid February 20, 1998. The respective directors and officers have sole voting and investment powers with respect to all of such shares except as specified in note (4) and note (5). Amounts in the second column do not include stock units in the next column.

(2) The Board of Directors and Human Resources Committee approved amendments to our stock option program in 1997 that permit participants to defer receipt of shares upon the exercise of options and amendments to our restricted stock incentive plan in 1998 that permit participants to defer receipt of shares prior to the lapsing of restrictions imposed on restricted stock awards. Amounts in the third column reflect the number of shares deferred that a participant has the vested right to receive on a future date. These shares are not currently issued and are not considered to be beneficially owned for purposes of Rule 13d-3, but are reflected in a deferral account on our books as phantom stock units or restricted stock units.

(3) No individual director or executive officer beneficially owns 1% or more of our common stock that is outstanding. The percentage of class owned by the director and executive officer group (3.0%) includes stock units. The percentage would be 2.8% with stock units excluded.

(4) Includes 2,400 shares of restricted stock (as to each of Messrs. Blattberg, Orgill, Rose and Sansom), 4,800 shares (as to each of Messrs. Cantu, Cates and Haslam), 3,600 shares (as to Mr. Martin), and 3,000 shares (as to Mrs. Palmer) with respect to which the nonemployee director possesses sole voting power, but no investment power. Includes the following shares as to which the named nonemployee directors have the right to acquire beneficial ownership through the exercise of stock options granted under our director plan, all of which are 100% vested:

      Dr. Blattberg - 43,724; Mr. Cantu - 21,583; Mr. Cates - 25,639; Mr. Haslam
      - 20,489; Mr. Martin - 17,139; Mr. Orgill - 47,351; Mrs. Palmer - 43,808;
      Mr. Rose - 39,949; and Mr. Sansom - 54,744.

(5) Includes the following shares of restricted stock with respect to which the named person or group has sole voting power but no investment power:
      Mr. Glass - 24,237; Mr. Horn - 60,000; Mr. Kelley - 24,237; Mr. Lewis -
      21,676; Mr. Thomas - 14,450; and the director and executive officer group
      - 220,594. Includes the following shares as to which the named person or group has the right to acquire beneficial ownership within 60 days through the exercise of stock options granted under our stock option plans: Mr. Glass - 130,316; Mr. Horn - 494,319; Mr. Kelley - 130,658; Mr. Lewis -
      49,768; Mr. Thomas - 144,818; and the director and executive officer group
      - 1,536,415. Also includes shares held at December 31, 1998, for 401(k) Savings Plan accounts.

VOTE ITEM NO. 1 - ELECTION OF DIRECTORS

The Board of Directors is divided into three Classes. The term of office of each Class expires in successive years. The term of Class III directors expires at this annual meeting. The terms of Class I and Class II directors expire at the 2000 and 2001 annual meetings, respectively. The Board of Directors proposes the election of four Class III directors. Each director elected at the meeting will hold office until the specified annual meeting of shareholders and until his or her successor is elected and qualified.

If any nominee proposed by the Board of Directors is unable to accept election, which the Board of Directors has no reason to anticipate, the persons named in the enclosed form of proxy will vote for the election of such other persons as management may recommend, unless the Board decides to reduce the number of directors pursuant to the Bylaws.

We have provided below certain information about the nominees and directors (including age, current principal occupation which has continued for at least five years unless otherwise indicated, name and principal business of the organization in which his or her occupation is carried on, directorships in other reporting companies, and year first elected to our Board). All of our directors are also directors of First Tennessee Bank National Association (the "Bank" or "FTB"). The Bank is our principal operating subsidiary.


                              NOMINEES FOR DIRECTOR
                                    Class III
              For a Three-Year Term Expiring at 2002 Annual Meeting

CARLOS H. CANTU (65) is President and Chief Executive Officer of The ServiceMaster Company, Downers Grove, Illinois, a company that provides consumer services and supportive management services. Mr. Cantu is a director of two other public companies, The ServiceMaster Company and Unicom Corporation. Mr. Cantu has been a director since 1996 and is a member of the Human Resources Committee.

GEORGE E. CATES (61) is Chairman of the Board and Chief Executive Officer of Mid-America Apartment Communities, Inc., ("Mid-America") Memphis, Tennessee, a real estate investment trust. Mr. Cates is a director of one other public company, Mid-America Apartment Communities, Inc. Mr. Cates has been a director of the Corporation since 1996.

JAMES A. HASLAM, III (44) is Chief Executive Officer and Chief Operating Officer of Pilot Corporation, Knoxville, Tennessee, a national retail operator of convenience stores and travel centers. Mr. Haslam is a director of one other public company, Plasti-Line, Inc. Mr. Haslam has been a director since 1996 and is a member of the Audit Committee.

RALPH HORN (57) is Chairman of the Board, President, and Chief Executive Officer of First Tennessee and the Bank. Mr. Horn has served as President of First Tennessee since 1991, Chief Executive Officer since 1994, and Chairman of the Board since 1996. Mr. Horn is a director of two other public companies, Harrah's Entertainment, Inc. and Mid-America Apartment Communities, Inc. Mr. Horn has been a director since 1991.

                              CONTINUING DIRECTORS
                                     Class I
                      Term Expiring at 2000 Annual Meeting

R. BRAD MARTIN (47) is Chairman of the Board and Chief Executive Officer of Saks Incorporated (formerly, Proffitt's, Inc.), Birmingham, Alabama, a retail merchandising company. Mr. Martin is a director of two other public companies, Saks Incorporated and Harrah's Entertainment, Inc. He has been a director since 1994 and is Chairman of the Human Resources Committee.

JOSEPH ORGILL, III (61) is Chairman of the Board of Orgill, Inc., Memphis, Tennessee, wholesale hardware distributors. Prior to January 1996, Orgill, Inc., was a subsidiary of West Union Corporation, Memphis, Tennessee, of which Mr. Orgill remains Chairman of the Board. Mr. Orgill has been a director since 1969.

VICKI R. PALMER (45) is Corporate Vice President and Treasurer of Coca-Cola Enterprises Inc., Atlanta, Georgia, a bottler of soft drink products. Mrs. Palmer has been a director since 1993 and is Chairperson of the Audit Committee.

WILLIAM B. SANSOM (57) is Chairman of the Board and Chief Executive Officer of The H. T. Hackney Co., Knoxville, Tennessee, a diversified wholesale distribution firm serving the food, gas, oil and industrial markets in the Southeast. He is a director of two other public companies, Martin Marietta Materials, Inc. and Astec Industries, Inc. Mr. Sansom has been a director since 1984 and is a member of the Human Resources Committee.

                                    Class II
                      Term Expiring at 2001 Annual Meeting

ROBERT C. BLATTBERG (56) is the Polk Brothers Distinguished Professor of Retailing, J. L. Kellogg Graduate School of Management, Northwestern University, Evanston, Illinois. Dr. Blattberg is a director of one other public company, Factory Card Outlet Corp. Dr. Blattberg has been a director since 1984 and is a member of the Audit Committee.

J. KENNETH GLASS (52) is President-Tennessee Banking Group of the Bank and Executive Vice President of First Tennessee. Mr. Glass has been President of the Tennessee Banking Group since 1993 and Executive Vice President of First Tennessee since 1995. Mr. Glass has been a director since 1996.

JOHN C. KELLEY, JR. (55) is President-Memphis Banking Group of the Bank and Executive Vice President of First Tennessee. Mr. Kelley has been President of the Memphis Banking Group since 1993 and Executive Vice President of First Tennessee since 1995. Mr. Kelley has been a director since 1996.

MICHAEL D. ROSE (57) is a private investor. Prior to December 19, 1997, he was Chairman of the Board of Promus Hotel Corporation, Memphis, Tennessee, a franchiser and operator of hotel brands. Prior to January 1997, Mr. Rose was also Chairman of the Board of Harrah's Entertainment, Inc. Prior to June 30, 1995, Mr. Rose was Chairman of The Promus Companies Incorporated, and prior to April 1994, its Chief Executive Officer. Mr. Rose is a director of six other public companies, Ashland, Inc., Darden Restaurants, Inc., FelCor Lodging Trust,

Inc., General Mills, Inc., ResortQuest International, Inc., and Stein Mart, Inc. Mr. Rose has been a director since 1984 and is a member of the Human Resources Committee.


                    THE BOARD OF DIRECTORS AND ITS COMMITTEES
                    -----------------------------------------

During 1998 the Board of Directors held five meetings. The average attendance at Board and committee meetings exceeded 90 percent. No director attended fewer than 75 percent of the meetings of the Board and the committees of the Board on which he or she served, except for Mr. Cantu and Mr. Haslam.

The Board has several standing committees, including the Audit Committee and the Human Resources Committee. The Human Resources Committee serves as both a nominating committee and a compensation committee. The Audit Committee and the Human Resources Committee are each composed of directors who are not First Tennessee employees. Currently, Messrs. Blattberg and Haslam and Mrs. Palmer serve on the Audit Committee and Messrs. Cantu, Martin, Rose and Sansom serve on the Human Resources Committee.

The Audit Committee is responsible for causing corporate audits and examinations to be made by independent auditors and supervising our internal audit program. The Committee approves, subject to shareholder ratification, the engagement of our independent auditors and reviews the scope and results of their examination. Other committee functions include review of our internal controls and our annual report to the SEC and proxy materials. During 1998 the Audit Committee held four meetings.

As a nominating committee, the Human Resources Committee primarily considers recommendations for nominees to the Board of Directors, reviews the performance of incumbent directors and senior officers in determining whether to recommend them to the Board of Directors for reappointment, reviews succession plans, and between annual meetings appoints persons to offices except the offices of Chairman, CEO, President, Auditor and any office in which the incumbent has been designated by the Board as an Executive Officer. As a compensation committee, the Human Resources Committee's primary functions include recommending to the Board major policies concerning compensation, periodically reviewing corporate compensation and management of human resources, fixing the compensation of executive officers, reviewing remuneration structures for non-executive officers, and making recommendations to the Board concerning compensation arrangements for directors and adoption or amendment of employee benefit and management compensation plans. During 1998 the Human Resources Committee held six meetings.

It is our practice to encourage communication between management and shareholders. Management in turn communicates appropriate information to the Board. The Human Resources Committee, as a committee of the Board, follows this procedure in considering nominations for directorships and does not receive nominations directly from shareholders.


VOTE ITEM NO. 2 - RATIFICATION OF APPOINTMENT OF AUDITORS

The Board of Directors has appointed, subject to ratification by the shareholders at the annual meeting, the firm of Arthur Andersen LLP, independent accountants, to be our auditors for the year 1999. Representatives of Arthur Andersen LLP are expected to be present at the annual meeting of shareholders with the opportunity to make a statement and to respond to appropriate questions.

OTHER MATTERS

The Board of Directors, at the time of the preparation and printing of this proxy statement, knew of no other business to be brought before the meeting other than the matters described in this proxy statement. If any other business properly comes before the meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies in accordance with their best judgment.

SHAREHOLDER PROPOSAL DEADLINES

If you intend to present a shareholder proposal at the 2000 annual meeting, it must be received by the Corporate Secretary, First Tennessee National Corporation, P. O. Box 84, Memphis, Tennessee, 38101, not later than November 18, 1999, for inclusion in the proxy statement and form of proxy relating to that meeting.

In addition, Sections 2.8 and 3.6 of our Bylaws provide that a shareholder who wishes to nominate a person for election to the Board or submit a proposal at a shareholder meeting must comply with certain procedures whether or not the matter is included in our proxy statement. These procedures require written notification to us, generally not less than 90 days nor more than 120 days prior to the date of the shareholder meeting. If, however, we give fewer than 100 days notice or public disclosure of the shareholder meeting date to shareholders, then we must receive the shareholder notification not later than 10 days after the earlier of the date notice of the shareholder meeting was mailed or publicly disclosed. The shareholder must disclose certain information about the nominee or item proposed, the shareholder and any other shareholders known to support the nominee or proposal. Section 2.4 of our Bylaws provides that the date and time of the annual meeting will be the third Tuesday in April (or if that day is a legal holiday, on the next succeeding business day that is not a legal holiday) at 10:00 a.m. Memphis time or such other date and/or such other time as our Board may fix by resolution. The meeting date for 2000, determined according to the Bylaws, is April 18, 2000. Thus, shareholder proposals submitted outside the process that permits them to be included in our proxy statement must be submitted to the Corporate Secretary between December 20, 1999, and January 19, 2000, or the proposals will be considered untimely. Untimely proposals may be excluded by the Chairman or our proxies may exercise their discretion and vote on these matters in a manner they determine to be appropriate.


EXECUTIVE COMPENSATION

The Summary Compensation Table provides information for the last three years about the Chief Executive Officer (CEO) and our other four most highly compensated executive officers. The amounts include all compensation earned during each year, including amounts deferred, by the named officers for all services rendered in all capacities to us and our subsidiaries. Information is provided for each entire year in which an individual served during any portion of the year as an executive officer. Additional information is provided in tabular form below about option grants and exercises in 1998, year-end option values, and pension benefits, along with a report of the Board's Human Resources Committee on executive compensation and certain other information concerning compensation of executive officers and directors.

                           SUMMARY COMPENSATION TABLE
                           --------------------------


                                                                                  Long-Term Compensation
                                                                           ------------------------------------
                                        Annual Compensation                        Awards (3)           Payouts
                         --------------------------------------------------------------------------------------
         (a)              (b)        (c)            (d)           (e)        (f)             (g)          (h)           (i)

                                                                                          Number of
                                                                 Other                   Securities
                                                                 Annual                  Underlying                  All Other
                                                                 Compen-   Restricted     Options/       LTIP        Compen-
      Name and                     Salary          Bonus        sation (6)  Stock (1)     SARs (2)      Payouts     sation (7)
   Principal Position    Year        ($)            ($)             ($)        ($)          (#)            ($)          ($)
------------------------------------------------------------------------------------------------------------------------------
Ralph Horn               1998    $ 683,654       $ 512,741(5)    $ 10,806   $        -     65,536(5)     $    -      $ 149,231
Chairman, President      1997      523,077(4)      313,846         10,806            -    113,872(4)          -        138,930
& CEO                    1996      497,866(4)      224,040         10,850            -    108,026(4)          -        146,322
FTNC and FTB

J. Kenneth Glass         1998      387,634(4)      232,580          6,720            -     21,911(4)          -        106,042
President-Tennessee      1997      343,577(4)      186,549          6,720            -     55,632(4)          -         96,426
Banking Grp.-FTB         1996      316,461         123,040          6,720      536,796     31,076             -         88,310

John C. Kelley, Jr.      1998      381,923         226,862          6,720            -     16,169             -        129,012
President-Memphis        1997      338,077         181,294          6,720            -     48,608             -        116,175
Banking Grp.-FTB         1996      310,961         120,902          6,720      536,796     30,542             -        105,483

George P. Lewis          1998      239,066         119,533              -            -      6,681             -         27,951
Exec. Vice Pres.,        1997      215,795         104,661              -            -     10,310             -         27,117
Manager Money            1996      205,519          74,912              -      320,046     13,408             -         26,735
Mgmt. Grp.-FTB

Elbert L. Thomas, Jr.    1998      226,983(4)      113,492(5)           -            -     41,206(4)(5)       -         18,064
Exec. Vice Pres. & CFO   1997      202,277(4)      101,139(5)           -            -     45,764(4)(5)       -         17,621
FTNC and FTB             1996      190,000(4)       76,950(5)           -      320,046     69,720(4)(5)       -         10,716
------------------------------------------------------------------------------------------------------------------------------


(1) Restricted stock awards are valued on the basis of the fair market value of a share of stock on the date of the award: $14.77 (1-16-96), adjusted for stock splits. On December 31, 1998, the named officers held the following shares of restricted stock with market values as indicated: Mr. Horn - 90,000 shares ($3,425,400); Mr. Glass - 36,356 shares ($1,383,709);
      Mr. Kelley - 36,356 shares ($1,383,709); Mr. Lewis - 21,676 shares
      ($824,989); Mr. Thomas - 21,676 shares ($824,989). The number of shares disclosed includes restricted stock units (RSU's), described in note (2) to the Stock Ownership Table, with respect to which restrictions had not lapsed at December 31, 1998, as follows: Mr. Horn - 30,000 RSU's; Mr. Glass - 12,119 RSU's; Mr. Kelley - 12,119 RSU's; Mr. Lewis - 0 RSU's; and Mr. Thomas - 7,226 RSU's. Dividends are paid on restricted stock (and dividend equivalents are paid on RSU's) at the same rate as all other shares of our common stock. Dividend equivalents on RSU's accrue interest at a 10-year Treasury rate and are settled only in cash.

(2) All amounts represent shares subject to option. No stock appreciation rights (SAR's) were awarded.

(3) All share amounts and share values have been revised to reflect the two-for-one stock splits, distributed 2-20-98 and 2-16-96.

(4) In both 1996 and 1995 Mr. Horn elected to receive a deferred compensation stock option in lieu of $100,000 of salary earned for the following year. The amounts in column (c) include this amount, in lieu of which options for 27,700 shares and 43,384 shares (included in the amounts in column
      (g)) were granted on 7-1-97 and 7-1-96. In 1997 and 1996 Mr. Glass elected to receive a deferred compensation stock option in lieu of $30,000 of salary earned for the following year. The amounts in column (c) include this amount, in lieu of which options for 2,758 shares, 2,984 shares,

     3,018 shares and 4,156 shares (included in the amounts in column (g)) were granted on 1-4-99, 7-1-98, 1-2-98 and 7-1-97, respectively. In 1997, 1996 and 1995 Mr. Thomas elected to receive a deferred compensation stock option in lieu of $80,000 of 1998 salary, $60,000 of 1997 salary and $90,000 of
     1996 salary. The amount in column (c) include these amounts, in lieu of which options for 7,355 shares, 7,958 shares, 6,036 shares, 8,310 shares, 16,804 shares and 18,742 shares (included in the amounts in column (g)) were granted on 1-4-99, 7-1-98,1-2-98, 7-1-97, 1-2-97 and 7-1-96.

(5) In 1997 Mr. Horn elected to receive a deferred compensation stock option in lieu of $100,000 of his annual bonus for the following year. The amount in column (d) for 1998 includes this amount, in lieu of which an option for 17,153 shares (included in the amounts in column (g)) was granted on 2-23-99. In 1997, 1996 and 1995 Mr. Thomas elected to receive a deferred compensation stock option in lieu of his annual bonus for the following year. The amount in column (d) for 1998 includes a bonus of $113,492, for 1997 includes a bonus of $101,139, and for 1996 includes a bonus of $76,950, in lieu of which options for 19,467 shares, 21,704 shares and 21,892 shares (included in the amounts in column (g)) were granted on 2-23-99, 2-19-98, and 2-24-97, respectively.

(6) The amounts in column (e) for all years represent automobile allowance tax gross-up payments.

(7)  Elements of "All Other Compensation" for 1998 consist of the following:

                          Mr. Horn    Mr. Glass   Mr. Kelley   Mr. Lewis   Mr. Thomas
-------------------------------------------------------------------------------------
Above Market Rate        $  68,764    $  68,475    $  76,820    $  2,907     $      -
Survivor Benefits/SERP      55,297       17,397       32,022      14,524        7,935
Flex $                       5,720        5,720        5,720       5,720        5,720
401(k) Match                 4,800        4,800        4,800       4,800        4,409
Auto Allowance              14,650        9,650        9,650           -            -
-------------------------------------------------------------------------------------
Total                    $ 149,231    $ 106,042    $ 129,012    $ 27,951     $ 18,064
=====================================================================================

"Above Market Rate" represents above-market interest accrued on deferred compensation.

"Survivor Benefits/SERP" represents insurance premiums with respect to our supplemental life insurance and excess pension plans. Under our Survivor Benefits Plan a benefit of 2 1/2 times final annual base salary is paid upon the participant's death prior to retirement (or 2 times final salary upon death after retirement).

"Flex $" represents First Tennessee's contribution to the Flexible Benefits Plan, based on salary, service and corporate performance.

"401(k) Match" represents First Tennessee's 50% matching contribution to the 401(k) Savings Plan, which is based on the amount contributed by the participant, up to 6% of compensation.

The following table provides information about stock options granted to the officers named in the Summary Compensation Table during 1998. No stock appreciation rights (SAR's) were granted during 1998.

                           Option/SAR Grants in 1998
                           -------------------------


                                            Individual Grants
                  -----------------------------------------------------------------
  (a)                 (b)                  (c)             (d)              (e)                (h)

                   Number of            Percentage
                   Securities            of Total                                        Alternatives to
                   Underlying          Options/SARs                                    (f) and (g): Grant
                  Options/SARs          Granted to        Exercise                      Date Value. Grant
                   Granted (1)          Employees         Price (1)      Expiration   Date Present Value (4)
Name                  (#)                in 1998        ($ Per Share)       Date                ($)
-------------------------------------------------------------------------------------------------------------
Mr. Horn            48,383                 1.21%           $ 34.88        4-21-08           $ 387,473

Mr. Glass            3,018 (2)              .08              28.16         1-2-18              32,405
                    16,169                  .41              34.88        4-21-08             129,489
                     2,984 (3)              .07              27.41         7-1-18              31,007

Mr. Kelley          16,169                  .41              34.88        4-21-08             129,489

Mr. Lewis            6,681                  .17              34.88        4-21-08              53,504

Mr. Thomas           6,036 (2)              .15              28.16         1-2-18              64,811
                    21,704 (2)              .54              26.41        2-19-18             215,180
                     6,426                  .16              34.88        4-21-08              51,462
                     7,958 (3)              .20              27.41         7-1-18              82,693
-------------------------------------------------------------------------------------------------------------


(1) The amount of shares and the stock prices reflect the two-for-one stock split, distributed 2-20-98. All options except those marked with footnote
      (2) or (3) were granted 4-21-98 and vest 50% after four years from the date of grant and 100% after five years, with accelerated vesting if certain performance criteria (our stock price equals or exceeds $47.70 on 4-20-01 or on 5 consecutive days before 4-22-01) are met. No SAR's were granted. The exercise price per share equals the fair market value of one share of our common stock on the date of grant. Under the terms of all options, including those marked with footnote (2) and (3), participants are permitted to pay the exercise price of the options with our stock; participants are permitted to defer receipt of shares upon an exercise and thereby defer gain; options exercised more than one year prior to the end of their term are eligible for a reload option grant when the exercise price is paid with our stock, with the reload option grant for the number of shares surrendered and having an exercise price equal to fair market value at the time of the first exercise and a term equal to the remainder of the first option's term; the option plan provides for tax withholding rights upon approval of the plan committee; and upon a Change in Control (as defined in the subsection entitled "Employment Contracts and Termination of Employment and Change-in-Control Arrangements"), all options vest.

(2) Options indicated by footnote (2) that were granted during 1998 were granted in lieu of compensation earned during 1997. Mr. Glass's and Mr. Thomas's options were granted on 1-2-98 in lieu of $15,000 of Mr. Glass's 1997 salary and $30,000 of Mr. Thomas's 1997 salary and vest 100% at the time of grant. No SAR's were granted. The exercise price per share equals 85% of the fair market value of $33.16 of one share of Corporation common stock on the grant date. Mr. Thomas's other option was granted 2-19-98 in lieu of his bonus of $101,139 for 1997 and contains the same terms as described for his option granted in lieu of salary. Fair market value on the grant date was $31.06.

(3) Options indicated by footnote (3) were granted in lieu of compensation earned during 1998 and contain the same terms as described generally in footnote (2). Mr. Glass's and Mr. Thomas's options were granted on 7-1-98 in lieu of $14,444 of Mr. Glass's 1998 salary and $38,518 of Mr. Thomas's 1998 salary. Fair market value on the grant date was $32.25.

(4) A variation of the Black-Scholes option pricing model has been used. The following assumptions were made for purposes of calculating the Grant Date Value of the options granted 1-2-98, 2-19-98, 4-21-98, and 7-1-98, respectively: an exercise price of $28.16, $26.41, $34.88 and $27.41; an option term of 20 years, 20 years, 10 years, and 20 years; an interest rate of 5.54%, 5.57%, 5.64%, and 5.46%; volatility of 26.49%, 26.68%,
      25.07%, and 26.89%; a dividend yield of 1.99%, 2.12%, 1.89%, and 2.05%; a reduction of 0%, 0%, 24.18%, and 0% to reflect the probability of forfeiture due to termination prior to vesting; and reduction of 16.07%, 14.84%, 13.15% and 15.26% to reflect the probability of a shortened option term due to termination prior to the option expiration date. The actual value, if any, realized by a participant upon the exercise of an option may differ and will depend on the future market value of our common stock.

The following table provides information about stock options and SAR's held at December 31, 1998, and exercises during 1998 by the officers named in the Summary Compensation Table. The values in column (e) reflect the spread between the market value at December 31, 1998, of the shares underlying the option and the exercise price of the option.

                    Aggregated Option/SAR Exercises in 1998
                    ---------------------------------------
                           And Year End Option Values
                           --------------------------

   (a)              (b)               (c)                    (d)                           (e)

                                                         Number of
                                                    Securities Underlying         Value of Unexercised
                                                    Unexercised Options/              In-the-Money
                Number of                          SARs at 12/31/98 (1)(2)     Options/SARs at 12/31/98 (1)
             Shares Acquired        Value         -------------------------    ----------------------------
              On Exercise (2)      Realized       Exercisable Unexercisable     Exercisable  Unexercisable
Name               (#)                ($)           (#)               (#)           ($)           ($)
-----------------------------------------------------------------------------------------------------------
Mr. Horn           16,276 (3)     $   469,563     494,319            56,990    $ 12,786,806   $ 361,075

Mr. Glass          74,788 (3)       2,123,145     130,316            18,217       2,857,161      97,971

Mr. Kelley         74,788 (3)       2,157,634     130,658            18,217       3,078,768      97,971

Mr. Lewis          15,276             403,590      49,768             8,319       1,251,065      62,175

Mr. Thomas             -                    -     144,818             7,654       2,809,518      50,281
-----------------------------------------------------------------------------------------------------------

(1) No SAR's are attached to any of the options in the table. Option values are based on $37.47 per share, the average of the high and low sales price on December 31, 1998.

(2)  All share amounts reflect the two-for-one stock split distributed 2-20-98.

(3) Exercises identified with footnote (3) include the following shares whose receipt was deferred by the officer to a future date subsequent to the exercise date: Mr. Horn - 14,229 shares, Mr. Glass - 33,221 shares, and Mr. Kelley - 65,382 shares. The value realized is the difference between the fair market value of the shares on the exercise date and the exercise price of the option. The actual value ultimately realized will depend on the future market value of the shares at the termination of the deferral period.

The following table provides information about estimated combined benefits under both our Pension Plan and our Pension Restoration Plan.


                               Pension Plan Table
                               ------------------

                                            Years of Service(*)
   Covered       -------------------------------------------------------------------------
Compensation      15 Yrs       20 Yrs       25 Yrs       30 Yrs       35 Yrs       40 Yrs
------------------------------------------------------------------------------------------
    $100,000     $ 42,728     $ 51,607     $ 60,482     $ 64,419     $ 68,360     $ 72,300
     150,000       57,530       71,345       85,155       91,556       97,964      104,371
     200,000       72,332       91,083      109,827      118,693      127,568      136,442
     250,000       87,134      110,821      134,500      145,830      157,172      168,513
     300,000      101,936      130,559      159,172      172,967      186,776      200,584
     350,000      116,738      150,297      183,845      200,104      216,380      232,655
     400,000      131,540      170,035      208,517      227,241      245,984      264,726
     450,000      146,342      189,773      233,190      254,378      275,588      296,797
     500,000      161,144      209,511      257,862      281,515      305,192      328,868
     550,000      175,946      229,249      282,535      308,652      334,796      360,939
     600,000      190,748      248,987      307,207      335,789      364,400      393,010
     650,000      205,550      268,725      331,880      362,926      394,004      425,081
------------------------------------------------------------------------------------------

     *Benefit shown is subject to limitations fixed by the Secretary of the Treasury pursuant to Section 415 of the Internal Revenue Code of 1986, as amended. The limitation is $130,000 for 1998 or 100% of the employee's average income in his three highest paid years, whichever is less. However, a benefit as high as $136,425 could be accrued prior to 1983 and such higher benefit may be paid to the employee who attained that level prior to 1983.

Our Pension Plan is integrated with social security under an "offset" formula, applicable to all participants. Retirement benefits are based upon a participant's average base salary for the highest 60 consecutive months of the last 120 months of service ("Covered Compensation"), service, and social security benefits. Benefits are normally payable in monthly installments after age 65. The normal form of benefit payment for a married participant is a qualified joint and survivor annuity with the surviving spouse receiving for life 50 percent of the monthly amount the participant received. The normal form of benefit payment for an unmarried participant is an annuity payable for life and 10 years certain. For purposes of the plan "compensation" is defined as the total cash remuneration reportable on the employee's IRS form W-2, plus pre-tax contributions under the Savings Plan and employee contributions under the Flexible Benefits Plan, excluding bonuses, commissions, and incentive and contingent compensation. Our Pension Restoration Plan is an unfunded plan covering employees in the highest salary grades, including Messrs. Horn, Glass, and Kelley, whose benefits under the Pension Plan have been limited under Tax Code Section 415, as described in the note to the Pension Table, and Tax Code
Section 401(a)(17), which limits compensation to $160,000 for purposes of certain benefit calculations. "Compensation" is defined in the same manner as it is for purposes of the Pension Plan. Under the Pension Restoration Plan participants receive the difference between the monthly pension payable if tax code limitations did not apply and the actual pension payable. The estimated credited years of service and the compensation covered by the plans for each of the individuals named in the Summary Compensation Table are as follows: Mr. Horn, 35 ($496,738); Mr. Glass, 25 ($290,984); Mr. Kelley, 29 ($297,461); Mr.
Lewis, 38 ($208,440); and Mr. Thomas, 9 ($134,992).

    Employment Contracts and Termination of Employment and Change-in-Control
    ------------------------------------------------------------------------
                                  Arrangements
                                  ------------

We have entered into contracts with 64 officers, including each of the named executive officers, which may be terminated upon three years prior notice. These contracts provide generally for a payment (which, for the named executive officers is equal to three times annual base salary plus annual target bonus) in the event of a termination of the officer's employment by us other than "for cause" or by the employee for "good reason" (as such terms are defined in the contracts) within 36 months after a Change-in-Control (as defined below) or the officer's termination of employment for any reason (other than "cause") during the 30-day period commencing one year after a Change-in-Control. The contracts provide generally for an excise tax gross-up with respect to any taxes incurred under Internal Revenue Code Section 4999 following a Change-in-Control and for three years continued welfare benefits. The term Change-in-Control is defined to include:

      - a merger or other business combination, unless (i) more than 50 percent of the voting power of the corporation resulting from the business combination is represented by our voting securities outstanding immediately prior thereto, (ii) no person or other entity beneficially owns 20 percent or more of the resulting corporation, and (iii) at least a majority of the members of the board of directors of the resulting corporation were our directors at the time of board approval of the business combination (solely for purposes of the severance contracts, but not for purposes of their 30-day termination period, the "50%" test in clause (i) is changed to "60%" and the "majority of the board" test in clause
            (iii) is changed to "two-thirds of the board"),

      - the acquisition by a person or other entity of 20 percent or more of our outstanding voting stock,

      -     a change in a majority of the Board of Directors, or

      - shareholder approval of a plan of complete liquidation or a sale of substantially all of our assets.

A Change-in-Control has the following effect on certain benefit plans in which the named executive officers participate:

      - Target annual bonuses are prorated through the date of the Change-in-Control and paid.

      - Restricted stock, restricted stock units, phantom stock units and unvested stock options vest.

      - Under our Pension Restoration Plan, a lump sum payout is made to participants of the present value, using a discount rate of 4.2 percent, of the participant's scheduled projected benefits, assuming periodic distributions of the participant's accrued benefit in the normal form under the plan, actuarially adjusted according to a formula for the participant's age at the time of the Change-in-Control.

      - Excess funding in the pension plan is allocated, according to a formula, to participants and retirees.

      - Deferred compensation under individual deferral agreements which accrue interest based on the 10-year Treasury rate and certain other benefits are paid over to previously established rabbi trusts. Funds in such trusts will remain available for the benefit of our general creditors prior to distribution.

      - Our Survivor Benefits Plan generally cannot be amended to reduce benefits.

      - Under the Directors and Executives Deferred Compensation Plan, a lump sum payout is made to participating employees and certain terminated employees of the present value, using a discount rate of
            4.2 percent, of the participant's scheduled projected distributions, assuming employment through normal retirement date and continued interest accruals at above-market rates, described in the "Compensation of Directors" section below.

           Compensation Committee Interlocks and Insider Participation
           -----------------------------------------------------------

Messrs. Cantu, Martin, Rose, and Sansom, all of whom are nonemployee directors, served as members of the Board of Director's Human Resources Committee (Committee), which is our compensation committee, during all or a portion of 1998. No interlocking relationships existed with respect to any of the members of the Committee. Mr. Horn, Chairman, President and CEO of First Tennessee, was, however, during 1998 Chairman of the compensation committee of Mid-America Apartment Communities, Inc., of which Mr. Cates, a director of First Tennessee, is Chairman and CEO.

                 Certain Relationships and Related Transactions
                 ----------------------------------------------

Our banking subsidiaries have had banking transactions in the ordinary course of business with our executive officers, directors, nominees, and their associates which are reported in a note to our financial statements, and they expect to have such transactions in the future. Such transactions, which at December 31, 1998, amounted to 6.4 percent of our shareholders' equity, have been on substantially the same terms, including interest rates, except for one individual as described below, and collateral on loans, as those prevailing at the same time for comparable transactions with others and have not involved more than normal risk of collectibility or presented other unfavorable features. Two loans were made to a person not named in the Summary Compensation Table, who has now retired, aggregating an amount less than $40,000 under an employee program which provided a below market interest rate at a time prior to that person becoming an executive officer.



                     --------------------------------------

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings by reference, including this proxy statement, in whole or in part, the following Board Compensation Committee Report on Executive Compensation and the Total Shareholder Return Performance Graph shall not be incorporated by reference into any such filings.

          Board Compensation Committee Report on Executive Compensation
          -------------------------------------------------------------

Our Bylaws require the Board of Directors or a Board committee to determine the compensation of executive officers. The Board has designated the Human Resources Committee (Committee) to perform this function. The Committee is composed entirely of independent, nonemployee directors who have no interlocking relationships with us. The Committee has set forth below its report on the compensation policies applicable to executive officers and the basis for the compensation of the Chief Executive Officer (CEO) during 1998.

Our executive compensation programs are designed to align the interests of the executive officers with our performance and the interests of our shareholders. Approximately 70 percent of the executive officers' annual compensation potential is at risk based on corporate performance and total shareholder return (defined below). Compensation programs have been designed to reward executive officers in both cash and our stock based on performance that also rewards shareholders. When corporate performance does not meet criteria established by the Committee, incentive compensation is reduced accordingly. In addition, the executive compensation program has been designed to attract and retain qualified executive officers. Executive compensation consists generally of the following components:

      -     base salary
      -     annual incentive bonus
      -     long-term incentive awards
      - deferral of compensation at above-market rates or through stock option grants
      - customary employee and other benefits typically offered to similarly situated executives

Base salary and annual bonus are based on an evaluation of the individual's position and responsibilities based on independent criteria and external market data and personal and corporate performance. The Committee does not assign a specific weight to any of the factors but places greater emphasis on corporate and personal performance in the overall mix.

Long-term incentive awards consist of restricted stock awards containing provisions for acceleration of vesting upon achievement of corporate performance criteria and stock options. It is not our practice to "reprice" stock options or to price them at less than fair market value on the date of grant. Although deferred compensation options have an exercise price of 85 percent of fair market value on the grant date, to receive the option the participant must forego the right to receive cash compensation. Under our option plans the amount of the foregone cash compensation plus the option exercise price must equal or exceed 100 percent of fair market value. We have offered deferred compensation at above-market rates and deferrals through the use of stock options with deferrals since 1995 limited to stock options or a 10-year Treasury rate of interest. As a result of plan amendments adopted by the Committee and the Board during 1997 and 1998, executive officers may also defer the receipt of shares upon the exercise of stock options and defer the receipt of restricted stock prior to the lapse of restrictions. Except for our stock fund within our 401(k) plan, other benefits provided to the executive officers are not tied to corporate performance.

The Committee reviewed external market data provided by an independent consulting firm from thirteen highest-performing companies in the American Banker Top 50, a peer group of banking organizations against which we measure our strategic performance. We selected the highest-performing companies based generally on the following one and five-year return measures: return on assets, return on equity, earnings per share growth, and total shareholder return.

The purpose of the review was to determine compensation practices of these companies. The Committee also reviewed available compensation data on the other banking organizations in the American Banker Top 50. The compensation peer group used by the independent consulting firm did not include all of the banking organizations listed in the Total Shareholder Return Performance Graph (TSR graph) for the 1998 peer group because compensation data on every organization included in the TSR graph was not available. The median asset size of the compensation highest-performing peer group was $30.0 billion. The median asset size of the American Banker Top 50 was $54.7 billion. In actual practice the compensation of executive officers approximates the median of the compensation highest-performing peer group. We do not, however, have a specific policy that mandates how our compensation practices will compare to the peer group.

All compensation paid to executive officers during 1998 is fully deductible on our corporate federal income tax return. Section 162(m) of the Tax Code generally disallows a tax deduction to public companies, including us, for compensation exceeding $1 million paid during the year to the CEO and the four other highest paid executive officers at year end. Certain performance-based compensation is not, however, subject to the deduction limit. Under Tax Code regulations the salary and TARSAP (defined below) portions of compensation do not meet the performance-based compensation criteria of Section 162(m). The Committee and Board approved amendments to the restricted stock plan permitting deferral by participants of the receipt of restricted stock prior to the lapse of restrictions. Any such deferral does not represent compensation paid during the year, and thus, is not currently subject to the Section 162(m) limitation. The Committee's practice is to continue to consider ways to maximize the deductibility of executive compensation while retaining the discretion deemed necessary to compensate executive officers in a manner commensurate with performance and the competitive market of executive talent.

                           (i) The CEO's Compensation
                           --------------------------

Base Salary: The Committee establishes the CEO's base salary annually based on corporate performance, achievement of objectives in his individualized written personal plan and competitive practices within the industry.

The CEO develops his personal plan and submits it to the Committee for review and recommendation. The Board of Directors approves the plan, which generally contains strategic, quality and financial goals. A salary increase of 28.6 percent for Mr. Horn was approved in February of 1998 based on achievement of 1997 corporate return on common equity (ROE) objectives, Bank return on assets
(ROA) objectives, personal plan objectives, and competitive practices. Although no specific weight is assigned to these factors, the Committee places greater emphasis on corporate and personal performance than on competitive practices within the industry. Base salary is intended to represent approximately 25 percent of the CEO's total compensation potential.

Annual Bonus: The CEO's annual bonus is based entirely on our corporate performance against financial objectives established by the Committee at the beginning of each year. The financial objectives for 1998 were based on ROE and earnings per share (EPS). The CEO may be awarded an annual bonus of a maximum of 75 percent of his salary dollars earned during the year. This percentage was increased from 60 percent in 1997, based on an analysis of competitive practices within the industry. The degree of our success in reaching the corporate targets determines a payout of zero percent to 100 percent of the CEO's annual bonus potential. During 1998, our corporate performance resulted in a payout of 100 percent of the maximum.

Long-term Awards: The CEO's long-term incentive compensation consists of restricted stock and stock options.

Our restricted stock program has since 1990 included performance criteria as a condition to early vesting of awards to executive officers. The objective of this time accelerated restricted stock award plan (TARSAP) feature is to associate more closely the long-term compensation of executive officers with shareholder interests. Under the TARSAP feature, restricted stock is granted with accelerated vesting if performance criteria established by the Committee are met with respect to specified performance periods. Performance periods are for three years and overlap: e.g., 1996-1998, 1997-1999, 1998-2000. Performance criteria since inception have been based, for all participants, including the CEO, on total shareholder return (appreciation in the market value of our stock with dividends reinvested-"TSR") targets established at the beginning of each performance period. Targets are based on our percentile ranking in a peer group (the "100-bank peer group") of approximately the 100 largest banking organizations by asset size traded on U.S. exchanges, including the Nasdaq Stock Market's National Market System, with the condition that TSR must be a positive number. The 100-bank peer group is different from the peer group used to compare shareholder returns. The 100-bank peer group was originally selected in 1990, prior to the adoption of SEC rules requiring disclosure of a shareholder return performance graph, because the Committee believed that it was an appropriate index with which to associate more closely long-term compensation of executives with shareholder interests. The restricted stock program which contains the 100-bank peer group has produced the desired results, and thus, the Committee has continued to use it for the restricted stock program. In January of 1999, the Committee approved vesting the TARSAP shares for the 1996-1998 performance period. The Committee's decision was based on a TSR for the period January 1, 1996 through December 31, 1998 of 169 percent, which exceeded the target and ranked us in the top 23 percent of the peer group. The restrictions on these shares will lapse on April 21, 1999. In addition to the TSR targets, the Committee adopted alternative criteria for the accelerated vesting of TARSAP awards made in 1996 and future years based upon our percentile ranking within the 100-bank peer group with respect to operating EPS growth rate (or exceeding a minimum operating EPS growth rate) and average operating ROE, with the condition that TSR must be a positive number.

In addition to performance-based restricted stock awards, the Committee generally awards stock options to executive officers, including the CEO, as a part of a broad-based stock option program under which awards are made to all of our employees, both full-time and part-time. The CEO's option award (which is disclosed in the "Option/SAR Grants in 1998" table) was based on an estimated value of the option which in combination with the restricted stock award provides the basis for a competitive long-term incentive package. Because the value of the option to the CEO is a function of the price growth of our stock, the amount realized by the CEO is tied directly to increases in shareholder value. In addition, the option grant contained a performance-based, accelerated vesting feature, which is described in part (ii) of this report.

Other Benefits: The CEO's compensation reported in the Summary Compensation Table also includes accrual of above-market rates of interest on compensation deferred prior to 1996 and the cost of insurance to fund a supplemental retirement plan and life insurance benefit, which are not directly based on corporate performance. Above-market rates are accrued for deferred compensation of the CEO and other named executive officers to retain key officers. Generally, the plan under which this benefit is offered requires that the amount deferred be automatically recalculated at market rates if termination occurs prior to retirement.

                    (ii) Other Executive Officer Compensation
                    -----------------------------------------

Base Salary: The CEO recommends and the Committee approves the base salary for executive officers other than the CEO. Recommendations are generally based on corporate performance (as measured by financial, quality and strategic objectives), individual overall performance during the prior year, and competitiveness in the market place. Corporate performance objectives for 1997, which were achieved, were the same for executive officers as the CEO: corporate ROE and Bank ROA objectives. It is our policy to maintain a competitive salary commensurate with the duties and responsibilities of the executive officers. Salary is intended to represent approximately 40 percent of an executive officer's potential annual compensation.

Annual Bonus: Executive officers' annual bonus is based on achievement of corporate financial objectives and performance against personal objectives for the year, which are recorded in individualized written personal plans. Individual objectives must include financial, quality and strategic goals. The degree of completion of goals determines the award. Financial objectives for 1998 were based on ROE and EPS. Although Mr. Horn has an individualized personal plan, his annual bonus is based entirely on corporate financial performance as described above for the CEO, and the Chief Credit Officer's annual bonus is based solely on his individualized personal plan. The maximum annual bonus of executive officers other than the CEO is between 45 percent and 60 percent of salary dollars during the year, based on salary grade.

Long-term Awards: The executive officers named in the Summary Compensation Table and all but one of the other executive officers participate in the TARSAP program described above with respect to the CEO. The performance criteria are identical. The number of shares awarded for a three-year performance period is generally 50 percent of the participant's salary grade mid-point, based on market value of the shares at the time of the award. We do not provide a federal income tax gross-up to executive officers at the vesting of restricted stock.

In addition to performance-based restricted stock awards, the Committee generally awards stock options annually on our stock to executive officers, including the CEO, as a part of the option program discussed in part (i) of this report. The number of shares awarded to executive officers is equal to a percentage of salary (ranging from 100 percent to 200 percent depending on salary grade, with 200 percent used for the CEO) divided by the market value of one share of our stock at the time of grant. Executive officers may also be awarded shares in addition to those calculated as a percent of salary if in the opinion of the Committee additional shares are required to ensure a competitive compensation opportunity. The exercise price is the market value at the time of grant. Options are awarded based on personal performance and to encourage future performance as well as for retention purposes (with a ten-year term and vesting at 50 percent after four years and 100 percent after five years). The April 1998 grant's exercise price is $34.88. This grant contains a provision for accelerated vesting if the closing market price per share equals at least $47.70 for five consecutive days in the three years following the grant or at the end of the three-year period. Options are not granted based on prior corporate performance.

Other Benefits: We have adopted certain broad-based employee benefit plans in which executive officers participate and certain other retirement, life and health insurance plans and we provide customary personal benefits. Except for our stock fund within our 401(k) plan, the benefits under these plans are not tied to corporate performance. The executive officers named in the Summary Compensation Table participate in the other benefits described above with respect to the CEO.

                                                Human Resources Committee
                                                -------------------------

                                                R. Brad Martin, Chairman
                                                Carlos H. Cantu
                                                Michael D. Rose
                                                William B. Sansom


                               -----------------

The following graph compares the yearly percentage change in our cumulative total shareholder return with returns based on the Standard and Poor's 500 index and a peer group index, which is described below and in a footnote to the graph. It should be noted that the "total shareholder return" reflected in the graph is not comparable to the "total shareholder return" described in the Compensation Committee Report because the former has a different measurement period and it has been adjusted and weighted for the market capitalization of the companies in the peer group, as required by SEC regulations. Our peer group consists of the American Banker Top 50 banking organizations (excluding First Tennessee) as measured by market capitalization as of the end of the most recent fiscal year.

                   Total Shareholder Return Performance Graph
                   ------------------------------------------

                       1993        1994      1995     1996    1997    1998
---------------------------------------------------------------------------
First Tennessee       $ 100        $ 110    $ 170    $ 218    $ 397   $ 463
S & P 500               100          101      139      171      228     293
1998 Peer Group         100           92      144      198      303     327
---------------------------------------------------------------------------


The graph assumes $100 is invested on December 31, 1993, and dividends are reinvested. Returns are market-capitalization weighted.

The 1998 peer group consists of the following: AmSouth Bancorporation, Banc One Corporation, BankAmerica Corporation, BankBoston Corporation, Bankers Trust New York Corporation, Bank of New York, Branch Banking and Trust Company, CCB Financial Corporation, The Chase Manhattan Corporation, Citigroup Inc., Comerica Incorporated, Commerce Bancshares, Inc., Compass Bancshares, Crestar Financial Corporation, Fifth Third Bancorp, First American Corporation [TN], First Virginia Banks, Inc., Firstar Corporation, First Security Corporation [DE], First Union Corporation, Fleet Financial Group, Hibernia Corporation, Huntington Bancshares Incorporated, J.P. Morgan, KeyCorp, M & T Bank Corporation, Marshall & Ilsley Corporation, Mellon Bank Corporation, Mercantile Bankshares Corporation, Mercantile Bancorporation, Inc., National City Corporation, North Fork Bancorporation, Northern Trust Corporation, Old Kent Financial Corporation, PNC Bank Corp, Popular Inc., Regions Financial Corporation, Republic New York Corporation, SouthTrust Corporation, State Street Corporation, Summit Bancorp, SunTrust Banks, Inc., Synovus Financial Corporation, UnionBanCal Corporation, Union Planters Corporation, U.S. Bancorp [DE], Wachovia Corporation, Wells Fargo and Co., and Zions Bancorporation.

                            Compensation of Directors
                            -------------------------

During 1998, each nonemployee director was paid a retainer quarterly at an annual rate of $22,000 plus a fee of $1,000 for each Board and each committee meeting attended. The chairpersons of the Audit and Human Resources Committees were paid monthly an additional retainer at an annual rate of $3,000 each. Our practice is to hold Board and committee meetings jointly with the Bank's Board and committees. All of our directors are also directors of the Bank. Directors are not separately compensated for Bank Board or committee meetings except for those infrequent meetings that do not occur jointly. Directors who are officers are not separately compensated for their services as directors. Under the terms of our 1992 Restricted Stock Incentive Plan, which was approved by the shareholders, all nonemployee directors received an automatic, nondiscretionary award of 6,000 shares (adjusted for stock splits) of restricted stock on May 1, 1992, and all new nonemployee directors will receive such award upon election to the Board. Restrictions lapse at the rate of 10 percent annually. Such shares are forfeited if the director terminates for any reason other than death, disability, retirement, or the acquisition by a person of 20 percent of the voting power of our stock. Upon termination for any of the four listed reasons, all shares vest. Directors may elect to defer their retainers and fees. Under the Nonemployee Directors' Deferred Compensation Stock Option Plan, all nonemployee directors have elected, and new nonemployee directors are permitted to elect, to receive stock options in lieu of fees through 1999. The exercise price per share is 85 percent of fair market value of one share of our common stock on the date of grant, and the number of shares subject to option granted equals the amount of fees deferred divided by 15 percent of the fair market value of one share on the date of grant. Under the Directors and Executives Deferred Compensation Plan, not offered with respect to compensation earned since 1995, under which up to six annual deferrals may be elected, amounts deferred accrue interest at rates ranging from 17 to 22 percent annually, based on age at the time of deferral, with a reduction to a guaranteed rate based on 10-year Treasury obligations if a participant terminates prior to a change-in-control for a reason other than death, disability or retirement. Interim distributions in an amount between 85 percent and 100 percent of the amount originally deferred are made in the eighth through the eleventh years following the year of deferral, with the amount remaining in a participant's account and accrued interest generally paid monthly over the 15 years following retirement at age 65. Certain restrictions and limitations apply on payments and distributions. Under other deferral agreements, nonemployee directors have deferred and may defer amounts which generally accrue interest at a rate tied to 10-year Treasury obligations.

             Section 16(a) Beneficial Ownership Reporting Compliance
             -------------------------------------------------------

Section 16(a) of the Securities Exchange Act of 1934, as amended (Exchange Act) requires our directors and officers to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and to furnish us with copies of all forms filed.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the past fiscal year all Section 16(a) filing requirements applicable to our officers and directors were complied with, except that one report covering two transactions, involving two employee stock option exercises, payment of the exercise price with our stock, and deferral of receipt of the option shares, was filed late by G. Robert Vezina, a retired executive officer, and one report covering one transaction, an employee option exercise for cash, was filed late by James F. Keen, an executive officer. In each case the officer's transaction was exempt from short-swing profitability.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

A COPY OF OUR ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, WHICH IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS AVAILABLE FREE OF CHARGE TO EACH SHAREHOLDER OF RECORD UPON WRITTEN REQUEST TO THE TREASURER, FIRST TENNESSEE NATIONAL CORPORATION, P. O. BOX 84, MEMPHIS, TENNESSEE, 38101. Each such written request must set forth a good faith representation that as of the record date specified in the notice of annual shareholders' meeting the person making the request was a beneficial owner of a security entitled to vote at the annual meeting of shareholders.

The exhibits to the Annual Report on Form 10-K will also be supplied upon written request to the Treasurer and payment to us of the cost of furnishing the requested exhibit or exhibits. A document containing a list of each exhibit to Form 10-K, as well as a brief description and the cost of furnishing each such exhibit, will accompany the Annual Report on Form 10-K.

BY ORDER OF THE
BOARD OF DIRECTORS




/s/ Lenore S. Creson
-------------------------
Corporate Secretary
March 17, 1999

                        FINANCIAL INFORMATION
                                 &
                             DISCUSSION









                   (APPENDIX TO PROXY STATEMENT)

                      FINANCIAL INFORMATION AND DISCUSSION


                                TABLE OF CONTENTS


SELECTED FINANCIAL AND OPERATING DATA

MANAGEMENT'S DISCUSSION AND ANALYSIS

     FINANCIAL HIGHLIGHTS OF 1998

     INCOME STATEMENT ANALYSIS (1998 COMPARED TO 1997)

     INCOME STATEMENT ANALYSIS (1997 COMPARED TO 1996)

     BALANCE SHEET REVIEW

     RISK MANAGEMENT

     OTHER

GLOSSARY

CONSOLIDATED STATEMENTS OF CONDITION

CONSOLIDATED STATEMENTS OF INCOME

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

CONSOLIDATED STATEMENTS OF CASH FLOWS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

CONSOLIDATED HISTORICAL STATEMENTS OF INCOME

CONSOLIDATED AVERAGE BALANCE SHEETS AND RELATED YIELDS AND RATES

CORPORATE OFFICERS AND BOARDS OF DIRECTORS

                      FIRST TENNESSEE NATIONAL CORPORATION
              ANNUAL FINANCIAL STATEMENTS AND REVIEW OF OPERATIONS
                      SELECTED FINANCIAL AND OPERATING DATA

(Dollars in millions except per share data)                                  1998         1997         1996         1995
------------------------------------------------------------------------------------------------------------------------
SUMMARY        Interest income                                         $  1,133.8   $    941.3   $    896.5   $    822.5
INCOME         Less interest expense                                        593.3        458.2        445.3        431.8
STATEMENTS     ---------------------------------------------------------------------------------------------------------
               Net interest income                                          540.5        483.1        451.2        390.7
               Provision for loan losses                                     51.3         51.1         35.7         20.6
               ---------------------------------------------------------------------------------------------------------
               Net interest income after provision                          489.2        432.0        415.5        370.1
               Noninterest income                                           985.5        668.1        571.2        492.6
               ---------------------------------------------------------------------------------------------------------
               Adjusted gross income after provision                      1,474.7      1,100.1        986.7        862.7
               Noninterest expense                                        1,121.8        785.0        704.5        609.7
               ---------------------------------------------------------------------------------------------------------
               Income before income taxes                                   352.9        315.1        282.2        253.0
               Applicable income taxes                                      126.5        117.6        102.3         88.1
               ---------------------------------------------------------------------------------------------------------
               Net income                                              $    226.4   $    197.5   $    179.9   $    164.9
========================================================================================================================
COMMON         Basic earnings per share                                $     1.77   $     1.54   $     1.34   $     1.21
STOCK          Diluted earnings per share                                    1.72         1.50         1.32         1.20
DATA           Cash dividends declared per share                             .685         .615        .5475         .485
               Year-end book value per share                                 8.50         7.44         7.14         6.50
               Closing price of common stock per share:
                   High                                                  38  1/16      33  3/4      19 5/16     15  7/16
                   Low                                                   23 13/16      18  3/8      14 7/16      9 13/16
                   Year-end                                              38  1/16      33  3/8      18  3/4     15   1/8
               Dividends per share/year-end closing price                     1.8%         1.8%         2.9%         3.2%
               Dividends/earnings (payout ratio)                             38.8         40.2         40.9         39.8
               Closing price/diluted earnings per share                      22.1x        22.3x        14.2x        12.6x
               Market capitalization                                   $  4,920.8   $  4,279.0   $  2,507.2   $  2,032.1
               Average shares outstanding (thousands)                     128,235      128,365      134,393      136,050
               Period-end shares outstanding (thousands)                  128,974      128,209      133,715      134,356
               Volume of shares traded (thousands)                        107,837      135,205      109,038      131,296
------------------------------------------------------------------------------------------------------------------------
SELECTED       Total assets                                            $ 16,720.7   $ 13,280.6   $ 12,588.3   $ 11,359.5
AVERAGE        Total loans*                                               8,242.1      7,945.1      7,472.1      6,887.2
BALANCES       Investment securities                                      2,425.8      2,139.4      2,203.2      2,161.0
               Earning assets                                            14,320.5     11,512.1     11,062.0     10,094.7
               Deposits                                                  10,996.4      9,207.1      8,945.5      8,132.4
               Term borrowings                                              252.7        185.5        253.7        208.9
               Shareholders' equity                                         996.0        878.8        897.5        822.8
------------------------------------------------------------------------------------------------------------------------
SELECTED       Total assets                                            $ 18,734.0   $ 14,387.9   $ 13,058.9   $ 12,076.9
PERIOD-END     Total loans*                                               8,557.1      8,311.4      7,728.2      7,333.3
BALANCES       Investment securities                                      2,426.3      2,186.5      2,239.5      2,111.4
               Earning assets                                            15,694.6     12,220.2     11,045.8     10,483.6
               Deposits                                                  11,723.0      9,671.8      9,033.1      8,582.2
               Term borrowings                                              414.5        168.9        234.6        260.0
               Shareholders' equity                                       1,099.5        954.1        954.5        873.2
------------------------------------------------------------------------------------------------------------------------
SELECTED       Return on average shareholders' equity                       22.73%       22.47%       20.05%       20.04%
RATIOS         Return on average assets                                      1.35         1.49         1.43         1.45
               Net interest margin                                           3.80         4.23         4.13         3.92
               Allowance for loan losses to loans*                           1.59         1.51         1.52         1.54
               Net charge-offs to average loans*                              .46          .54          .41          .30
               Average total capital to average assets**                     6.55         7.36         7.13         7.24
               Average shareholders' equity to average assets                5.96         6.62         7.13         7.24
               Average tangible equity to average tangible assets            5.23         5.81         6.20         6.36
               Average shareholders' equity to average net loans            12.28        11.24        12.20        12.15
------------------------------------------------------------------------------------------------------------------------
RETURN TO      Stock appreciation                                            14.0%        78.0%        24.0%        48.5%
SHAREHOLDERS   Dividend yield                                                 2.1          3.3          3.6          4.8
               Annual return                                                 16.1         81.3         27.6         53.3
------------------------------------------------------------------------------------------------------------------------

 * Net of unearned income.
** Total capital includes shareholders' equity and guaranteed preferred beneficial interests in First Tennessee's junior subordinated debentures. See accompanying notes to consolidated financial statements. Common stock data reflects the 1998 and 1996 two-for-one stock splits.

                      FIRST TENNESSEE NATIONAL CORPORATION
              ANNUAL FINANCIAL STATEMENTS AND REVIEW OF OPERATIONS
                      SELECTED FINANCIAL AND OPERATING DATA

(Dollars in millions except per share data)                                  1994         1993
----------------------------------------------------------------------------------------------
SUMMARY        Interest income                                         $    701.1   $    652.2
INCOME         Less interest expense                                        306.6        276.1
STATEMENTS     -------------------------------------------------------------------------------
               Net interest income                                          394.5        376.1
               Provision for loan losses                                     17.2         36.5
               -------------------------------------------------------------------------------
               Net interest income after provision                          377.3        339.6
               Noninterest income                                           456.2        388.1
               -------------------------------------------------------------------------------
               Adjusted gross income after provision                        833.5        727.7
               Noninterest expense                                          625.7        552.6
               -------------------------------------------------------------------------------
               Income before income taxes                                   207.8        175.1
               Applicable income taxes                                       60.7         65.4
               -------------------------------------------------------------------------------
               Net income                                              $    147.1   $    109.7
==============================================================================================
COMMON         Basic earnings per share                                $     1.07   $      .81
STOCK          Diluted earnings per share                                    1.07          .80
DATA           Cash dividends declared per share                             .435         .375
               Year-end book value per share                                 5.69         5.26
               Closing price of common stock per share:
                   High                                                  11 15/16      11  3/4
                   Low                                                    9  5/16       9
                   Year-end                                              10  3/16       9  5/8
               Dividends per share/year-end closing price                     4.3%         3.9%
               Dividends/earnings (payout ratio)                             38.0         39.7
               Closing price/diluted earnings per share                       9.5x        12.0x
               Market capitalization                                   $  1,388.5   $  1,319.8
               Average shares outstanding (thousands)                     136,884      136,292
               Period-end shares outstanding (thousands)                  136,296      137,120
               Volume of shares traded (thousands)                         93,384      101,944
----------------------------------------------------------------------------------------------
SELECTED       Total assets                                            $ 10,579.8   $  9,982.4
AVERAGE        Total loans*                                               5,984.4      4,996.4
BALANCES       Investment securities                                      2,248.7      3,015.3
               Earning assets                                             9,406.2      8,953.6
               Deposits                                                   7,714.4      7,186.0
               Term borrowings                                              101.8        102.8
               Shareholders' equity                                         759.5        684.1
----------------------------------------------------------------------------------------------
SELECTED       Total assets                                            $ 10,932.9   $ 10,800.7
PERIOD-END     Total loans*                                               6,498.0      5,560.3
BALANCES       Investment securities                                      2,170.9      2,364.3
               Earning assets                                             9,610.1      9,511.8
               Deposits                                                   7,880.3      7,602.7
               Term borrowings                                              113.8         92.0
               Shareholders' equity                                         774.9        721.1
----------------------------------------------------------------------------------------------
SELECTED       Return on average shareholders' equity                       19.36%       16.04%
RATIOS         Return on average assets                                      1.39         1.10
               Net interest margin                                           4.25         4.27
               Allowance for loan losses to loans*                           1.69         1.99
               Net charge-offs to average loans*                              .30          .60
               Average total capital to average assets**                     7.18         6.85
               Average shareholders' equity to average assets                7.18         6.85
               Average tangible equity to average tangible assets            6.38         6.28
               Average shareholders' equity to average net loans            12.94        14.00
----------------------------------------------------------------------------------------------
RETURN TO      Stock appreciation                                             5.8%         4.8%
SHAREHOLDERS   Dividend yield                                                 4.5          4.1
               Annual return                                                 10.3          8.9
----------------------------------------------------------------------------------------------

 * Net of unearned income.
** Total capital includes shareholders' equity and guaranteed preferred beneficial interests in First Tennessee's junior subordinated debentures. See accompanying notes to consolidated financial statements. Common stock data reflects the 1998 and 1996 two-for-one stock splits.

      MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS
                        AND FINANCIAL CONDITION

First Tennessee National Corporation (First Tennessee) is headquartered in Memphis, Tennessee, and is a nationwide, diversified financial services institution which provides banking and other financial services to its customers through various regional and national business lines. The REGIONAL BANKING GROUP includes the retail/commercial bank, the credit card division and the trust division. The NATIONAL LINES OF BUSINESS include FT Mortgage Companies and affiliates (also referred to as mortgage banking), First Tennessee Capital Markets (also referred to as capital markets), and transaction processing (credit card merchant processing, automated teller machine network and check clearing operations).

Certain revenues and expenses are allocated and equity is assigned to the various business lines to reflect the inherent risk in each business line, based on management's best estimates. These allocations are periodically reviewed and may be revised from time to time to more accurately reflect current business conditions and risks. In addition, certain reclassifications of accounts may occur to reflect current reporting standards within the industry. In each case, the previous history is restated to ensure comparability.

For the purpose of this management discussion and analysis (MD&A), noninterest income (also called fee income) and total revenues exclude securities gains and losses. Net interest income has been adjusted to a fully taxable-equivalent
(FTE) basis for certain tax-exempt loans and investments included in earning assets. Earning assets, including loans, have been expressed as averages, net of unearned income.

The following financial discussion should be read with the accompanying consolidated financial statements and notes. A glossary is included at the end of this section to assist with terminology.

Management's discussion and analysis may contain forward-looking statements with respect to First Tennessee's beliefs, plans, goals, expectations, and estimates. These statements are contained in certain sections that follow such as Net Interest Income, Interest Rate Risk Management, Credit Risk Management/Asset Quality, and Year 2000. Forward-looking statements are statements that are not based on historical information but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies many of which are beyond a company's control, and many of which, with respect to future business decisions, are subject to change. Examples of uncertainties and contingencies include, among other important factors, general and local economic and business conditions; interest rate, market and monetary fluctuations; inflation; competition within and without the financial services industry; and new products and services in the industries in which First Tennessee operates. Other factors are those inherent in originating loans, including prepayment risks and fluctuating collateral values and changes in customer profiles. Uncertainties regarding changes in technology, within First Tennessee and by third-party vendors of First Tennessee and future acquisitions, can also affect results. Additionally, the policies of the Office of the Comptroller of the Currency and the Board of Governors of the Federal Reserve System, unanticipated regulatory and judicial proceedings, and changes in laws and regulations applicable to First Tennessee and First Tennessee's success in managing the risks involved in the foregoing, could cause actual results to differ. First Tennessee assumes no obligation to update any forward-looking statements that are made from time to time.


SECURITIZATION ACTIVITY

During 1998, First Tennessee Bank National Association (FTBNA) securitized approximately $73 million of direct automobile loan receivables. Also during 1998, FTBNA securitized $711 million of its consumer real estate loans from the consumer loan and permanent mortgage portfolios through the use of a Real Estate Mortgage Investment Conduit (REMIC). All of the interests in the REMIC are owned by subsidiaries of First Tennessee, including FTBNA. This transaction affects categorization of individual line items on the balance sheet. Consequently, loans have been reduced and investment securities have been increased.

For a more complete understanding, where significant, these transactions are discussed and identified as "Managed" information, which adds data on these securitized loans to "Reported" data for loans. "Reported" information has been prepared in conformity with generally accepted accounting principles. "Managed" information treats loans securitized and sold with servicing retained and loans securitized through the REMIC as if they had not been securitized and/or sold. "Managed" information does not include the mortgage banking servicing portfolio.



FINANCIAL HIGHLIGHTS OF 1998

A detailed discussion follows these highlights.

* Earnings for 1998 reflect the eighth consecutive year of RECORD EARNINGS for First Tennessee.

* Net income for the year INCREASED 15 PERCENT to $226.4 million from $197.5 million earned in 1997.

* Diluted earnings per share (adjusted for the 1998 two-for-one stock split) were $1.72 in 1998, UP 15 PERCENT over the $1.50 earned in 1997. Basic earnings per share were $1.77 in 1998, up 15 percent over the $1.54 earned in 1997.

* RETURN ON AVERAGE SHAREHOLDERS' EQUITY was 22.7 percent in 1998 ranking First Tennessee fifth in this ratio among the top 50 bank holding companies. In 1997, the return on average shareholders' equity was 22.5 percent. RETURN ON AVERAGE ASSETS was 1.35 percent in 1998 compared with 1.49 percent in 1997. The decline in the return on average assets was attributable to the 26 percent growth in average assets of which 55 percent was caused by growth in the mortgage warehouse, a lower earning asset, from a record year of originations.

* Total revenues for 1998 GREW 32 PERCENT with growth in fee income of 47 percent and growth in net interest income of 12 percent. Mortgage banking and capital markets led the increase in fee income with growth of 69 percent and 50 percent, respectively.

* The consolidated net interest margin was 3.80 percent in 1998 compared with
  4.23 percent in 1997. The lower margin was primarily related to the growth in the mortgage warehouse which has a lower spread than the regional banking group. The consolidated net interest margin compression was partially offset by the 16 basis points improvement in the regional banking group's margin.

* Asset quality remained stable with a lower level of charge-offs and a lower percentage of nonperforming assets for the year.

* At December 31, 1998, First Tennessee RANKED in the ninth 50 bank holding companies nationally in market capitalization ($4.9 billion) and assets ($18.7 billion). FT Mortgage Companies RANKED ninth nationally in retail mortgage originations and ranked in the top 20 in servicing, and First Tennessee Capital Markets was again ONE OF THE TOP FIVE UNDERWRITERS of U.S. agency debt.


INCOME STATEMENT ANALYSIS - 1998 COMPARED TO 1997


NONINTEREST INCOME
------------------

Noninterest income, also called fee income, provides the majority of First Tennessee's revenue. During 1998, fee income increased 47 percent, to a record $981.5 million from $668.8 million, and contributed 64 percent to total revenue in 1998 compared with 58 percent in 1997. This high contribution level ranks First Tennessee sixth among the largest 50 bank holding companies in the nation for this ratio. Table 1 - Analysis of Noninterest Income provides six years of detail by category with growth rates.

TABLE 1 - ANALYSIS OF NONINTEREST INCOME

                                                                                                                  Compound Annual
                                                                                                                  Growth Rates (%)
                                                                                                                  ----------------
(Dollars in thousands)                           1998        1997       1996        1995        1994        1993  98/97    98/93
----------------------------------------------------------------------------------------------------------------------------------
NONINTEREST INCOME:
 Mortgage banking                           $ 558,366   $ 330,131  $ 275,406   $ 213,563   $ 188,270   $ 139,542  69.1  +  32.0  +
 Capital markets                              147,353      98,310     85,871      82,814      77,478      91,525  49.9  +  10.0  +
 Deposit transactions and
     cash management                           90,444      86,047     78,228      74,124      65,797      59,580   5.1  +   8.7  +
 Trust services and
     investment management                     51,198      40,941     34,704      34,435      27,895      25,556  25.1  +  14.9  +
 Merchant processing                           37,462      32,111     24,185      19,164      14,699      12,021  16.7  +  25.5  +
 Cardholder                                    21,046      19,833     17,155      14,885      15,572      15,769   6.1  +   5.9  +
 Equity securities gains/(losses)               3,940        (854)    (2,495)      3,195      24,251        (479)  N/A      N/A
 Debt securities gains/(losses)                    36         141       (186)       (751)     (4,298)      1,371  74.5  -  51.7  -
 All other income and
     commissions:
         Other service charges                 14,863      10,474      9,891       7,709       7,334       9,296  41.9  +   9.8  +
         Check clearing fees                    9,199      13,043     16,873      17,585      16,124      14,569  29.5  -   8.8  -
         Insurance premiums and
             commissions                        8,725       6,457      5,644       6,606       5,797       4,077  35.1  +  16.4  +
         Other                                 42,871      31,496     25,873      19,282      17,247      15,275  36.1  +  22.9  +
----------------------------------------------------------------------------------------------------------------
             Total other income                75,658      61,470     58,281      51,182      46,502      43,217  23.1  +  11.9  +
----------------------------------------------------------------------------------------------------------------
 Total noninterest income                   $ 985,503   $ 668,130  $ 571,149   $ 492,611   $ 456,166   $ 388,102  47.5  +  20.5  +
================================================================================================================

Certain previously reported amounts have been reclassified to agree with current presentation.


MORTGAGE BANKING

FT Mortgage Companies, an affiliate of FTBNA, originates and services residential mortgage loans. Following origination, the first-lien mortgage loans are sold to investors in the secondary market while the rights to service such loans are usually retained. Various hedging strategies are used to mitigate changes in the market value of the loan during the time period beginning with a price commitment to the customer and ending with the delivery of the loan to the investor. Gains or losses from these hedging activities are reflected as secondary marketing gains or losses (secondary marketing activities). Secondary marketing activities also include pricing concessions as well as the capitalized value of the mortgage servicing rights. Servicing rights permit the collection of fees for gathering and processing monthly mortgage payments for the owner of the mortgage loans. FT Mortgage employs hedging strategies to mitigate the risk of prepayment and loss of value of its servicing portfolio due to interest rate changes. Any gains or losses due to the early termination of mortgage servicing hedges are reported in miscellaneous income.

As shown in Table 2 - Mortgage Banking, total mortgage banking fee income increased 69 percent in 1998, due primarily to growth in the mortgage origination function (loan origination fees and secondary marketing activities).


TABLE 2 - MORTGAGE BANKING

                                                                                                               Compound Annual
                                                                                                               Growth Rates (%)
                                                                                                               -----------------
(Dollars and volume in millions)                                                  1998        1997      1996   98/97    98/96
--------------------------------------------------------------------------------------------------------------------------------
NONINTEREST INCOME:
 Secondary marketing activities                                               $  223.4    $  128.8  $  104.4    73.3  +  46.3  +
 Loan origination fees                                                           159.7        83.5      85.6    91.3  +  36.6  +
 Servicing fees                                                                  117.9        94.4      69.2    24.9  +  30.5  +
 Sale of mortgage servicing rights                                                 (.5)        9.1      15.1      NM       NM
 Miscellaneous                                                                    57.9        14.3       1.1   304.1  + 618.1  +
------------------------------------------------------------------------------------------------------------
     Total noninterest income                                                 $  558.4    $  330.1  $  275.4    69.1  +  42.4  +
============================================================================================================
 Mortgage loan originations                                                   $ 23,251    $ 10,624  $ 10,396   118.9  +  49.6  +
 Servicing portfolio                                                            39,738      26,929    22,288    47.6  +  33.5  +
------------------------------------------------------------------------------------------------------------

Certain previously reported amounts have been adjusted to agree with current presentation.
NM = not meaningful

Income derived from the mortgage origination function increased 80 percent in 1998, from $212.3 million to $383.1 million, as FT Mortgage Companies originated a record $23.3 billion of mortgage loans in 1998, and ranked as the ninth largest retail mortgage loan originator in the nation.

Origination volume, consisting of refinances and home purchases, increased 119 percent during 1998. Refinance activity increased 317 percent and accounted for 56 percent of the origination volume during 1998 as borrowers seized the opportunity to lower the interest rates on their mortgages. In 1997, refinance activity accounted for 29 percent of the origination volume. Lower interest rates, a strong real estate market and the effect of increased market share by FT Mortgage Companies also contributed to the 37 percent increase in home purchase-related mortgages. The higher volume of originations, coupled with more profitable execution of loan sales stemming from more favorable interest rates, accounted for most of the increase in income from secondary marketing activities.

Mortgage servicing fee income increased 25 percent in 1998, from $94.4 million to $117.9 million. The mortgage servicing portfolio (which includes servicing for ourselves and others) totaled $39.7 billion at December 31, 1998, as compared with $26.9 billion at December 31, 1997. This growth was generated through FT Mortgage's origination network and no servicing was purchased. The favorable relationship between the origination capacity and the size of the servicing portfolio contributed to the 48 percent growth in the servicing portfolio. The change in the portfolio during 1998 resulted from originations of $23.3 billion less $1.2 billion in sales of servicing released originations and principal reductions of $9.3 billion from payments and payoffs received in the normal course of business. Sales of servicing rights of $25 million were transacted during 1998 compared with sales of $475 million in 1997.

The growth in miscellaneous income relates primarily to recognized gains from the termination of hedge positions on the servicing portfolio. Recognized gains from hedge activities will vary from period to period depending on the interest rate environment and market conditions. Servicing hedges are used to counterbalance the loss in value of the servicing portfolio that occurs when declining interest rates accelerate expected prepayments. During 1998 and 1997, $38.1 million and $6.4 million, respectively, of miscellaneous income came from gains on the termination of certain mortgage servicing hedges. In addition, income of $12.5 million was received related to a program where First Tennessee buys delinquent loans to reduce future foreclosure costs.


CAPITAL MARKETS

First Tennessee Capital Markets generates fee income primarily from the purchase and sale of securities as both principal and agent. Inventory positions are limited to the procurement of securities solely for distribution to customers by the sales staff. Inventory is hedged to protect against movements in interest rates.

During 1998, noninterest income increased 50 percent from $98.3 million in 1997 to $147.4 million. Total securities bought and sold by the capital markets division increased 88 percent in 1998, from $226.6 billion to $427.0 billion. The increased core volume growth, paralleling the growth in revenue, came from continued expansion of the customer base, additional product penetration, and strong performance in all of the offices including the recently opened New York office, and an entire year of operations for the Chicago office. The majority of the remaining volume growth was due to additional emphasis on short-term U.S. agency notes. Total underwritings during 1998 were $52.6 billion, an increase of 81 percent from $29.0 billion underwritten in 1997. For 1998, First Tennessee Capital Markets ranked as the top underwriter of U.S. government agency debt greater than one year.


DEPOSIT TRANSACTIONS AND CASH MANAGEMENT

Deposit transaction fees are received for services related to retail deposit products (such as service charges on checking accounts) and cash management fees are generated by products and services such as electronic transaction processing (automated clearing house (ACH) and Electronic Data Interchange
(EDI)), account reconciliation services, cash vault services, lockbox processing and information reporting (Prime Connection).

Noninterest income from deposit transactions and cash management increased 5 percent in 1998, from $86.1 million to $90.4 million. The increase in 1998 was led by growth in cash management fees from ACH processing and retail and wholesale lockbox processing.


TRUST SERVICES AND INVESTMENT MANAGEMENT

Trust services generates fees from the asset management product lines of investment management accounts, personal trusts, employee benefits, and custodial and corporate trust services. During 1998, noninterest income from trust services grew 25 percent, from $40.9 million to $51.2 million. The growth was principally due to acquisition activity, increased assets under management and strong market performance. The acquisition of Martin & Company, Inc. (Martin) during 1998, accounted for 45 percent, or $4.7 million, of the growth in noninterest income. Assets under management grew from $6.6 billion at December 31, 1997, to $8.9 billion at December 31, 1998, with the acquisition of Martin accounting for 50 percent, or $1.2 billion, of this growth. The growth in fee income was led by the asset management business lines with fee growth of 77 percent in investment management, 7 percent in employee benefits and 6 percent in personal trust. Noninterest income from corporate trust services, an indenture trustee business that acts as trustee on public bond issues, increased 9 percent.

Highland Capital Management Corp. (Highland Capital) and Martin, both wholly owned subsidiaries, provide investment advisory services to the managed asset segments. Highland Capital manages the First Funds Growth and Income Portfolio and the First Funds Bond Portfolio. Martin manages the First Funds Tennessee Tax-Free Portfolio and the First Funds Intermediate Bond Portfolio. First Funds is a family of mutual funds managed by FTBNA. The Growth and Income Portfolio gained national recognition during 1998 by achieving the five-star Morningstar rating in the Equity (Large Blend) category for both the retail and institutional classes for the three-year period ending December 31, 1998.


MERCHANT PROCESSING

Credit card merchant processing involves converting transactions from plastic media such as check cards, debit cards, credit cards, purchase cards, and private label credit cards into cash for merchants selling goods and services to consumers and businesses.

Fee income from merchant processing grew 17 percent in 1998, from $32.1 million to $37.5 million. Merchant transaction volume grew 25 percent, from 125 million transactions processed in 1997 to a record 157 million transactions processed in 1998, due to the addition of new merchants and higher activity levels. The increase in revenues was partially negated by the effect of a new outsourcing agreement for equipment sales and leases. Fees and expenses related to the outsourcing had previously been recorded separately, but upon execution of the new agreement in the fourth quarter of 1997, began to be recorded as net revenue. Revenues were also positively impacted by a special assessment received from a large customer during the fourth quarter of 1998.


CARDHOLDER

Cardholder fees result from issuing and servicing credit cards and include the collection of late charges and annual fees, as well as interchange fees received for accepting a credit card payment.

Cardholder noninterest income increased 6 percent in 1998, from $19.8 million to $21.0 million. The credit card portfolio grew moderately during 1998, consistent with the industry, with growth of 3 percent (from $544.7 million to $563.5 million). This moderate growth, coupled with strong purchasing volume led to higher interchange collections the effect of which was diminished by the collection of fewer late fees due to lower delinquencies.

SECURITIES GAINS/(LOSSES)

In 1998, there were $3.9 million of net equity securities gains compared with $.8 million of net equity securities losses for 1997. The gains in 1998 were from the investment subsidiary, Hickory Venture Capital Corporation.


ALL OTHER NONINTEREST INCOME

All other noninterest income grew 23 percent in 1998, from $61.5 million to $75.7 million. Other service charges are generated from banking services performed, but are not directly related to deposit transactions, such as fees for money orders, travelers' checks, savings bonds, safe deposit box rentals, mutual fund services and safekeeping. Other service charges also include servicing fees collected from securitized transactions. During 1998, other service charges grew 42 percent, from $10.5 million to $14.9 million, primarily from growth in investment/mutual fund sales and the securitization transactions completed during the year. Check clearing fees declined 29 percent (from $13.0 million to $9.2 million) from the previous year primarily due to the continuing impact of industry consolidations. Insurance premiums and commissions increased 35 percent (from $6.5 million to $8.7 million) from 1997 due to increased sales efforts throughout the year. The other category increased 36 percent, from $31.5 million to $42.9 million. This growth was spread over several areas including fees received from flood zone certifications, earnings from First Tennessee's investment in bank owned life insurance, and gains related to foreclosures.


NET INTEREST INCOME
-------------------

During 1998, net interest income increased 12 percent, from $487.4 million to $544.3 million, principally from the growth in earning assets. Earning assets increased 24 percent, from $11.5 billion to $14.3 billion. The major factor for this growth in earning assets was the mortgage warehouse which produced 68 percent of the increase in earning assets.

The increase in earning assets, combined with the narrower spread earned on the mortgage warehouse, led to the decline in the consolidated net interest margin (margin) from 4.23 percent in 1997 to 3.80 percent in 1998. The margin's compression was partially compensated for by the improvement in the regional banking group's margin from 4.71 percent in 1997 to 4.87 percent in 1998. This improvement was primarily due to lower cost funding.

The margin is affected by the activity levels and related funding for First Tennessee's national lines of business in addition to mortgage banking, as these nonbank business lines typically produce different margins than traditional banking activities. In mortgage banking, because the spread between the rates on mortgage loans temporarily in the warehouse and the related short-term funding rates is less than the comparable spread earned in the regional banking group, the overall margin is compressed. Consequently, as the warehouse volume increases, the margin also compresses. Capital markets tends to compress the margin because of its strategy to reduce market risk by hedging its inventory in the cash markets which effectively eliminates net interest income on these positions. As a result, First Tennessee's consolidated margin cannot be readily compared to that of other bank holding companies. Table 3 - Net Interest Margin Composition details the computation of the net interest margin for the regional banking group and the impact that the other business lines had on the consolidated margin for the years 1996 through 1998.

TABLE 3 - NET INTEREST MARGIN COMPOSITION

                                                                      1998           1997           1996
--------------------------------------------------------------------------------------------------------
REGIONAL BANKING GROUP:
    Yields on earning assets                                          8.20%          8.25%          8.15%
    Rates paid on interest-bearing liabilities                        4.36           4.54           4.67
--------------------------------------------------------------------------------------------------------
        Net interest spread                                           3.84           3.71           3.48
--------------------------------------------------------------------------------------------------------
    Effect of interest-free sources                                    .89            .89            .88
    Loan fees                                                          .14            .11            .11
--------------------------------------------------------------------------------------------------------
        Net interest margin-Regional Banking Group                    4.87%          4.71%          4.47%
--------------------------------------------------------------------------------------------------------
MORTGAGE BANKING                                                      (.92)          (.37)          (.22)
CAPITAL MARKETS                                                       (.17)          (.12)          (.09)
TRANSACTION PROCESSING                                                 .02            .01            .03
BASIS SWAP IMPACT                                                       --             --           (.06)
--------------------------------------------------------------------------------------------------------
Consolidated net interest margin                                      3.80%          4.23%          4.13%
========================================================================================================

Interest rate sensitivity is primarily a function of the repricing structure of First Tennessee's balance sheet (Statement of Condition). Table 4 - Rate Sensitivity Analysis at December 31, 1998, shows the assets and liabilities as of year-end, subject to repricing in specified time intervals with each maturity interval referring to the earliest repricing opportunity (i.e., the earlier of scheduled contractual maturity or repricing date) for each asset and liability category. The resulting gap is one tool, though not a predominant management tool, used to measure the sensitivity of earnings to changes in interest rates. It should be noted that the required gap analysis does not take into account future management actions that could be undertaken to alter the simulated results, the effect of interest-free sources, or a change in the slope of the yield curve. (For additional information see Risk Management-Interest Rate Risk Management.)

In order to reflect more appropriately the repricing structure of First Tennessee's balance sheet, management has made certain adjustments to the balances shown in the table. Based on historical and industry data, an estimate of the expected prepayments on consumer loans and investment securities is reflected in the balances in the table. Changes in the economic and interest rate environments may also affect these expected prepayments.

Similarly, an adjustment to deposits is made to reflect the behavioral characteristics of certain core deposits that do not have specified contractual maturities (i.e., interest checking, savings and money market deposit accounts). Historically, balances on these deposit accounts have remained relatively stable despite changes in market interest rates. Management has classified certain of these accounts as non-interest sensitive based on management's historical pricing practices and runoff experience. Approximately 86 percent of interest checking and 91 percent of savings balances were classified as over one year at December 31, 1998. At December 31, 1998, the balance sheet was asset sensitive to interest rate movements and within internal guideline limits, with $629 million more assets than liabilities scheduled to reprice within one year (4 percent of earning assets). The requirements of Table 4 do not take into account the effect of interest-free sources which can be significant to First Tennessee. When the interest-free sources are added to the rate sensitivity analysis, the balance sheet is relatively neutral with $54 million of assets repricing faster than liabilities within one year (.3 percent of earning assets).

The primary tool used by First Tennessee to manage the exposure of net interest income and margin to volatile interest rates, changing market spreads, forecasted changes in balance sheet mix, and rate sensitivity is simulation analysis. This type of analysis computes the amount of earnings at risk from dynamic changes in the market place and related rate, pricing and balance sheet movements. The simulation models create various earnings at risk scenarios looking at increases and/or decreases in interest rates from an instantaneous movement, or a staggered movement over a certain time period. Management reviews these different scenarios to determine probable actions. The models are then updated to incorporate management action. A level of acceptable earnings at risk based on a staggered increase or decrease in interest rates of 300 basis points is a component of internal guidelines. Using these models and based on First Tennessee's rate sensitivity position, there were no earnings at risk in 1998 from a decrease in rates and the earnings at risk from a staggered increase averaged less than 2.4 percent of projected 1998 net interest income. Based on the rate sensitivity position at December 31, 1998, earnings exposure over the next 12 months to an increase in interest rates is estimated to be less than 2.0 percent of projected 1999 net interest income. There is projected to be no earnings exposure to a decline in interest rates. A 300 basis point staggered increase or decrease in interest rates is a hypothetical rate scenario. This scenario is used as one estimate of risk, and does not necessarily represent management's current view of future interest rates or market developments and may well vary from actual results for a number of reasons, including those presented at the beginning of this MD&A discussion.

With First Tennessee's existing balance sheet mix and the current interest rate environment, the regional banking group's margin is expected to be relatively stable. Going forward, the consolidated margin will continue to be influenced by the activity levels in the nonbanking lines of business, especially from mortgage banking as this business line experiences fluctuations in origination volume strongly tied to refinance activity. The following statements are forward looking. Actual results could differ because of several factors, including those presented at the beginning of this MD&A discussion.

Table 5 - Analysis of Changes in Net Interest Income provides rate and volume changes in interest income and interest expense for earning assets and interest-bearing liabilities for the past three years.

TABLE 4 - RATE SENSITIVITY ANALYSIS AT DECEMBER 31, 1998

                                              ----------------------------------------------------------------------------------
                                              Within 3   After 3 Months  After 6 Months   After 1 Year       After
 (Dollars in millions)                         Months   Within 6 Months Within 12 Months Within 5 Years     5 Years       Total
--------------------------------------------------------------------------------------------------------------------------------
EARNING ASSETS:
Loans                                          $4,616       $ 348            $535            $2,350          $  708      $ 8,557
Investment securities                             292         267             425             1,200             242        2,426
Mortgage loans held for sale                    4,228          --              --                --              --        4,228
Federal funds sold and securities
  purchased under agreements to resell            124          --              --                --              --          124
Other earning assets                              360          --              --                --              --          360
--------------------------------------------------------------------------------------------------------------------------------
       Total earning assets                    $9,620       $ 615            $960            $3,550          $  950      $15,695
================================================================================================================================
EARNING ASSET FUNDING:
Savings                                        $   32       $  --            $ --            $  258          $   50      $   340
Checking interest                                 185          --              --               715             459        1,359
Money market                                    2,032          --              --                --             263        2,295
CD's under $100,000 and other time                532         582             668               659              40        2,481
CD's $100,000 and more                          1,793         200             113                74              11        2,191
Short-term borrowed funds                       4,147         126              66                --              --        4,339
Term borrowings                                    15          75              --                 1             323          414
--------------------------------------------------------------------------------------------------------------------------------
       Total earning asset funding             $8,736       $ 983            $847            $1,707          $1,146      $13,419
================================================================================================================================
RATE SENSITIVITY GAP:
Period                                         $  884       $(368)           $113            $1,843          $ (196)
Cumulative                                        884         516             629             2,472           2,276
-------------------------------------------------------------------------------------------------------------------
RATE SENSITIVITY GAP ADJUSTED FOR INTEREST
  RATE FUTURES AND INTEREST RATE SWAPS:
Period                                         $  592       $(142)           $179            $1,843          $ (196)
Cumulative                                        592         450             629             2,472           2,276
-------------------------------------------------------------------------------------------------------------------
ADJUSTED GAP AS A PERCENTAGE OF TOTAL
  EARNING ASSETS:
Period                                            3.8%        (.9)%           1.1%             11.7%           (1.2)%
Cumulative                                        3.8         2.9             4.0              15.7            14.5
-------------------------------------------------------------------------------------------------------------------

 Interest-sensitive categories represent ranges in which assets and liabilities can be repriced, not necessarily their actual maturities. The 'After 5 Years' column includes assets and liabilities with interest sensitivity of more than five years or with indefinite repricing schedules. Noninterest earning/bearing balances have been excluded from this analysis.

TABLE 5 - ANALYSIS OF CHANGES IN NET INTEREST INCOME

                                                                         1998 Compared to 1997           1997 Compared to 1996
                                                                      Increase / (Decrease) Due to*   Increase / (Decrease) Due to*
(Fully taxable equivalent)                                            -------------------------------------------------------------
(Dollars in thousands)                                                  Rate**    Volume**      Total    Rate**  Volume**     Total
-----------------------------------------------------------------------------------------------------------------------------------
INTEREST INCOME - FTE:
Loans:
    Commercial                                                         $(4,538)   $ 27,874   $ 23,336   $ 2,349   $19,268   $21,617
    Consumer                                                             6,184       3,128      9,312     5,596    13,203    18,799
    Permanent mortgage                                                     237     (12,580)   (12,343)    1,128    (1,792)     (664)
    Credit card receivables                                             (2,479)      2,304       (175)   (1,359)    1,712       353
    Real estate construction                                              (626)      6,535      5,909       (29)    6,021     5,992
    Nonaccrual                                                             294        (218)        76    (1,775)    1,118      (657)
--------------------------------------------------------                                     --------                       -------
        Total loans                                                        (97)     26,212     26,115     5,307    40,133    45,440
--------------------------------------------------------                                     --------                       -------
Investment securities:
    U.S. Treasury and other U.S. government agencies                      (482)    (11,037)   (11,519)    2,940    (4,639)   (1,699)
    States and municipalities                                             (213)     (1,094)    (1,307)       66    (1,180)   (1,114)
    Other                                                                  174      32,025     32,199       120     1,218     1,338
--------------------------------------------------------                                     --------                       -------
        Total investment securities                                        298      19,075     19,373     2,950    (4,425)   (1,475)
--------------------------------------------------------                                     --------                       -------
Other earning assets:
    Mortgage loans held for sale                                        (6,199)    135,013    128,814      (925)   (4,281)   (5,206)
    Investment in bank time deposits                                       (25)      1,493      1,468         3      (244)     (241)
    Federal funds sold and securities
        purchased under agreements to resell                              (297)       (724)    (1,021)       77     6,047     6,124
    Capital markets securities inventory                                (1,266)     18,468     17,202        16      (949)     (933)
--------------------------------------------------------                                     --------                       -------
        Total other earning assets                                      (5,162)    151,625    146,463    (3,079)    2,823      (256)
--------------------------------------------------------                                     --------                       -------
Total earning assets                                                   (32,040)    223,991    191,951     8,778    34,931    43,709
-----------------------------------------------------------------------------------------------------------------------------------
Total interest income - FTE                                                                  $191,951                       $43,709
-----------------------------------------------------------------------------------------------------------------------------------
INTEREST EXPENSE:
Interest-bearing deposits:
    Savings                                                            $  (466)   $   (609)  $ (1,075)  $  (193)  $(1,066)  $(1,259)
    Checking interest and money market                                   3,517      14,531     18,048    (5,502)    7,977     2,475
    Certificates of deposit under $100,000 and other time               (3,860)    (11,783)   (15,643)     (595)   (5,417)   (6,012)
    Certificates of deposit $100,000 and more                             (575)     64,317     63,742     1,078       369     1,447
--------------------------------------------------------                                     --------                       -------
        Total interest-bearing deposits                                  4,039      61,033     65,072    (8,423)    5,074    (3,349)
--------------------------------------------------------                                     --------                       -------
Federal funds purchased and securities
    sold under agreements to repurchase                                   (450)     33,248     32,798     1,879     9,914    11,793
Commercial paper and other short-term borrowings                        (2,902)     36,050     33,148       642     8,737     9,379
Term borrowings                                                         (1,378)      5,401      4,023       933    (5,868)   (4,935)
--------------------------------------------------------                                     --------                       -------
Total interest-bearing liabilities                                       4,795     130,246    135,041    (5,078)   17,966    12,888
-----------------------------------------------------------------------------------------------------------------------------------
Total interest expense                                                                       $135,041                       $12,888
-----------------------------------------------------------------------------------------------------------------------------------
Net interest income - FTE                                                                    $ 56,910                       $30,821
===================================================================================================================================

  * The changes in interest due to both rate and volume have been allocated to change due to rate and change due to volume in proportion to the absolute amounts of the changes in each.
 ** Variances are computed on a line-by-line basis and are non-additive.


PROVISION FOR LOAN LOSSES
-------------------------

The provision for loan losses is the charge to operating earnings that management determines to be necessary to maintain the allowance for loan losses at an adequate level reflecting management's estimate of the risk of loss inherent in the loan portfolio. The provision for loan losses was $51.3 million in 1998 compared with $51.1 million in 1997. The provision for loan losses remained relatively stable in 1998 due to improvements in mortgage banking and credit card asset quality, which was principally negated by the increased inherent risk in the loan portfolio from loan growth and a change in loan mix partially due to securitizations. A more detailed discussion follows in the Risk Management-Credit Risk Management/Asset Quality section.


NONINTEREST EXPENSE
-------------------

Noninterest expense, also called operating expense, increased 43 percent in 1998, from $785.0 million to $1,121.8 million, primarily because of growth in the commission-based business lines. Table 6 - Analysis of Noninterest Expense provides detail by category for the past six years with growth rates. Table 7 - Operating Expense Composition gives a breakdown of total expenses by business line for the prior three years.

TABLE 6 - ANALYSIS OF NONINTEREST EXPENSE
                                                                                                       Compound Annual
                                                                                                       Growth Rates (%)
                                                                                                       ----------------
(Dollars in thousands)                      1998       1997      1996        1995      1994       1993  98/97   98/93
-----------------------------------------------------------------------------------------------------------------------
NONINTEREST EXPENSE:
Employee compensation,
    incentives and benefits           $  563,576   $409,783  $385,380    $340,508  $349,769   $308,601  37.5  + 12.8  +
Amortization of mortgage
    servicing rights                      95,507     37,452    26,041      14,980    14,936     25,478 155.0  + 30.2  +
Operations services                       58,505     49,879    44,109      38,798    33,679     28,705  17.3  + 15.3  +
Occupancy                                 51,421     42,848    39,815      37,867    34,102     27,673  20.0  + 13.2  +
Equipment rentals, depreciation
    and maintenance                       45,771     40,093    34,121      31,845    29,202     22,246  14.2  + 15.5  +
Communications and courier                41,468     34,899    32,981      29,880    30,653     24,775  18.8  + 10.9  +
Advertising and public relations          25,184     18,722    17,629      12,972    10,678      7,987  34.5  + 25.8  +
Amortization of intangible assets         11,114      9,631     9,491       8,100     6,406      5,871  15.4  + 13.6  +
All other expense:
    Contract employment                   35,937     17,420    11,288       5,744     5,323      5,631 106.3  + 44.9  +
    Foreclosed real estate                31,019     10,827     7,533       4,962     3,862      1,542 186.5  + 82.3  +
    Legal and professional fees           24,551     13,999    12,050      13,403    13,747     11,274  75.4  + 16.8  +
    Supplies                              20,195     15,267    14,383      11,866    11,472     10,312  32.3  + 14.4  +
    Travel and entertainment              19,485     13,802    10,394       8,211    10,144      8,868  41.2  + 17.1  +
    Amortization of hedge
        instruments                       13,345      4,867        --          --        --         -- 174.2  +  N/A
    Computer software                     11,629      6,731     4,076       3,004     2,619      2,334  72.8  + 37.9  +
    Distribution on guaranteed
        preferred securities               8,070      8,070        --          --        --         --    --     N/A
    Fed service fees                       5,307      5,799     7,814       9,489     8,544      7,778   8.5  -  7.4  -
    Deposit insurance premium              1,578      1,485     5,129       9,957    16,923     16,585   6.3  + 37.5  -
    Contribution to charitable
        foundation                            --         --        --          --     9,379         --   N/A     N/A
    Other                                 58,107     43,470    42,252      28,129    34,245     36,899  33.7  +  9.5  +
------------------------------------------------------------------------------------------------------
             Total other expense         229,223    141,737   114,919      94,765   116,258    101,223  61.7  + 17.8  +
------------------------------------------------------------------------------------------------------
 Total noninterest expense            $1,121,769   $785,044  $704,486    $609,715  $625,683   $552,559  42.9  + 15.2  +
======================================================================================================

Certain previously reported amounts have been reclassified to agree with current presentation.


TABLE 7 - OPERATING EXPENSE COMPOSITION

(Dollars in millions)                                                        1998      1997       1996
------------------------------------------------------------------------------------------------------
Regional banking group                                                   $  403.5    $352.3     $322.9
Mortgage banking                                                            536.9     292.7      256.0
Capital markets                                                             111.0      74.2       66.7
Transaction processing                                                       62.3      57.7       55.1
Corporate                                                                     8.1       8.1        3.8
------------------------------------------------------------------------------------------------------
Total operating expense                                                  $1,121.8    $785.0     $704.5
======================================================================================================

Operating expense in the mortgage banking division increased 83 percent, from $292.7 million to $536.9 million, and accounted for 73 percent of the overall expense growth. Mortgage banking expense growth was driven by increased mortgage origination volume and a larger servicing portfolio. Higher volumes also led to the 50 percent increase in operating expense in capital markets which accounted for 11 percent of the overall expense growth. Excluding mortgage banking and capital markets, overall operating expenses increased 13 percent during 1998. Investments to expand consumer lending beyond our traditional markets, growth in the insurance business, consolidation expenses of the merchant processing operation, and investments in marketing and technology contributed to this growth rate.

Employee compensation, incentives and benefits (personnel expense), the largest component of noninterest expense, increased 38 percent in 1998, from $409.8 million to $563.6 million. Personnel expense includes commissions paid in several lines of business, such as capital markets and mortgage banking. As the revenues increase or decrease and/or as the product mix changes in these business lines, the amount of commissions changes accordingly. Excluding these two business lines, personnel expense increased 13 percent due in part to market expansion in our other business lines.

Amortization of capitalized mortgage servicing rights increased 155 percent, from $37.4 million to $95.5 million. This increase came as a result of a larger servicing portfolio and additional prepayments.

All other expense consists of other expense categories such as contract employment, foreclosed real estate expenses, legal and professional fees, supplies, travel and entertainment, and other. During 1998, all other expense increased 62 percent, from $141.8 million to $229.2 million. Mortgage banking accounted for approximately 84 percent of the growth in these expense categories. Contract employment increased $18.5 million, or 106 percent, over 1997. Foreclosed real estate increased $20.2 million in 1998, or 187 percent over last year. Excluding mortgage banking, all other expense increased 18 percent from 1997 with the growth being spread out over a number of categories.



INCOME STATEMENT ANALYSIS - 1997 COMPARED TO 1996

Earnings in 1997 were $197.5 million, the seventh consecutive year of record earnings, and an increase of 10 percent from $179.9 million earned in 1996. Basic earnings per share increased 15 percent from $1.34 in 1996 to $1.54 in 1997. Diluted earnings per share increased 14 percent from $1.32 in 1996 to $1.50 in 1997. The difference between the net income growth and the earnings per share growth reflects the positive effect of share repurchase programs on the computation of earnings per share. Return on average shareholder's equity was
22.5 percent in 1997 compared with 20.0 percent in 1996. Return on average assets was 1.49 percent in 1997 and 1.43 percent in 1996.

Noninterest income increased 17 percent during 1997, from $573.9 million to $668.8 million and contributed 56 percent to total revenue. During 1997, mortgage banking fees increased 20 percent, from $275.4 million to $330.1 million, from growth in the servicing portfolio and improved profitability in the loan origination process. During 1997, originations were a record $10.6 billion compared with $10.4 billion in 1996, and the servicing portfolio was $26.9 billion at December 31, 1997, compared with $22.3 billion at December 31, 1996. See Table 2 for a breakout of noninterest income. Capital markets' fee income increased 14 percent in 1997, from $85.9 million to $98.3 million and securities bought and sold increased 4 percent, from $217.8 billion to $226.6 billion. This growth was due to market expansion with the opening of a new office in Chicago and other customer base expansion initiatives. During 1997, deposit transactions and cash management fees grew 10 percent, from $78.2 million to $86.1 million; trust services and investment management fees increased 18 percent, from $34.7 million to $40.9 million; merchant processing fees grew 33 percent, from $24.2 million to $32.1 million; and cardholder fees grew 16 percent, from $17.2 million to $19.8 million. All other noninterest income grew 5 percent in 1997, from $58.3 million to $61.5 million.

In 1997, there were $.8 million of equity securities losses and $.1 million of debt securities gains compared with $2.5 million of equity securities losses and $.2 million of debt securities losses in 1996.

During 1997, net interest income increased 7 percent, from $456.6 million to $487.4 million. The consolidated net interest margin improved from 4.13 percent to 4.23 percent. See Table 3 for the detailed computation of the net interest margin for the regional banking group and the impact that the other business lines had on the consolidated margin.

The provision for loan losses was $51.1 million in 1997 compared with $35.7 million in 1996. The increase was primarily related to a higher estimate of inherent losses in the credit card portfolio reflecting the national trend in credit card asset quality; commercial loans associated with a more normal credit cycle; and mortgages repurchased by mortgage banking during 1997.

During 1997, noninterest expense increased 11 percent, from $704.5 million to $785.0 million, primarily because of growth in mortgage banking. Table 7 gives a breakdown of expenses by business line. Mortgage banking accounted for 46 percent of the overall expense growth in 1997 and was driven by a larger servicing portfolio, increased production costs and additional expenses incurred to correct loan document deficiencies. Personnel expense, the largest component, increased 6 percent overall, from $385.4 million in 1996 to $409.8 million in 1997, and increased 2 percent in mortgage banking and 12 percent in capital markets, two commission-based businesses. Amortization of mortgage servicing rights increased 44 percent, from $26.0 million in 1996 to $37.4 million in 1997 as a result of a larger capitalized servicing portfolio and the implementation of a new accounting standard which led to reclassification of certain amortization-related accounts. All other expense increased 23 percent, from $115.0 million in 1996 to $141.8 million in 1997, with the growth in mortgage banking accounting for 62 percent of this increase. Deposit insurance premiums decreased 71 percent, from $5.1 million in 1996 to $1.5 million in 1997, as a result of the reduction in the FDIC premium to zero on Bank Insurance Fund
(BIF)-insured deposits at the beginning of 1996, partially offset in that year by the one-time Savings Association Insurance Fund (SAIF) assessment.

BALANCE SHEET REVIEW

At December 31, 1998, First Tennessee reported total assets of $18.7 billion compared with $14.4 billion at the end of 1997 and $13.1 billion at the end of 1996. Average assets were $16.7 billion in 1998 compared with $13.3 billion in 1997 and $12.6 billion in 1996. The large increase in period-end and average balances from 1997 to 1998 was principally driven by the growth in the mortgage warehouse. (The mortgage warehouse accounted for 69 percent of the growth in period-end assets and 55 percent of the growth in average assets.)


EARNING ASSETS
--------------

Loans, investment securities and mortgage loans held for sale are the primary earning assets. For 1998, earning assets averaged $14.3 billion compared with $11.5 billion for 1997 and $11.1 billion for 1996. Average earning assets were 86 percent of total average assets in 1998, 87 percent in 1997 and 88 percent in 1996.


LOANS

As previously discussed, First Tennessee securitized certain loans in 1998. For a more complete understanding of loan growth trends it is helpful to analyze information on a "reported" as well as a "managed" basis. "Reported" information is derived from consolidated financial statements that have been prepared in conformity with generally accepted accounting principles. "Managed" information treats consumer loans securitized and sold with servicing retained and loans securitized through the REMIC and held by First Tennessee as if they had not been securitized and/or sold. "Managed" information does not include the mortgage banking servicing portfolio. Table 8 - Selected Loans includes information for reported and managed loans.

For 1998, total loans were $8.2 billion but on a managed basis averaged $8.6 billion. This compares with total loans of $7.9 billion for 1997 and $7.5 billion for 1996. Loans grew 4 percent, or $297.0 million, during 1998 and 6 percent, or $473.0 million during 1997. However, on a managed basis, loans grew 10 percent during 1998. Loans represented 58 percent of earning assets in 1998; 69 percent of earning assets in 1997 and 68 percent in 1996. This ratio was lower in 1998 due to the securitization activity. Additional loan information is provided in Note 4 - Loans.

TABLE 8 - SELECTED LOANS

                                                    1998                      1998                     1998
                                                     AS                      Growth      1998         Growth
(Dollars in millions)                             REPORTED         1997     Rate (%)   MANAGED*       Rate (%)
--------------------------------------------------------------------------------------------------------------
DECEMBER 31 PERIOD-END
Consumer loans                                   $ 3,018.8    $ 2,855.2        5.7    $ 3,342.5           17.1
Permanent mortgages                                  423.2        663.5      (36.2)       683.6            3.0
Total loans                                        8,557.1      8,311.4        3.0      9,141.2           10.0
--------------------------------------------------------------------------------------------------------------
YEAR-TO-DATE AVERAGES
Consumer loans                                   $ 2,794.4    $ 2,760.0        1.2    $ 3,055.0           10.7
Permanent mortgages                                  481.6        638.4      (24.6)       679.8            6.5
Total loans                                        8,242.1      7,945.1        3.7      8,700.9            9.5
--------------------------------------------------------------------------------------------------------------

* Excludes managed loans in the mortgage banking servicing portfolio.

Commercial loans continued as the single largest loan category and represented 48 percent of total loans for 1998. These loans represented approximately 46 percent of total managed loans between 1996 and 1998 (46 percent in both 1998 and 1997 and 45 percent in 1996). For 1998, commercial loans averaged $4.0 billion compared with $3.6 billion for 1997 and $3.4 billion for 1996. During 1998, commercial loans grew 9 percent, or $341.4 million, compared with 7 percent growth, or $241.3 million, in 1997. The increase in commercial loans, influenced by strong economic growth in Tennessee, came from acquisitions of new relationships in our targeted markets as a result of new sales support systems and training programs implemented in 1997 and 1998. Additional commercial loan information is provided in Table 9 - Contractual Maturities of Commercial Loans at December 31, 1998.

TABLE 9 - CONTRACTUAL MATURITIES OF COMMERCIAL LOANS AT DECEMBER 31, 1998

                                                                 After 1 Year
(Dollars in thousands)                           Within 1 Year  Within 5 Years  After 5 Years      Total
----------------------------------------------------------------------------------------------------------
Commercial                                         $2,262,296     $1,478,304      $376,318      $4,116,918
Real estate construction                              264,322         83,587        27,981         375,890
Commercial nonaccrual                                   9,970          1,416            42          11,428
----------------------------------------------------------------------------------------------------------
Total commercial loans, net of unearned income     $2,536,588     $1,563,307      $404,341      $4,504,236
==========================================================================================================
For maturities over one year:
    Interest rates - floating                                     $1,074,604      $269,577      $1,344,181
    Interest rates - fixed                                           488,703       134,764         623,467
----------------------------------------------------------------------------------------------------------
Total                                                             $1,563,307      $404,341      $1,967,648
==========================================================================================================

The consumer loan portfolio consists of real estate, automobile, student and other consumer installment loans that require periodic payments of principal and interest. Consumer loans represented 34 percent of total loans for 1998 and managed consumer loans represented 35 percent of total managed loans for 1998, 1997 and 1996. For 1998 and 1997, consumer loans averaged $2.8 billion compared with $2.6 billion for 1996. However, on a managed basis, consumer loans averaged $3.1 billion for 1998. During 1998, managed consumer loans grew 11 percent, or $295.0 million, compared with 6 percent growth, or $152.5 million in 1997. Lower interest rates and a favorable economy contributed to this increase. Real estate loans, principally secured by first and/or second liens on residential property, led the increase in consumer loans and accounted for 68 percent of the consumer loan portfolio in 1998. Gulf Pacific Mortgage, a division of FTBNA, is active in originating second mortgages and originated $131.2 million to the managed consumer loan portfolio in 1998. Unsecured consumer loans increased approximately $50 million in 1998 due to targeted promotional campaigns.

The permanent mortgage portfolio includes certain mortgage loans that First Tennessee periodically decides to retain. The permanent mortgage portfolio represented 6 percent of total loans for 1998 and managed permanent mortgages represented approximately 8 percent of total managed loans for the three-year period (8 percent in both 1998 and 1997 and 9 percent in 1996). For 1998, permanent mortgage loans averaged $481.6 million but on a managed basis, averaged $679.8 million. This compares with $638.4 million for 1997 and $660.0 million for 1996. Managed permanent mortgage loans increased 6 percent, or $41.4 million in 1998 compared to a decline of 3 percent or $21.6 million in 1997. The majority of the growth in 1998 was from second mortgage loans originated by mortgage banking.

From 1996 to 1998, credit card receivables (i.e., outstanding balances on credit card accounts) represented approximately 7 percent of total loans. For 1998, credit card receivables averaged $563.5 million compared with $544.7 million for 1997 and $530.2 million for 1996. Credit card receivables increased 3 percent, or $18.8 million, in 1998 and increased 3 percent, or $14.5 million, during 1997. Visa/Mastercard balances grew 5 percent due to the acquisition of a credit card portfolio (approximately $11 million), increased use of debt by consumers, as well as targeted promotional campaigns to regional banking customers. The overall growth rate was impacted by the planned decline in private label receivable balances.

The real estate construction loan portfolio represented approximately 4 percent of total loans from 1996 through 1998 (5 percent in 1998 and 4 percent in both 1997 and 1996). For 1998, real estate construction loans averaged $405.3 million compared with $337.4 million for 1997 and $275.1 million for 1996. During 1998, this portfolio grew 20 percent, or $67.9 million, compared with 23 percent growth, or $62.3 million, in 1997. The increase is reflective of economic growth in Tennessee, favorable market conditions, and growth in residential construction loans primarily originated by mortgage banking.

Going forward First Tennessee expects moderate loan growth due to the anticipated slower growth in the national and regional economies. In the consumer-related loan portfolios, the opening of new finance company offices and targeted promotional programs are expected to help sustain and generate growth. As loan growth continues to outpace deposit growth, First Tennessee will continue to evaluate alternative sources of funding which may include loan sales, securitizations, syndications, and debt offerings.

INVESTMENT SECURITIES

The investment portfolio of First Tennessee consists principally of debt securities used as a source of income, liquidity and collateral for repurchase agreements or public fund deposits. Additionally, the investment portfolio is used as a tool to manage risk from movements in interest rates. Table 10 - Investment Securities includes reported information and information excluding the securitizations. Table 11 - Contractual Maturities of Investment Securities at December 31, 1998, shows information pertaining to the composition, yields and maturities of the investment securities portfolio.

TABLE 10 - INVESTMENT SECURITIES

                                                                                                      1998
                                                               1998                    1998        EXCLUDING       1998
                                                                AS                    Growth     SECURITIZATION   Growth
(Dollars in millions)                                        REPORTED       1997      Rate (%)      ACTIVITY      Rate (%)
--------------------------------------------------------------------------------------------------------------------------
December 31 period-end                                      $2,426.3      $2,186.5      11.0        $1,857.0       (15.1)
Year-to-date averages                                        2,425.8       2,139.4      13.4         1,985.7        (7.2)
--------------------------------------------------------------------------------------------------------------------------


TABLE 11 - CONTRACTUAL MATURITIES OF INVESTMENT SECURITIES AT DECEMBER 31, 1998
           (AMORTIZED COST)

                                                           After 1 Year         After 5 Years
                                      Within 1 Year       Within 5 Years       Within 10 Years         After 10 Years
                                   -------------------  ------------------   ------------------    ---------------------
(Dollars in thousands)               Amount     Yield      Amount     Yield      Amount    Yield        Amount     Yield
------------------------------------------------------------------------------------------------------------------------
SECURITIES HELD TO MATURITY:
States and municipalities*          $11,759     5.11%    $ 14,990     6.29%   $   8,851    6.86%   $     5,232      8.02%
Private issued CMOs                      --       --           --       --      371,930    7.00        197,042      7.73
------------------------------------------------------------------------------------------------------------------------
Total                               $11,759     5.11%    $ 14,990     6.29%   $ 380,781    7.00%   $   202,274      7.74%
========================================================================================================================
SECURITIES AVAILABLE FOR SALE:
Mortgage-backed securities
    and collateralized
    mortgage obligations**          $26,993     6.81%    $ 58,087     7.00%   $ 101,166     6.84%  $ 1,304,989      6.49%
U.S. Treasury and other U.S.
    government agencies              25,121     4.94      106,221     6.45       16,824     6.01         1,346      6.47
States and municipalities*            1,986     5.37        6,826     5.89       10,012     6.05           300      9.66
Other                                 1,192     7.15        4,863     7.03        5,346     6.50       124,294 ***  6.23
------------------------------------------------------------------------------------------------------------------------
Total                               $55,292     5.92%    $175,997     6.63%   $ 133,348     6.66%  $ 1,430,929      6.46%
========================================================================================================================

   * Weighted average yields on tax-exempt obligations have been computed by adjusting allowable tax-exempt income to a fully taxable equivalent basis using a tax rate of 35 percent.
  ** Includes $1,490.2 million of government agency issued mortgage-backed securities and collateralized mortgage obligations which, when adjusted for early paydowns, have an estimated average life of 2.7 years.
 *** Represents equity securities with no stated maturity.

Average investment securities increased 13 percent, or $286.3 million, in 1998, and Table 10 shows the impact the securitization activity had on this growth rate. During 1997, average investment securities decreased 3 percent, or $63.8 million. Investment securities represented 17 percent of earning assets in 1998 compared with 19 percent in 1997 and 20 percent in 1996.

The investment portfolio is classified into two categories: securities available for sale (AFS) and securities held to maturity (HTM). The securities portfolio totaled $2.4 billion at December 31, 1998. The majority of these securities were classified as AFS with an average life of 2.4 years. These securities consisted primarily of mortgage-backed securities, collateralized mortgage obligations
(CMOs), U.S. Treasuries, U.S. government agencies and equities. At December 31, 1998, these securities had approximately $20.9 million of net unrealized gains that resulted in an increase in book equity of approximately $12.9 million, net of $8.0 million of deferred income taxes. At December 31, 1997, the AFS securities portfolio totaled $2.1 billion and had approximately $25.3 million of net unrealized gains that resulted in an increase in book equity of approximately $15.6 million, net of $9.7 million of deferred income taxes. At December 31, 1996, the AFS securities portfolio totaled $2.2 billion and had approximately $5.9 million of net unrealized gains that resulted in an increase in book equity of approximately $3.7 million, net of $2.2 million of deferred income taxes.

At December 31, 1998, the HTM securities totaled $609.8 million and had an average life of 5.2 years. The REMIC securities accounted for 93 percent ($569.0 million) of this category and had an average life of 5.0 years. Municipal bonds made up the remainder of this classification and had an average life of 7.3 years. The HTM securities portfolio had a net unrealized gain at December 31, 1998, of $.6 million. At December 31, 1997, the HTM securities totaled $53.2 million and had a net unrealized gain of $1.1 million, and at December 31, 1996, the HTM securities portfolio totaled $65.9 million and had a net unrealized gain of $.8 million.

Internal corporate guidelines require all securities purchased for the investment portfolio to be rated investment grade by Moody's Investors Service or Standard & Poor's. Because of the structure of the REMIC transaction, a rating was not obtained for the REMIC securities. Excluding the REMIC securities, First Tennessee was in compliance with its internal guidelines at December 31, 1998. Securities backed by the U.S. government or its agencies, both on a direct and indirect basis, represented 89 percent of the investment portfolio at December 31, 1998, excluding the REMIC securities.


MORTGAGE LOANS HELD FOR SALE

Mortgage loans held for sale (mortgage warehouse) are loans that have been originated and are awaiting securitization and/or delivery. In 1998 these mortgages represented approximately 20 percent of total earning assets up from the 1997 and 1996 ratios of 10 percent and 9 percent, respectively, due to record originations during 1998. During 1998, the mortgage warehouse averaged $2.9 billion and increased 189 percent, or $1.9 billion, from 1997. During 1997, the mortgage warehouse averaged $1.0 billion and decreased 5 percent, or $53.5 million, from 1996. Since the mortgage warehouse loans are generally held in inventory for a short period of time (30 to 60 days), there may be significant differences between average and period-end balances. At year-end 1998, the mortgage warehouse totaled $4.2 billion compared with $1.2 billion and $787.4 million at year-end 1997 and 1996, respectively. The higher balance at year-end 1998 was comparable to the average balance for the fourth quarter, which was $4.3 billion.


DEPOSITS, OTHER SOURCES OF FUNDS, AND LIQUIDITY MANAGEMENT
----------------------------------------------------------


DEPOSITS

During 1998, core deposits grew 8 percent, or $639.8 million, and averaged $9.0 billion with the majority of the growth in noninterest-bearing accounts which included growth in mortgage escrow balances. Excluding the growth in mortgage escrow accounts, core deposit accounts would have grown 5 percent during 1998. This compares with growth of 3 percent, or $254.4 million, and an average balance of $8.4 billion in 1997. In 1996, these deposits averaged $8.1 billion. Growth in 1998 was comparable to regional market growth and came primarily from expansion of First Tennessee's targeted customer base.

Interest-bearing core deposits grew 3 percent, or $201.7 million, during 1998 and averaged $6.3 billion compared with 2 percent growth, or $112.8 million, and an average balance of $6.1 billion in 1997. Interest-bearing core deposits averaged $6.0 billion in 1996. Noninterest-bearing deposits grew 20 percent, or $438.1 million, during 1998 from growth in mortgage escrow accounts, a cash management investment product and demand deposits, and averaged $2.7 billion. In comparison, noninterest-bearing deposits grew 7 percent, or $141.6 million, and averaged $2.2 billion in 1997. Noninterest-bearing deposits averaged $2.1 billion in 1996.


OTHER SOURCES OF FUNDS

Purchased funds averaged $5.7 billion for 1998, up 74 percent, or $2.4 billion, from the previous year. This increase was primarily used to fund the growth in the mortgage warehouse. Purchased funds increased 12 percent, or $352.1 million in 1997, and averaged $3.3 billion and $2.9 billion during 1997 and 1996, respectively. Purchased funds accounted for 38 percent of First Tennessee's funding (core deposits plus purchased funds and term borrowings) in 1998, 28 percent in 1997, and 26 percent in 1996. See Note 9 - Short-Term Borrowings for additional information.

Term borrowings include senior and subordinated borrowings and advances with maturities greater than one year. Term borrowings increased $67.2 million during 1998 and averaged $252.7 million compared with a decrease of 27 percent, or $68.2 million, and an average balance of $185.5 million in 1997. The increase in 1998 was primarily due to $100 million of subordinated debt issued in March and $150 million of subordinated debt issued in December. Term borrowings averaged $253.7 million in 1996. See Note 10 - Term Borrowings for additional information.


LIQUIDITY MANAGEMENT

The objective of liquidity management is to ensure the continuous availability of funds to meet the demands of depositors and borrowers. The Asset/Liability Committee, a committee consisting of senior management that meets regularly, is responsible for managing these needs by taking into account the marketability of assets; the sources, stability and availability of funding; and the level of unfunded commitments. Core deposits are First Tennessee's primary source of funding and one of the most stable sources of liquidity for a bank. In 1998, core deposits funded 63 percent of earning assets compared with 73 percent in both 1997 and 1996. This ratio fell in 1998 due to the build-up in the mortgage warehouse which was primarily funded with purchased funds. FTBNA has a $3 billion bank note program available for additional liquidity. Under this program, the bank may borrow funds from time to time, at maturities of 30 days to 30 years. At December 31, 1998, approximately $2.2 billion was available under the bank note program as a long-term (greater than one year) funding source.

Parent company liquidity is maintained by cash flows stemming from dividends and interest payments collected from subsidiaries, which represent the primary source of funds to pay dividends to shareholders and interest to debtholders. The amount of dividends from bank subsidiaries is subject to certain regulatory restrictions which are described in Note 17 - Restrictions, Contingencies and Other Disclosures. The parent company statements are presented in Note 24 - Parent Company Financial Information. The parent company also has the ability to enhance its liquidity position by raising equity or incurring debt. Under an effective shelf registration statement on file with the Securities and Exchange Commission (SEC), First Tennessee, as of December 31, 1998, may offer from time to time at its discretion, debt securities, and common and preferred stock aggregating up to $225 million. In addition, First Tennessee also has an effective capital securities shelf registration statement on file with the SEC under which up to $200 million of capital securities is available for issuance.

Maintaining adequate credit ratings on debt issues is critical to liquidity because it affects the ability of First Tennessee to attract funds from various sources on a cost-competitive basis. The various credit ratings are detailed in Table 12 - Credit Ratings at December 31, 1998.

TABLE 12 - CREDIT RATINGS AT DECEMBER 31, 1998

                                                                                      Thomson      Fitch
                                                     Standard & Poor's    Moody's    BankWatch     IBCA
-------------------------------------------------------------------------------------------------------------
FIRST TENNESSEE NATIONAL CORPORATION
Overall rating                                                                          B
Subordinated capital notes due 1999                          BBB+          Baa1
Subordinated capital notes due 2005                          BBB+          Baa1
Capital securities due 2027*                                 BBB            A3                      A-
Commercial paper                                                                       TBW-1
-------------------------------------------------------------------------------------------------------------
FIRST TENNESSEE BANK NATIONAL ASSOCIATION
Short-term/long-term deposits                              A-1/A          P-1/A1       TBW-1       F1/A+
Other short-term/long-term funding**                       A-1/A          P-1/A1
Subordinated bank notes                                      A-             A3
Counterparty credit rating                                   A              A1
-------------------------------------------------------------------------------------------------------------

  * Guaranteed preferred beneficial interests in First Tennessee's subordinated debentures.
 ** Other funding includes certificates of deposit and senior bank notes.


CAPITAL
-------

Total capital (shareholders' equity plus qualifying capital securities) at December 31, 1998, was $1.2 billion, up 14 percent, or $145.4 million, from December 31, 1997. Shareholders' equity (excluding the qualifying capital securities) was $1.1 billion at year-end 1998, up 15 percent from year-end 1997 which remained relatively flat with year-end 1996. The increase in total capital in 1998 came from retention of net income after dividends, equity issued for acquisitions and stock option exercises, reduced by shares repurchased. The increase in total capital in 1997 was primarily due to the issuance of qualifying capital securities and the retention of net income after dividends, reduced by share repurchase programs during the year. The Consolidated Statements of Shareholders' Equity highlights the changes in equity since December 31, 1995.

Capital adequacy is an important indicator of financial stability and performance. Management's objectives are to maintain a level of capitalization that is sufficient to sustain asset growth, take advantage of profitable growth opportunities and promote depositor and investor confidence. Overall, First Tennessee's capital position remained strong as shown in Table 13 - Capital Ratios. However, despite the increase in shareholders' equity, the capital ratios declined as a result of the 26 percent increase in average assets driven by the 189 percent growth in the mortgage warehouse. Unrealized market valuations had no material effect on the ratios during the three year period. However, in 1998, excluding the effects of unrealized market valuations would have lowered the period-end equity to assets ratio to 5.81 percent.

TABLE 13 - CAPITAL RATIOS

                                                                               1998        1997        1996
-------------------------------------------------------------------------------------------------------------
Average total capital to average assets*                                       6.55%       7.36%       7.13%
Average shareholders' equity to average assets                                 5.96        6.62        7.13
Period-end shareholders' equity to assets                                      5.87        6.63        7.31
Period-end double leverage                                                    112.5       113.2       107.6
-------------------------------------------------------------------------------------------------------------

* Total capital includes shareholders' equity and guaranteed preferred beneficial interests in First Tennessee's junior subordinated debentures.

Banking regulators define minimum capital ratios for bank holding companies and their subsidiaries. Based on the risk-based capital rules and definitions prescribed by the banking regulators, should an institution's capital ratios decline below predetermined levels, it would become subject to a series of increasingly restrictive regulatory actions. The system categorizes a financial institution's capital position into one of five categories ranging from well-capitalized to critically under-capitalized. For an institution to qualify as well-capitalized, Tier 1 Capital, Total Capital and Leverage capital ratios must be at least 6 percent, 10 percent and 5 percent, respectively. As of December 31, 1998, First Tennessee and all of its banking affiliates had sufficient capital to qualify as well-capitalized institutions as shown in Note 12 - Regulatory Capital.

At the January 1998 meeting of the board of directors, a two-for-one stock split was approved. The stock split was effective February 20, 1998, and changed the par value of First Tennessee's common stock from $1.25 to $.625 per share and the shares of authorized common stock increased from 200 million to 400 million. All share-related information has been restated in this document to reflect the stock split.

At December 31 book value per common share was $8.50 in 1998 compared with $7.44 in 1997 and $7.14 in 1996. Average shares outstanding for the three year period were: 128.2 million in 1998, 128.4 million in 1997 and 134.4 million in 1996. Period-end shares outstanding for this same three year period were: 129.0 million, 128.2 million and 133.7 million, respectively. First Tennessee's shares are traded on The Nasdaq Stock Market national market system under the symbol FTEN, and are listed in the financial section of most newspapers as FstTN Ntl. The sales price ranges, net income per share and dividends by quarter for each of the last two years are presented in Table 20 - Summary of Quarterly Financial Information.

At December 31, 1998, the closing sales price of First Tennessee's common stock was $38.0625 per share. This price was 448 percent of year-end book value per share, and the annual dividend yield was 2.1 percent for 1998 based on dividends declared in 1998 and the closing market price of $33.375 on December 31, 1997. The quarterly dividend was last increased at the October 15, 1998, board of directors' meeting to $.19 per share, payable January 1, 1999, up 15 percent from $.165 per share.

The board of directors has authorized management to repurchase common stock from time to time, for various purposes. At December 31, 1997, management had remaining authority to purchase up to $46.7 million of stock prior to December 31, 1998. During 1998, no shares were purchased pursuant to this authority, and as a result the authority expired December 31, 1998. Had shares been purchased under this authority, these shares would have been considered tainted for purposes of pooling-of-interests accounting rules.

Management also has authority to repurchase common stock from time to time, for the various benefit programs. During 1998, 1.9 million shares were repurchased while 2.1 million were issued for benefit plans and .5 million were issued for acquisitions. During 1997, First Tennessee repurchased 7.5 million shares of its common stock (of which 3.8 million shares, at a cost of $83.3 million, were purchased under an accelerated purchase program) and issued 1.9 million shares for benefit plans. During 1996, 1.7 million shares were repurchased with 1.0 million shares being issued for benefit plans. Pursuant to board authority, First Tennessee plans to continue to purchase shares from time to time for its stock option plans, and will evaluate the level of capital and take action designed to generate or use capital as appropriate for the interest of the shareholders.

RISK MANAGEMENT


INTEREST RATE RISK MANAGEMENT
-----------------------------

The primary purpose of managing interest rate risk is to effectively invest First Tennessee's capital to manage and preserve the value created by its banking and nonbanking businesses. This is done by managing the structure of the balance sheet to maximize overall profitability, increasing revenues, and achieving the desired level of net interest income while managing interest sensitivity risk and liquidity. Derivative financial instruments are used to aid in managing the exposure of the balance sheet, net interest income, fee income and expenses, to changes in interest rates. Interest sensitivity risk is defined as the risk that future changes in interest rates will reduce income.


Interest rate risk occurs when assets and liabilities reprice at different times as interest rates change. First Tennessee uses a variety of measurement tools to monitor and control the overall interest rate risk exposure of both its on- and off-balance sheet positions. One way to gauge the impact that future changes in interest rates may have on earnings is through an interest rate sensitivity analysis. This analysis examines the net position of assets, liabilities and derivative instruments subject to repricing within specified time periods. Table 14 - Risk Sensitivity Analysis details First Tennessee's interest rate sensitivity profile at December 31, 1998. As required, Table 14 is based on projected cashflows using contractual maturity for loans and expected repayment dates for securities. This methodology does not necessarily reflect management's evaluation of interest rate risk as these instruments may reprice more frequently than at contractual maturity.

First Tennessee's net interest income and its financial condition are affected by changes in the level of market interest rates as the repricing characteristics of its loans and other assets do not necessarily match those of its deposits, other borrowings and capital. For example, a portion of fixed-rate assets that reprice within one year are funded with floating-rate debt. This position will benefit net interest income in a declining interest rate environment and will negatively impact net interest income in a rising interest rate environment. In the case of floating-rate assets and liabilities, First Tennessee may also be exposed to basis risk, which results from changing spreads between loans and deposit rates.

Because the interest rate sensitivity analysis does not fully capture the impact of changes in the balance sheet mix, administered rates (such as the prime lending rate), embedded options, or lagged interest rate changes, it cannot be used in isolation to determine the level of interest rate risk exposure. Accordingly, First Tennessee uses simulation analysis as its primary tool to manage interest rate risk exposure. This type of analysis computes earnings at risk under a variety of market interest rate scenarios to identify more dynamic interest rate risk exposures. This simulation, which considers forecasted balance sheet changes, prepayment speeds, deposit mix, pricing impacts and other changes in the net interest spread, provides an estimate of the annual earnings at risk for given changes in interest rates. (See Net Interest Income discussion for additional assumptions and information.) The information provided in the simulation analysis is forward looking. Actual results could differ because of several factors, including those presented at the beginning of this MD&A discussion.

The derivative financial instruments listed in Table 14 are shown at the notional and fair values. Note 23 - Financial Instruments with Off-Balance Sheet Risk should be referred to for additional information. The notional amount of derivative financial instruments used by the mortgage company grew significantly during 1998. This growth was due to the record pipeline volume, a larger servicing portfolio and a change in hedging strategy to greater use of corridors (where purchase and written options are used, thereby doubling the notional amount). The increased activity in capital markets also led to greater use of derivative financial instruments in 1998.

TABLE 14 - RISK SENSITIVITY ANALYSIS

CAPITAL MARKETS
                                                                                                                 Fair
(Dollars in millions)                   1999      2000       2001     2002     2003      2004+       Total       Value
------------------------------------------------------------------------------------------------------------------------
ASSETS:
Capital markets securities
 inventory:
  Floating                            $   358    $  --     $  --     $  --     $  --     $  --     $    358      $   358
    Average interest rate                5.47%      --        --        --        --        --         5.47%
------------------------------------------------------------------------------------------------------------------------
INTEREST RATE DERIVATIVES:
Interest rate forward contracts:
  Commitments to buy                  $ 2,495    $  --     $  --     $  --     $  --     $  --     $  2,495      $    (2)
    Weighted average settlement
     price                              99.97%      --        --        --        --        --        99.97%
  Commitments to sell                 $ 2,487    $  --     $  --     $  --     $  --     $  --     $  2,487            *
    Weighted average settlement
     price                             100.05%      --        --        --        --        --       100.05%
------------------------------------------------------------------------------------------------------------------------

* Amount is less than $500,000.

HELD FOR PURPOSES OTHER THAN TRADING

                                                                                                                 Fair
(Dollars in millions)                   1999      2000      2001     2002       2003      2004+     Total        Value
------------------------------------------------------------------------------------------------------------------------
ASSETS:
Loans, net of unearned income*:
    Floating                          $ 3,402    $ 198     $  98     $ 118     $ 101     $ 165     $  4,082      $ 4,082
        Average interest rate            8.22%    8.70%     6.99%     7.22%     7.51%     8.19%        8.16%
    Fixed                             $ 2,083    $ 566     $ 444     $ 283     $ 531     $ 540     $  4,447      $ 4,432
        Average interest rate            8.58%    9.07%     8.79%     8.80%     7.81%     8.12%        8.53%
Mortgage loans held for sale
    Floating                          $ 4,228    $  --     $  --     $  --     $  --     $  --     $  4,228      $ 4,220
        Average interest rate            7.03%      --        --        --        --        --         7.03%
Investment securities:
    Fixed                             $   984    $ 493     $ 231     $ 154     $ 322     $ 242     $  2,426      $ 2,427
        Average interest rate            6.92%    6.65%     6.76%     6.92%     6.62%     7.06%        6.82%
Liquid assets**:
    Floating                          $   126    $  --     $  --     $  --     $  --     $  --     $    126      $   126
        Average interest rate            3.57%      --        --        --        --        --         3.57%
------------------------------------------------------------------------------------------------------------------------
LIABILITIES:
Interest-bearing deposits:
    Fixed                             $ 6,137    $ 649     $ 365     $ 373     $ 319     $ 823     $  8,666      $ 8,674
        Average interest rate            4.70%    4.01%     2.72%     2.75%     2.16%     2.59%        4.18%
Short-term borrowings:
    Floating                          $ 4,316    $  --     $  --     $  --     $  --     $  --     $  4,316      $ 4,317
        Average interest rate            4.98%      --        --        --        --        --         4.98%
    Fixed                             $    23    $  --     $  --     $  --     $  --     $  --     $     23      $    23
        Average interest rate            4.12%      --        --        --        --        --         4.12%
Term borrowings:
    Fixed                             $    90    $   1     $  --     $  --     $  --     $ 323     $    414      $   420
        Average interest rate            9.33%    6.45%       --        --        --      6.48%        7.10%
------------------------------------------------------------------------------------------------------------------------

  * Excludes nonaccrual loans.
 ** Consists of federal funds sold, securities purchased under agreements to resell and investments in time deposits.

TABLE 14 - RISK SENSITIVITY ANALYSIS (CONTINUED)

                                                                                                                            Fair
(Dollars in millions)                           1999      2000     2001      2002       2003      2004+       Total         Value
----------------------------------------------------------------------------------------------------------------------------------
INTEREST RATE DERIVATIVES - (notional value)
Mortgage banking:
Forward contracts:
  Commitments to sell                          $ 3,926     $--     $   --    $  --     $    --     $  --      $ 3,926         $ (3)
    Weighted average settlement
     price                                       99.98%     --         --       --          --        --        99.98%
Option contracts**:
  Call options purchased                       $   150     $--     $   --    $  --     $    --     $  --      $   150         $  1
    Weighted average strike price               132.00%     --         --       --          --        --       132.00%
  Call options written                         $   150     $--     $   --    $  --     $    --     $  --      $   150         $ (1)
    Weighted average strike price                98.61%     --         --       --          --        --        98.61%
  Floors purchased                             $    --     $--     $4,350    $ 400     $11,400     $ 600      $16,750         $264
    Weighted average strike price                   --      --       4.81%    5.97%       4.66%     4.88%        4.74%
  Floors written                               $    --     $--     $   --    $  --     $ 4,800     $ 600      $ 5,400         $(80)
    Weighted average strike price                   --      --         --       --        4.43%     4.13%        4.39%
  Caps purchased                               $ 1,000     $--     $   --    $  --     $   250     $  --      $ 1,250         $  4
    Weighted average strike price                 6.50%     --         --       --        6.38%       --         6.48%
  Caps written                                 $ 1,000     $--     $   --    $  --     $   250     $  --      $ 1,250         $ (9)
    Weighted average strike price                 6.00%     --         --       --        5.75%       --         5.95%
Interest rate risk management:
Swaps                                          $   432     $--     $   --    $  --     $    --     $  --      $   432         $  1
  Average pay rate (floating)                     5.27%     --         --       --          --        --         5.27%
  Average receive rate (fixed)                    5.84%     --         --       --          --        --         5.84%
Swaps                                          $   150     $--     $   --    $  --     $    --     $  --      $   150            *
  Average pay rate (floating)                     5.30%     --         --       --          --        --         5.30%
  Average receive rate (floating)                 4.94%     --         --       --          --        --         4.94%
Caps:
  Purchased                                    $    --     $--     $   --    $  20     $    --     $  --      $    20            *
    Weighted average strike price                   --      --         --     8.00%         --        --         8.00%
  Written                                      $    --     $--     $   --    $  20     $    --     $  --      $    20            *
    Weighted average strike price                   --      --         --     8.00%         --        --         8.00%
----------------------------------------------------------------------------------------------------------------------------------

  * Amount is less than $500,000.
 ** Option contracts in total had a book value of $174 million at December 31, 1998.


CREDIT RISK MANAGEMENT / ASSET QUALITY
--------------------------------------

First Tennessee manages credit risk and asset quality through diversification in the loan portfolio and adherence to its credit policy process. First Tennessee's goal is not to avoid risk but to manage it and include it in the pricing decision. To assess the quality of individual commercial loans, all commercial loans are internally assigned a credit rating, ranging from grades A to F, to assist in the credit risk management of these loans. In addition, management strives to identify loans experiencing difficulty early enough to correct the deficiencies. Nonperforming loans are recognized in a timely manner, and charge-offs are recorded promptly, based on realistic assessments of current collateral values and the borrower's ability to repay. The adequacy of reserves is assessed for the purpose of maintaining coverage of estimated losses inherent in the loan portfolio.

At December 31, 1998, First Tennessee did not have any concentrations of 10 percent or more of total loans in any single industry.


ALLOWANCE FOR LOAN LOSSES AND CHARGE-OFFS

Management's policy is to maintain the allowance for loan losses at a level sufficient to absorb the estimated losses inherent in the loan portfolio. The allowance for loan losses is increased by the provision for loan losses and recoveries and is decreased by charged-off loans. The evaluation process used to determine the adequacy of the allowance for loan losses combines three factors: historical loss experience derived from analytical models, current trends, and reasonably foreseeable events. This methodology determines an estimated loss percentage (reserve rate) which is applied against the balance of loans in each segment of the loan portfolio at the evaluation date.

COMMERCIAL AND COMMERCIAL REAL ESTATE LOANS

For the commercial loan portfolio, the reserve rate is based on a three-year, moving average of actual charge-offs for each loan grade. The reserve rate is then adjusted for current trends, both internal and external, that may affect the loan portfolio. Some of the factors considered in making these adjustments include: levels of, and trends in delinquencies, classified loans and nonaccrual loans; trends in volume and maturity; effects of changes in lending policies and underwriting guidelines; introduction of new loan products; experience, ability and depth of lending management and staff; migration of loans from watchlist loans to classified assets; and recent charge-off trends that may skew the three-year moving average. Finally, the reserve rates for each loan grade are reviewed quarterly to reflect local, regional and national economic trends, concentration of cyclical industries, and the economic prospects for industry concentrations. To supplement management's process in setting these additional adjustments, an economic model is used that measures the correlation between historical charge-offs and a number of state and national economic indicators.

All classified loans over $1 million are evaluated separately, and a specific reserve is set based on the exposure (the difference between the outstanding loan amount and the estimated net realizable value of the collateral) and the probability of loss.

Table 15 - Reserve Rates shows the percentage of allowance for loan losses to outstanding balances by loan category. Table 16 - Loans and Foreclosed Real Estate at December 31 gives a breakdown of the allowance allocation by major loan types and commercial loan grades at December 31, 1998, compared with the same period in 1997. This table also shows the amount of the general reserve. A general reserve is maintained on the commercial loan portfolio based on management's judgment regarding the risk of error in the specific allowances for individual loans or pools of loans. Table 17 - Analysis of Allowance for Loan Losses summarizes by category, loans charged off and recoveries of loans previously charged off. This table also shows the additions to the reserve which have been charged against operating earnings. Table 18 - Net Charge-off Ratios provides charge-off information by loan type.

TABLE 15 - RESERVE RATES

                                                    1998       1997      1996
--------------------------------------------------------------------------------
Commercial and commercial real estate*              1.01%      1.02%     1.14%
Impaired**                                         50.00      33.33     36.36
Consumer                                            1.13        .91       .89
Credit card receivables                             3.87       4.65      4.25
--------------------------------------------------------------------------------

  * Excludes impaired and nonaccrual loans.
 ** Includes nonaccrual loans.

The reserve rate (see Table 15) and the charge-off ratio (see Table 18) for commercial loans in 1998 was relatively flat to 1997. The decline in the reserve rate from 1.14 percent in 1996 to 1.01 percent in 1998 reflected the improvement in charge-offs. Commercial loan recoveries were approximately 60 percent of gross charge-offs and contributed to the low charge-off ratio of .05 percent in 1998. In 1996, commercial loan recoveries exceeded charge-offs. The reserve rate for impaired loans increased from 33.33 percent in 1997 to 50.00 percent in 1998 following a decline from 36.36 percent in 1996. The adjustment to the reserve rates for economic conditions increased during 1998 reflecting the slower growth in the economy.


CONSUMER LOANS

Reserve rates are also established for each segment of the consumer portfolio based on historical loss trends and are adjusted to reflect current trends. Some of the factors for making these adjustments include: changes in underwriting guidelines or credit scoring models; trends in consumer payment patterns, delinquencies and personal bankruptcy; staffing levels in the collection area; change in the mix of loan products outstanding; value of underlying collateral; and recent charge-off trends. The reserve rates are also adjusted for changing economic conditions and the adequacy of the reserves to cover inherent loss in case of error.

The reserve rate for consumer loans increased from .91 percent in 1997 to 1.13 percent in 1998, following an increase from .89 percent in 1996. During this period, the reserve rates declined for residential real estate and direct and indirect auto lending due to the improvement in charge-off trends for these pools of loans as demonstrated in Table 17 and Table 18. The overall increase in the consumer loan portfolio reserve rate was driven by two pools of loans with higher reserve rates - unsecured consumer debt and revolving home equity lines of credit. This unsecured consumer debt primarily relates to an installment loan product that receives a higher reward (wider spread) commensurate with the higher risk, and consequently higher reserve rate. The majority of these loans were originated in the latter part of 1998. The revolving home equity line of credit has a higher reserve rate due to the charge-off experience of higher-yielding/higher loan-to-value loan products.


CREDIT CARD

The establishment of the reserve rate for the credit card portfolio follows a process similar to the consumer loan portfolio. As shown in Table 15, the reserve rate declined in 1998 to 3.87 percent following an increase to 4.65 percent in 1997, and paralleled the charge-off trend for this same period (see Table 18). The credit card receivables net charge-off ratio decreased 80 basis points between 1998 and 1997 and reached its lowest level since 1995. The credit card charge-off ratio was again favorable to the industry average in 1998. A significant part of the increase in charge-offs in 1997 was due to continuing losses from a private label program discontinued the previous year.


TOTAL LOANS

The total allowance for loan losses increased 8 percent, or $10.2 million, in 1998 and 7 percent, or $8.1 million, in 1997. Period-end loans grew 3 percent in 1998 and 8 percent in 1997. The ratio of allowance for loan losses to loans, net of unearned income, was 1.59 percent at December 31, 1998, compared with 1.51 percent at December 31, 1997, and 1.52 percent at December 31, 1996. The increase in this coverage ratio in 1998 was primarily due to higher inherent risk in the loan portfolio due to the increase in the reserve rate in the consumer loan portfolio and the effect of securitizations. The securitizations completed during 1998 removed loans with a lower reserve rate from the loan portfolio, thus changing the risk mix.

Net charge-offs decreased to $37.8 million for the year ended December 31, 1998. Net charge-offs were $43.0 million for 1997 and $30.5 million for 1996. The decrease in the level of net charge-offs was due to improved asset quality in credit card receivables where net charge-offs decreased $3.6 million from $25.7 million for 1997 to $22.1 million for 1998. Consumer loan net charge-offs also decreased in 1998 from $11.7 million for 1997 to $10.0 million, while commercial loan and permanent mortgage net charge-offs remained relatively flat to 1997 levels.

The ratio of net charge-offs to average loans decreased to .46 percent for 1998 from .54 percent for 1997 and .41 percent for 1996. Excluding the repurchased mortgages (described in the Repurchased Mortgage Loans section), the ratio of net charge-offs to average loans would have decreased to .42 percent in 1998. The permanent mortgage net charge-off ratio decreased 6 basis points in 1998 to a net recovery position.

Going forward, in light of current economic conditions, anticipated trends and First Tennessee's loan portfolio mix, management believes overall asset quality will remain stable and net charge-offs as a percentage of average loans should remain relatively consistent with the levels experienced in 1998. Commercial loan charge-offs will continue to rise and will approach a more normal charge-off level as the amount of potential recoveries declines. As securitizations, loan sales or other balance sheet management tools are employed which could result in a change in the mix of consumer loans, consumer loan charge-offs will potentially be at a higher level commensurate with the inherent risk of the portfolio. This is forward-looking information. Actual results could differ because of several factors, including those presented at the beginning of this MD&A discussion.

TABLE 16 - LOANS AND FORECLOSED REAL ESTATE AT DECEMBER 31

                                                                   1998                                     1997
                                      ------------------------------------------------------------  ----------------------
                                                    Construction                        Allowance            Allowance
                                                         and       Commercial            for Loan             for Loan
(Dollars in millions)                   Commercial   Development  Real Estate    TOTAL    Loss      Total       Loss
--------------------------------------------------------------------------------------------------------------------------
Internal grades*:
      A                                    $  251       $ --          $  1     $  252     $ --     $  251       $  1
      B                                       644         --            89        733        1        656          2
      C                                     2,097        227           448      2,772       24      2,518         22
      C-                                      412         40           128        580        7        574          6
      D                                        68          5             8         81        4         90          4
      E                                        20         --             6         26        3         15          1
      F                                        15          1             4         20        6         20          6
--------------------------------------------------------------------------------------------------------------------------
                                            3,507        273           684      4,464       45      4,124         42
Impaired loans:
    Contractually past due                      4         --             1          5        2          7          3
    Contractually current                       6         --             1          7        4          1         --
Nonaccrual loans:
    Contractually past due                     --         --            --         --       --          1         --
    Contractually current                      --         --            --         --       --         --         --
--------------------------------------------------------------------------------------------------------------------------
    Total commercial and
        commercial real estate loans       $3,517       $273          $686     $4,476     $ 51     $4,133       $ 45
--------------------------------------------------------------------------------------------------------------------------
Retail:
    Consumer                                                                    3,019       34      2,855         26
    Credit card                                                                   594       23        581         27
    Permanent mortgages                                                           423        2        664          3
    Mortgage banking nonaccrual                                                    16        3         29          3
--------------------------------------------------------------------------------------------------------------------------
    Total retail loans                                                          4,052       62      4,129         59
--------------------------------------------------------------------------------------------------------------------------
Other/Unfunded commitments                                                         29        2         49          3
General reserve                                                                    --       21         --         19
--------------------------------------------------------------------------------------------------------------------------
Total loans                                                                    $8,557     $136     $8,311       $126
==========================================================================================================================
Foreclosed real estate:
    Foreclosed property                    $    2       $  1          $  2     $    5              $    4
    Foreclosed property -
        mortgage banking                                                           11                   8
--------------------------------------------------------------------------------------------------------------------------
Total foreclosed real estate                                                   $   16              $   12
==========================================================================================================================

Loans are expressed net of unearned income. All amounts in the Allowance for Loan Loss columns have been rounded to the nearest million dollars. Grade A loans have reserve amounts of less than $500,000.

*Based on internal loan classifications. Definitions of each credit grade are provided below:

GRADE A:     Established, stable companies with excellent earnings, liquidity, and capital. Possess many of the same characteristics as Standard &
             Poor's (S&P) AA rated companies.
GRADE B:     Established, stable companies with good earnings, liquidity, rated companies.
GRADE C:     Established, stable companies with satisfactory earnings,
             liquidity, and capital and with consistent, positive trends relative to industry norms.
GRADE C-:    Established, stable companies with either inconsistent and/or marginal earnings, or liquidity, or capital. Overall acceptable credits with minor weaknesses which warrant additional servicing.
GRADE D:     Financial condition adversely affected by temporary lack of earnings or liquidity or changes in the operating environment. An action plan is required to rehabilitate the credit or have it refinanced elsewhere.
GRADE E:     Significant developing weaknesses or adverse trends in
             earnings, liquidity, capital, or operating environment. No discernible market for refinancing is available.
GRADE F:     Significantly higher than normal probability that: (1) legal action or liquidation of collateral is required; (2) there will be a loss; or (3) both will occur. This grade is believed to be substantially equivalent to the regulators' classifications of substandard or doubtful.
IMPAIRED:    A loan for which it is probable that all amounts due,
             according to the contractual terms of the loan agreement, will not be collected.
NONACCRUAL:  A loan that is placed on nonaccrual status is not included in any of these six grades, but is placed in a separate nonaccrual category. Commercial and real estate loans are placed on nonaccrual status automatically once they become 90 days or more past due.

TABLE 17 - ANALYSIS OF ALLOWANCE FOR LOAN LOSSES

(Dollars in thousands)                 1998             1997            1996            1995            1994            1993
------------------------------------------------------------------------------------------------------------------------------
ALLOWANCE FOR LOAN LOSSES:
Beginning balance                $  125,859       $  117,748      $  112,567      $  109,859      $  110,720      $  103,223
Provision for loan losses            51,351           51,115          35,677          20,592          17,182          36,461
Allowance from acquisitions             140               --              --           2,632              --             971
Securitization adjustment            (3,575)              --              --              --              --              --
Charge-offs:
    Commercial                        5,379            6,388           3,355           5,614           6,458          16,905
    Consumer                         14,976           16,574          15,531          12,373           9,180           8,909
    Credit card receivables          24,242           27,420          22,964          16,874          12,674          13,357
    Real estate construction            442              245              10              44              --           2,320
    Permanent mortgage*               3,483            3,648             522             326             884           1,170
------------------------------------------------------------------------------------------------------------------------------
        Total charge-offs            48,522           54,275          42,382          35,231          29,196          42,661
------------------------------------------------------------------------------------------------------------------------------
Recoveries:
    Commercial                        3,372            4,340           3,712           6,728           4,001           6,266
    Consumer                          4,938            4,919           5,720           5,732           4,415           3,590
    Credit card receivables           2,179            1,689           2,112           2,022           1,890           2,262
    Real estate construction            148              171             171              59             373             159
    Permanent mortgage                  123              152             171             174             474             449
------------------------------------------------------------------------------------------------------------------------------
        Total recoveries             10,760           11,271          11,886          14,715          11,153          12,726
------------------------------------------------------------------------------------------------------------------------------
        Net charge-offs              37,762           43,004          30,496          20,516          18,043          29,935
------------------------------------------------------------------------------------------------------------------------------
Ending balance                   $  136,013       $  125,859      $  117,748      $  112,567      $  109,859      $  110,720
==============================================================================================================================
LOANS, OUTSTANDING AT
    DECEMBER 31**                $8,557,064       $8,311,350      $7,728,203      $7,333,283      $6,498,042      $5,560,348
------------------------------------------------------------------------------------------------------------------------------
Average loans, outstanding
    during the year**            $8,242,135       $7,945,143      $7,472,095      $6,887,218      $5,984,424      $4,996,339
------------------------------------------------------------------------------------------------------------------------------
RATIOS**:
Allowance to loans                     1.59%            1.51%           1.52%           1.54%           1.69%           1.99%
Net charge-offs to average
  loans                                 .46              .54             .41             .30             .30             .60
Net charge-offs to allowance           27.8             34.2            25.9            18.2            16.4            27.0
------------------------------------------------------------------------------------------------------------------------------

 * Permanent mortgage charge-offs include $3,421,000 and $3,170,000 of charge-offs for 1998 and 1997, respectively, related to the mortgage loans repurchased since the beginning of 1997 (for further information on repurchased mortgages see discussion in Repurchased Mortgage Loans section).
** Net of unearned income.

TABLE 18 - NET CHARGE-OFF RATIOS

                                                                       1998          1997           1996
-----------------------------------------------------------------------------------------------------------
BREAKDOWN BY LOAN CATEGORY:
Commercial and commercial real estate                                   .05%          .05%          (.01)%
Consumer                                                                .36           .42            .38
Credit card receivables                                                3.92          4.72           3.93
Permanent mortgage*                                                    (.01)          .05            .05
===========================================================================================================

Total net charge-offs excluding repurchased mortgages                   .42%          .50%           .41%
Impact of repurchased mortgages                                         .04           .04             --
-----------------------------------------------------------------------------------------------------------
Total net charge-offs                                                   .46%          .54%           .41%
===========================================================================================================

* Excludes mortgage loans repurchased beginning 1997 to correct file documentation in order to certify loan pools. This occurred principally from the consolidation of six separate mortgage operations during 1996.
A negative ratio indicates that recoveries exceeded charge-offs. Loans are averages expressed net of unearned income.

NONPERFORMING ASSETS

Nonperforming loans consist of impaired, other nonaccrual and restructured loans. These, along with foreclosed real estate and other assets, represent nonperforming assets. Impaired loans are those loans for which it is probable that all amounts due, according to the contractual terms of the loan agreement, will not be collected and for which recognition of interest income has been discontinued. Nonaccrual loans are those loans on which recognition of interest income has been discontinued. Restructured loans generally take the form of an extension of the original repayment period and/or a reduction or deferral of interest or principal because of a deterioration in the financial position of the borrower.

Nonperforming assets decreased 13 percent, or $6.6 million, in 1998 following an increase of 89 percent, or $23.9 million, in 1997. Total nonperforming loans decreased 28 percent, or $10.6 million, in 1998 compared to an increase of 103 percent, or $19.5 million, in 1997. Mortgage loans, repurchased for documentation problems, are considered nonperforming loans (see discussion in Repurchased Mortgage Loans section). With the inception of this repurchase program in 1997, nonperforming assets and nonperforming loans increased. As these documentation deficiencies were cured these nonperforming balances declined in 1998. At December 31, 1998, foreclosed properties amounted to $16.2 million, an increase of 33 percent from the $12.2 million of foreclosed properties reported in 1997. Of the $4.0 million increase, $3.4 million came from mortgage banking due to the repurchased mortgage loans.

Information regarding nonperforming assets and loans is presented in Table 19 - Nonperforming Assets at December 31. As shown in the table, the ratio of nonperforming assets to total loans was .52 percent at December 31, 1998. In the regional banking group, the ratio of nonperforming assets to total loans was .20 percent. Table 20 - Changes in Nonperforming Assets gives additional information related to nonperforming assets for 1996 through 1998.

TABLE 19 - NONPERFORMING ASSETS AT DECEMBER 31

(Dollars in thousands)                   1998           1997           1996          1995           1994           1993
-------------------------------------------------------------------------------------------------------------------------
AMOUNTS:
Impaired loans*                      $ 12,111       $  8,712       $ 10,322      $ 11,865
Other nonaccrual loans                 15,696         29,703          8,604         7,175
-------------------------------------------------------------------------------------------------------------------------
    Total nonaccrual loans             27,807         38,415         18,926        19,040       $ 16,853       $ 27,599
Restructured loans                          -              -              -             -            158          1,195
-------------------------------------------------------------------------------------------------------------------------
    Total nonperforming loans          27,807         38,415         18,926        19,040         17,011         28,794
Foreclosed real estate                 16,242         12,202          7,823        11,794         19,215         35,048
Other assets                              199            235            196         1,022          2,055          1,292
-------------------------------------------------------------------------------------------------------------------------
Total nonperforming assets           $ 44,248       $ 50,852       $ 26,945      $ 31,856       $ 38,281       $ 65,134
=========================================================================================================================
Non-government guaranteed
    past due loans**                 $ 21,745       $ 21,015       $ 20,011      $ 19,796       $ 11,213       $ 13,634
Government guaranteed past
    due loans**                         9,858         11,059         10,736        10,820         10,030         11,024
-------------------------------------------------------------------------------------------------------------------------
RATIOS***:
Nonperforming loans to total
    loans                                 .32%           .46%           .24%          .26%           .26%           .52%
Nonperforming assets to total
    loans plus foreclosed
    real estate and other
    assets                                .52            .61            .35           .43            .59           1.16
Nonperforming assets and
    non-government guaranteed
    past due loans to total
    loans plus foreclosed
    real estate and other
    assets                                .77            .86            .61           .70            .76           1.41
-------------------------------------------------------------------------------------------------------------------------

   * For the years 1997, 1996 and 1995 impaired loans included $196,000, $279,000 and $303,000 of restructured loans, respectively.
  ** Loans that are 90 days or more past due as to principal and/or interest and not yet impaired or on nonaccrual status.
 *** Total loans are net of unearned income.
Certain previously reported amounts have been adjusted to agree with current presentation.

TABLE 20 - CHANGES IN NONPERFORMING ASSETS

(Dollars in millions)                                                  1998          1997           1996
-------------------------------------------------------------------------------------------------------------
Beginning balance                                                   $  50.9        $ 26.9         $ 31.9
Additional nonperforming assets                                       124.5         104.2           22.6
Payments                                                             (123.0)        (71.5)         (24.9)
Charge-offs                                                            (8.2)         (8.7)          (2.7)
-------------------------------------------------------------------------------------------------------------
Ending balance                                                      $  44.2        $ 50.9         $ 26.9
=============================================================================================================


PAST DUE LOANS AND POTENTIAL PROBLEM ASSETS

Past due loans are loans contractually past due 90 days or more as to interest or principal payments, but which have not yet been put on nonaccrual status. The ratio of past due loans to total loans was .37 percent at year-end 1998, essentially unchanged from 1997. Past due loans were $31.6 million at December 31, 1998, compared with $32.1 million for 1997. Additional historical past due loan information can be found in Table 19.

Potential problem assets, which are not included in nonperforming assets, decreased to $63.3 million at December 31, 1998, from $70.3 million at December 31, 1997, and were 1 percent of total loans in 1998 and 1997. Potential problem assets represent those assets where information about possible credit problems of borrowers has caused management to have serious doubts about the borrower's ability to comply with present repayment terms. This definition is believed to be substantially consistent with the standards established by the Office of the Comptroller of the Currency for loans classified substandard or doubtful.


REPURCHASED MORTGAGE LOANS

Within the course of normal mortgage banking activities, a small percentage of nonperforming assets is created when FHA/VA borrowers are delinquent in their monthly payments prior to the completion of the insuring process. Additionally, loans that have been sold may be found not to meet an investors' origination criteria and could be required to be repurchased. In the first quarter of 1997, these nonperforming assets increased $28.3 million to $39.9 million as several events led to a backlog in the documentation and insuring operations. The consolidation of the six independent mortgage companies into Dallas, combined with the 1996 production volume surge during which refinancing activity was more than double expected origination levels, created a document flow problem. As a result, some loans became delinquent prior to being insured. The insuring process is unique to government (FHA/VA) loans which are pooled (packaged) and sold as mortgage-backed securities called GNMA securities. When a loan becomes more than 90 days past due, the originator has the option of repurchasing the loan out of the GNMA pool then, or waiting until the loan has been foreclosed. When a repurchase does occur, the loan is classified as a nonperforming asset if it has not been previously insured. Management of the nonperforming assets, through curing the delinquencies or sale of foreclosed properties, has resulted in a reduction in these assets, bringing the balance to $27.5 million at year-end 1998 compared with a balance of $36.7 million at year-end 1997. Additionally, First Tennessee participates in FNMA's REO management and liquidation program. Through this relationship, which includes the use of FNMA's nationwide network of residential real estate service providers, First Tennessee is able to efficiently liquidate certain foreclosed properties.


OTHER

YEAR 2000
---------

Many computer programs were originally designed to store and process data using two digits rather than four to define a calendar year. This could cause programs that have date sensitive software to recognize a date using "00" as the year

1900 rather than the year 2000. The "Year 2000 computer issue" can create risk for a company from unforeseen problems in its own computer systems and from the company's vendors and customers.

First Tennessee began planning its Year 2000 remediation strategy to fix this computer issue in 1995. Among other things, the process included the formation of a company-wide project team that meets regularly to coordinate and review the status of conversion initiatives. The main phases involved in the Year 2000 project are assessment, renovation, validation, and implementation. A comprehensive review to assess the systems affected by this issue has been completed, estimated cost projections have been determined and an implementation plan has been compiled. As a result of the assessment review, First Tennessee is in the process of modifying or replacing certain existing systems. New systems being acquired will provide new functionality to meet the expanding needs of customers and will be Year 2000 compliant.

Modifications to systems are made in the renovation phase. These modifications are then subjected to current and future date testing during the next phase, the validation phase. Finally, after systems are thoroughly tested, the implementation phase begins. Training and product integration occur during this final phase to aid in assuring a smooth transition to the normal day-to-day operations. The completion of these phases is expected to occur by the second quarter of 1999. As of December 31, 1998, First Tennessee had completed approximately 92 percent of renovation, 76 percent of validation and 65 percent of implementation for mission critical systems. For all systems, the completion status was approximately 94 percent renovated, 86 percent validated and 84 percent implemented. Management believes the efforts described above will provide reasonable assurance that its systems will be adequately prepared for the Year 2000.

Costs of new systems will be capitalized and amortized, and spending for maintenance and modification associated with Year 2000 will be expensed as incurred. The total gross cost of Year 2000 compliance is estimated to range from $40 million to $45 million, of which approximately $25 million had been incurred as of December 31, 1998, with approximately 60 percent of this being capitalized. Consistent with current corporate accounting policy, the capitalized costs will be amortized on a straight-line basis over a maximum period of five years once the systems project is substantially complete and ready for its intended use.

As part of our Year 2000 preparedness, First Tennessee is also assessing business risks that potentially could arise from customers, business partners, vendors, and government agencies who may fail to successfully complete renovation of their systems before January 1, 2000. The processes include periodic assessments of Year 2000 readiness of material credit customers, funds providers, financial market counterparties, and mission critical vendors. During 1998, First Tennessee initiated a review with its large commercial customers to identify, assess and mitigate potential risks, including credit risk, associated with customers' failure to adequately address their Year 2000 issues. This process is expected to be completed by the second quarter of 1999. While First Tennessee continues, when it deems appropriate, to discuss these matters with, obtain written certification from, and test the systems of other companies as to their Year 2000 compliance, there can be no assurance that any potential impact associated with incompatible systems after December 31, 1999, would not have a material adverse effect on First Tennessee's business, financial condition or results of operations. However, our regular contingency planning processes will be adapted to aid us in preparing for the most significant potential risks from these external sources. The Office of the Comptroller of the Currency, which is our primary bank regulator, includes a review of the risk assessments and contingency plans in its quarterly examination of Year 2000 preparedness. Our contingency plans will be adapted to include such items as outsourcing options, business resumption plans for all of the business units, identification of alternative sources of liquidity, and evaluation of alternative manual processes. The adaptation and testing of these contingency plans should be finalized by the second quarter of 1999.

The foregoing statements are forward looking. Actual results could differ because of several factors, including those presented at the beginning of this MD&A discussion.

QUARTERLY FINANCIAL INFORMATION
-------------------------------

TABLE 21 - SUMMARY OF QUARTERLY FINANCIAL INFORMATION

                                                         1998                                             1997
                                      ---------------------------------------------     --------------------------------------
(Dollars in millions except               Fourth      Third      Second      First       Fourth     Third      Second   First
   per share data)                       Quarter     Quarter    Quarter     Quarter     Quarter    Quarter    Quarter  Quarter
------------------------------------------------------------------------------------------------------------------------------
SUMMARY INCOME INFORMATION:
Interest income                         $  312.4   $   288.3   $  276.1   $   257.0     $ 246.3   $  241.8   $ 230.9   $ 222.3
Interest expense                           165.9       153.6      143.9       129.9       121.3      118.2     111.9     106.8
Provision for loan losses                   11.9        13.1       12.8        13.5        13.3       12.8      12.5      12.5
Noninterest income before securities
     transactions                          303.8       267.9      219.9       190.0       195.4      180.4     154.0     139.0
Securities gains /(losses)                   3.9          --         --          --          .1         --       (.8)       --
Noninterest expense                        339.8       292.7      258.4       230.9       214.6      204.1     186.0     180.3
Net income                                  65.5        61.8       52.7        46.4        57.8       54.7      46.4      38.6
-----------------------------------------------------------------------------------     --------------------------------------
NET INCOME PER COMMON SHARE             $    .51   $     .48   $    .41   $     .36     $   .45   $    .43   $   .36   $   .30
DILUTED NET INCOME
    PER COMMON SHARE                         .50         .47        .40         .35         .44        .42       .35       .29
-----------------------------------------------------------------------------------     --------------------------------------
COMMON STOCK INFORMATION:
Closing price per share:
    High                                $38 1/16   $33   3/4   $35  3/4   $33   1/8     $33 3/4   $29  1/8   $24 7/8   $24 1/2
    Low                                  25  1/2    23 13/16    29         29 15/64      28        24 1/16    21        18 3/8
    Period-end                           38 1/16    27  5/16    31 9/16    32   1/8      33 3/8    28  1/2    24        21 1/8
Dividends declared per share                 .19        .165       .165        .165        .165        .15       .15       .15
------------------------------------------------------------------------------------------------------------------------------

Per share data reflects the 1998 two-for-one stock split.

GLOSSARY

ALLOWANCE FOR LOAN LOSSES - Valuation reserve representing the amount considered by management to be adequate to cover estimated losses inherent in the loan portfolio.

BASIS POINT - The equivalent of one-hundredth of one percent (0.01). One hundred basis points equals one percent. This unit is generally used to measure movements in interest yields and rates.

BASIS RISK - Refers to changes in the relationship between various interest rate segments (e.g., the difference between the Prime and the Fed Funds Rates).

BASIS SWAP - A notional principle swap that was intended to hedge the basis risk of the loan portfolio. First Tennessee's basis swap was terminated in 1995 in order to restructure the rate sensitive position and limit the loss going forward in a rising rate scenario.

BOOK VALUE PER SHARE - A ratio determined by dividing shareholders' equity at the end of a period by the number of common shares outstanding at the end of that period.

CHARGE-OFFS - The amount charged against the allowance for loan losses to reduce specific loans to their collectible amount.

CLASSIFIED LOAN - A loan that has caused management to have serious doubts about the borrower's ability to comply with present repayment terms. Included in this category are grade F performing and nonperforming loans. In compliance with the standards established by the Office of the Comptroller of the Currency (OCC), these loans are classified as substandard, doubtful and loss depending on the severity of the loan's deterioration.

COMMERCIAL PAPER - A short-term unsecured debt obligation of the parent company with maturities typically of 30 days to 270 days.

COMMERCIAL AND STANDBY LETTERS OF CREDIT - Commercial letters of credit are issued or confirmed by an entity to ensure the payment of its customers' payables and receivables. Standby letters of credit are issued by an entity to ensure its customers' performance in dealing with others.

COMMITMENT TO EXTEND CREDIT - Agreements to make or acquire a loan or lease as long as agreed-upon terms (e.g., expiry, covenants or notice) are met. Generally these commitments have fixed expiration dates or other termination clauses and may require payment of a fee.

CORE DEPOSITS - Core deposits consist of all interest-bearing and noninterest-bearing deposits, except certificates of deposit over $100,000. They include checking interest deposits, money market deposit accounts, time and other savings, plus demand deposits.

DERIVATIVE FINANCIAL INSTRUMENT - Futures, forwards, swaps, option contracts, or other financial instruments with similar characteristics, such as interest rate caps or floors, or fixed-rate loan commitments.

DILUTED EARNINGS PER SHARE - Net income, divided by average shares outstanding plus the number of shares that would be outstanding if all dilutive common shares had been issued. Dilutive common shares, for example, would be outstanding options where the average stock price exceeds the price at which the option was granted.

DOUBLE LEVERAGE RATIO - A ratio that measures the degree to which parent company debt supports investments in subsidiaries. It is calculated by dividing the parent company's investment in subsidiaries by total consolidated equity.

EARNING ASSETS - Assets that generate interest or dividend income or yield-related fee income, such as loans and investment securities.

EARNINGS PER SHARE (ALSO CALLED BASIC EARNINGS OR BASIC NET INCOME PER SHARE) - Net income, divided by the average number of common shares outstanding in the period (see also diluted earnings per share).

FEDERAL FUNDS SOLD/PURCHASED - Excess balances of depository institutions which are loaned to each other, generally on an overnight basis.

FULLY TAXABLE-EQUIVALENT INCOME (FTE) - Income that has been adjusted by increasing tax-exempt income to a level that would yield the same after-tax income had that income been subject to taxation.

HEDGE - An instrument used to reduce risk by entering into a transaction which offsets existing or anticipated exposures to changes in interest rates.

INTEREST-FREE SOURCES - Noninterest-bearing liabilities (such as demand deposits, other liabilities and shareholders' equity) net of nonearning assets (such as cash, fixed assets and other assets).

INTEREST RATE CAPS AND FLOORS - Contracts with notional principal amounts that require the seller, in exchange for a fee, to make payments to the purchaser if a specified market interest rate exceeds a fixed upper "capped" level or falls below a fixed lower "floor" level on specified future dates.

INTEREST RATE FORWARD AND FUTURES CONTRACTS - Contracts representing commitments either to purchase or sell at a specified future date a specified security or financial instrument at a specified price, and may be settled in cash or through delivery. These obligations are generally short term in nature.

INTEREST RATE OPTION (OPTIONS) - A contract that grants the holder (purchaser), for a fee, the right to either purchase or sell a financial instrument at a specified price within a specified period of time or on a specified date from the writer (seller) of the option.

INTEREST RATE SENSITIVITY - The relationship of changes in interest income and interest expense to fluctuations in interest rates over a defined period of time.

INTEREST RATE SWAP (SWAP) - An agreement in which two entities agree to exchange, at specified intervals, interest payment streams calculated on an agreed upon notional principal amount with at least one stream based on a floating rate index.

INTEREST SENSITIVITY GAP - The difference between interest-rate sensitive assets and interest-rate sensitive liabilities over a designated time period. A net asset exists when interest-rate sensitive assets exceed interest-rate sensitive liabilities. A net liability position exists when liabilities exceed assets.

LEVERAGE RATIO - Tier 1 capital divided by quarterly average assets excluding any adjustments for available for sale securities unrealized gains/(losses), goodwill, and certain other intangible assets.

LIQUIDITY - The ability of a corporation to generate adequate funds to meet its cash flow requirements. It is measured by the ability to quickly convert assets into cash with minimal exposure to interest rate risk, by the size and stability of the core deposit base, and by additional borrowing capacity within the money markets.

MARKET CAPITALIZATION - Market value of a firm computed by multiplying the amount of shares outstanding by the current stock price.

MORTGAGE SERVICING RIGHTS - The right to service mortgage loans, generally owned by someone else, for a fee. Loan servicing includes collecting payments; remitting funds to investors, insurance companies and taxing authorities; collecting delinquent payments; and foreclosing on properties when necessary.

NET INTEREST INCOME (NII) - Interest income less interest expense.

NET INTEREST MARGIN - A measurement of how effectively the bank utilizes its earning assets in relationship to the interest cost of funding them. It is computed by dividing fully taxable-equivalent net interest income by average interest earning assets.

NET INTEREST SPREAD - The difference between the average yield earned on earning assets on a fully taxable-equivalent basis and the average rate paid for interest-bearing liabilities.

NONACCRUAL LOANS - Loans on which interest accruals have been discontinued due to the borrower's financial difficulties. Interest income on these loans is reported on a cash basis as it is collected after recovery of principal.

NONPERFORMING ASSETS - Interest earning assets on which interest income is not being accrued, restructured loans on which interest rates or terms of repayment have been materially revised, real estate properties acquired through foreclosure, and repossessed assets.

NOTIONAL PRINCIPAL AMOUNT - An amount on which payments for interest rate swaps and interest rate options, caps and floors are based. The "notional amount" is not paid or received.

OPERATING MARGIN (ALSO CALLED RETURN ON REVENUE - ROR) - A measure of profitability that indicates operation efficiency and productivity. It is calculated by dividing the fully taxable-equivalent pre-tax profit before loan loss provision by the fully taxable-equivalent net interest income plus noninterest income.

PRICE/EARNINGS RATIO - The relationship of the market price of a share of common stock to the earnings per share of the stock, expressed as a multiple.

PROVISION FOR LOAN LOSSES - The periodic charge to earnings for potential losses in the loan portfolio.

PURCHASED FUNDS - The combination of certificates of deposit greater than $100,000, federal funds purchased, securities sold under agreement to repurchase, bank notes, commercial paper, and other short-term borrowings.

RECOVERIES - The amount added to the allowance for loan losses when funds are received on a loan that was previously charged off.

REPURCHASE AGREEMENT - A method of short-term financing in which one party agrees to buy back, at a future date (generally overnight) and an agreed-upon price, a security it sells to another party.

RESTRUCTURED LOANS - Loans where the institution, for economic or legal reasons related to the debtor's financial difficulties, grants a concession to the debtor that it would not otherwise consider.

RETURN ON AVERAGE ASSETS (ROA) - A measure of profitability that indicates how effectively an institution utilized its assets. It is calculated by dividing annualized net income by total average assets.

RETURN ON AVERAGE EQUITY (ROE) - A measure of profitability that indicates what an institution earned on its shareholders' investment. ROE is calculated by dividing net income by total average shareholders' equity.

REVENUE - The sum of net interest income and noninterest income. For some comparisons, securities gains/losses are excluded.

RISK-ADJUSTED ASSETS - A regulatory risk-based calculation that takes into account the broad differences in risks among a banking organization's assets and off-balance sheet instruments.

SECURITIZED ASSETS OR SECURITIZATION - The process by which financial assets are packaged, underwritten and sold as securities.

SHAREHOLDER RETURN (ALSO CALLED TOTAL RETURN) - The sum of dividend income and price appreciation of an equity security for a given period of time divided by the price of the security at the beginning of the period.

TIER 1 CAPITAL RATIO - Ratio consisting of shareholders' equity before any adjustments for available for sale securities unrealized gains/(losses) reduced by goodwill, certain other intangible assets and the disallowable portion of mortgage servicing rights divided by risk-adjusted assets.

TOTAL CAPITAL RATIO - Tier 1 capital plus the allowable portion of the allowance for loan losses and qualifying subordinated debt divided by risk-adjusted assets.

                      FIRST TENNESSEE NATIONAL CORPORATION
                      CONSOLIDATED STATEMENTS OF CONDITION

                                                                                                     December 31
                                                                                          ---------------------------------
(Dollars in thousands)                                                                            1998               1997
---------------------------------------------------------------------------------------------------------------------------
ASSETS:
Cash and due from banks (Note 17)                                                         $    811,881       $    775,760
Federal funds sold and securities purchased under agreements to resell                         124,239            225,861
---------------------------------------------------------------------------------------------------------------------------
    Total cash and cash equivalents                                                            936,120          1,001,621
---------------------------------------------------------------------------------------------------------------------------
Investment in bank time deposits                                                                 1,211              2,522
Capital markets securities inventory                                                           358,304            253,240
Mortgage loans held for sale                                                                 4,227,443          1,240,648
Securities available for sale (Note 3)                                                       1,816,485          2,133,303
Securities held to maturity (market value of $610,364 at December 31, 1998,
    and $54,323 at December 31, 1997) (Note 3)                                                 609,804             53,230
Loans, net of unearned income (Note 4)                                                       8,557,064          8,311,350
    Less:  Allowance for loan losses                                                           136,013            125,859
---------------------------------------------------------------------------------------------------------------------------
        Total net loans                                                                      8,421,051          8,185,491
---------------------------------------------------------------------------------------------------------------------------
Premises and equipment, net (Note 5)                                                           254,292            206,895
Real estate acquired by foreclosure                                                             16,242             12,202
Mortgage servicing rights, net (Note 6)                                                        664,438            408,921
Intangible assets, net (Note 7)                                                                132,845            112,411
Capital markets receivables and other assets                                                 1,295,726            777,413
---------------------------------------------------------------------------------------------------------------------------
TOTAL ASSETS                                                                              $ 18,733,961       $ 14,387,897
===========================================================================================================================
LIABILITIES AND SHAREHOLDERS' EQUITY:
Deposits:
    Interest-bearing (Note 8)                                                             $  8,665,175       $  7,135,733
    Noninterest-bearing                                                                      3,057,864          2,536,046
---------------------------------------------------------------------------------------------------------------------------
        Total deposits                                                                      11,723,039          9,671,779
---------------------------------------------------------------------------------------------------------------------------
Federal funds purchased and securities sold under agreements to repurchase (Note 9)          2,912,018          2,085,679
Commercial paper and other short-term borrowings (Note 9)                                    1,427,274            702,388
Capital markets payables and other liabilities                                               1,057,646            705,062
Term borrowings (Note 10)                                                                      414,450            168,893
---------------------------------------------------------------------------------------------------------------------------
    Total liabilities                                                                       17,534,427         13,333,801
---------------------------------------------------------------------------------------------------------------------------
Guaranteed preferred beneficial interests in First Tennessee's
    junior subordinated debentures (Note 11)                                                   100,000            100,000
---------------------------------------------------------------------------------------------------------------------------
SHAREHOLDERS' EQUITY:
Preferred stock - no par value (5,000,000 shares authorized, but unissued)                          --                 --
Common stock - $.625 par value (shares authorized - 400,000,000; shares
    issued - 128,974,362 at December 31, 1998 and 128,209,142 at December 31, 1997)             80,609             80,131
Capital surplus                                                                                 96,778             49,536
Undivided profits                                                                              908,977            811,396
Accumulated other comprehensive income (Note 13)                                                12,872             15,333
Deferred compensation on restricted stock incentive plans                                       (1,209)            (2,300)
Deferred compensation obligation                                                                 1,507                 --
---------------------------------------------------------------------------------------------------------------------------
    Total shareholders' equity                                                               1,099,534            954,096
---------------------------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                                $ 18,733,961       $ 14,387,897
===========================================================================================================================

See accompanying notes to consolidated financial statements.

                      FIRST TENNESSEE NATIONAL CORPORATION
                        CONSOLIDATED STATEMENTS OF INCOME

                                                                              Year Ended December 31
                                                               -----------------------------------------------------
(Dollars in thousands except per share data)                           1998              1997               1996
--------------------------------------------------------------------------------------------------------------------
INTEREST INCOME:
Interest and fees on loans                                       $  725,907        $  699,617          $ 653,466
Interest on investment securities:
    Taxable                                                         155,956           135,321            135,969
    Tax-exempt                                                        3,658             4,502              5,146
Interest on mortgage loans held for sale                            205,654            76,840             82,046
Interest on capital markets securities inventory                     30,541            13,399             14,139
Interest on other earning assets                                     12,061            11,614              5,731
--------------------------------------------------------------------------------------------------------------------
    Total interest income                                         1,133,777           941,293            896,497
--------------------------------------------------------------------------------------------------------------------
INTEREST EXPENSE:
Interest on deposits:
    Savings                                                           7,113             8,188              9,447
    Checking interest and money market                              113,171            95,123             92,648
    Certificates of deposit under $100,000 and other time           144,879           160,522            166,534
    Certificates of deposit $100,000 and more                       111,472            47,730             46,283
Interest on short-term borrowings                                   196,665           130,719            109,547
Interest on term borrowings                                          19,938            15,915             20,850
--------------------------------------------------------------------------------------------------------------------
    Total interest expense                                          593,238           458,197            445,309
--------------------------------------------------------------------------------------------------------------------
NET INTEREST INCOME                                                 540,539           483,096            451,188
Provision for loan losses                                            51,351            51,115             35,677
--------------------------------------------------------------------------------------------------------------------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES                 489,188           431,981            415,511
--------------------------------------------------------------------------------------------------------------------
NONINTEREST INCOME:
Mortgage banking                                                    558,366           330,131            275,406
Capital markets                                                     147,353            98,310             85,871
Deposit transactions and cash management                             90,444            86,047             78,228
Trust services and investment management                             51,198            40,941             34,704
Merchant processing                                                  37,462            32,111             24,185
Cardholder fees                                                      21,046            19,833             17,155
Equity securities gains/(losses)                                      3,940              (854)            (2,495)
Debt securities gains/(losses)                                           36               141               (186)
All other income and commissions (Note 14)                           75,658            61,470             58,281
--------------------------------------------------------------------------------------------------------------------
    Total noninterest income                                        985,503           668,130            571,149
--------------------------------------------------------------------------------------------------------------------
ADJUSTED GROSS INCOME AFTER PROVISION FOR LOAN LOSSES             1,474,691         1,100,111            986,660
--------------------------------------------------------------------------------------------------------------------
NONINTEREST EXPENSE:
Employee compensation, incentives and benefits                      563,576           409,783            385,380
Amortization of mortgage servicing rights                            95,507            37,452             26,041
Operations services                                                  58,505            49,879             44,109
Occupancy                                                            51,421            42,848             39,815
Equipment rentals, depreciation and maintenance                      45,771            40,093             34,121
Communications and courier                                           41,468            34,899             32,981
Advertising and public relations                                     25,184            18,722             17,629
Amortization of intangible assets                                    11,114             9,631              9,491
All other expense (Note 14)                                         229,223           141,737            114,919
--------------------------------------------------------------------------------------------------------------------
    Total noninterest expense                                     1,121,769           785,044            704,486
--------------------------------------------------------------------------------------------------------------------
INCOME BEFORE INCOME TAXES                                          352,922           315,067            282,174
Applicable income taxes (Note 15)                                   126,542           117,595            102,267
--------------------------------------------------------------------------------------------------------------------
NET INCOME                                                       $  226,380        $  197,472          $ 179,907
====================================================================================================================
EARNINGS PER SHARE (Note 16)                                     $     1.77        $     1.54          $    1.34
--------------------------------------------------------------------------------------------------------------------
DILUTED EARNINGS PER SHARE (Note 16)                             $     1.72        $     1.50          $    1.32
--------------------------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE SHARES OUTSTANDING                             128,235,006       128,365,434        134,393,172
--------------------------------------------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

                      FIRST TENNESSEE NATIONAL CORPORATION
                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                                                                             Accumulated   Deferred    Deferred
                                                                                                Other       Compen-     Compen-
                                     Common                  Common    Capital   Undivided  Comprehensive   sation      sation
(Amounts in thousands)               Shares        Total      Stock    Surplus    Profits       Income       Asset     Liability
---------------------------------------------------------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 1995           134,356   $   873,224  $ 83,973  $ 63,610   $ 716,861    $ 10,582     $(1,802)     $   --
Net income                                --       179,907        --        --     179,907          --          --          --
Other comprehensive income:
    Unrealized market adjustments,
    net of tax and reclassification
    adjustment                            --        (7,885)       --        --          --      (7,885)         --          --
                                     --------------------------------------------------------------------------------------------
        Comprehensive income              --       172,022        --        --     179,907      (7,885)         --          --
                                     --------------------------------------------------------------------------------------------
Cash dividends declared                   --       (73,593)       --        --     (73,593)         --          --          --
Common stock issued:
    For exercise of stock options        789         5,569       493     5,076          --          --          --          --
    Restricted:
        Employee benefit plan            205            --       128     2,890          --          --      (3,018)         --
        Incentive to non-employee
            directors                     18            --        11       285          --          --        (296)         --
Common stock repurchased              (1,653)      (28,356)   (1,033)  (27,323)         --          --          --          --
Amortization on restricted
    stock incentive plans                 --         1,541        --        --          --          --       1,541          --
Other                                     --         4,119        --     4,119          --          --          --          --
---------------------------------------------------------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 1996           133,715       954,526    83,572    48,657     823,175       2,697      (3,575)         --
Net income                                --       197,472        --        --     197,472          --          --          --
Other comprehensive income:
    Unrealized market adjustments,
    net of tax and reclassification
    adjustment                            --        12,636        --        --          --      12,636          --          --
                                     --------------------------------------------------------------------------------------------
        Comprehensive income              --       210,108        --        --     197,472      12,636          --          --
                                     --------------------------------------------------------------------------------------------
Cash dividends declared                   --       (79,362)       --        --     (79,362)         --          --          --
Common stock issued:
    Federal Flood Certification
        Corporation acquisition           74         1,362        47     1,315          --          --          --          --
    For exercise of stock options      1,900        24,174     1,187    22,987          --          --          --          --
    Tax benefit from non-qualified
        stock options                     --         4,962        --     4,962          --          --          --          --
Common stock repurchased              (7,480)     (169,492)   (4,675)  (34,928)   (129,889)         --          --          --
Amortization on restricted
    stock incentive plans                 --         1,275        --        --          --          --       1,275          --
Other                                     --         6,543        --     6,543          --          --          --          --
--------------------------------------------------------------------------------------------------------- -----------------------
BALANCE, DECEMBER 31, 1997           128,209       954,096    80,131    49,536     811,396      15,333      (2,300)         --
Net income                                --       226,380        --        --     226,380          --          --          --
Other comprehensive income:
    Unrealized market adjustments,
    net of tax and reclassification
    adjustment                            --        (2,461)       --        --          --      (2,461)         --          --
                                     --------------------------------------------------------------------------------------------
        Comprehensive income              --       223,919        --        --     226,380      (2,461)         --          --
                                     --------------------------------------------------------------------------------------------
Cash dividends declared                   --       (87,768)       --        --     (87,768)         --          --          --
Common stock issued:
    McGuire Mortgage Company
        acquisition                      351         8,951       219     8,732          --          --          --          --
    Keystone Mortgage, Inc.
        acquisition                      190         5,164       119     5,045          --          --          --          --
    For exercise of stock options      2,087        26,546     1,305    23,734          --          --          --       1,507
    Restricted employee
        benefit plan                       4            --         2       119          --          --        (121)         --
    Tax benefit from non-qualified
        stock options                     --        17,135        --    17,135          --          --          --          --
Common stock repurchased              (1,867)      (61,836)   (1,167)  (19,638)    (41,031)         --          --          --
Amortization on restricted
    stock incentive plans                 --         1,212        --        --          --          --       1,212          --
Other                                     --        12,115        --    12,115          --          --          --          --
--------------------------------------------------------------------------------------------------------- -----------------------
BALANCE, DECEMBER 31, 1998           128,974   $ 1,099,534  $ 80,609  $ 96,778   $ 908,977    $ 12,872     $(1,209)    $ 1,507
=================================================================================================================================

See accompanying notes to consolidated financial statements.

                      FIRST TENNESSEE NATIONAL CORPORATION
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                            Year Ended December 31
                                                                               --------------------------------------------
(Dollars in thousands)                                                                  1998          1997          1996
---------------------------------------------------------------------------------------------------------------------------
OPERATING    Net income                                                          $   226,380    $  197,472   $   179,907
ACTIVITIES   Adjustments to reconcile net income to net cash
                 provided/(used) by operating activities:
                     Provision for loan losses                                        51,351        51,115        35,677
                     Provision for deferred income tax                                83,454        45,521        39,274
                     Depreciation and amortization of premises and equipment          40,431        32,784        28,806
                     Amortization of mortgage servicing rights                        95,507        37,452        26,041
                     Amortization of intangible assets                                11,114         9,631         9,491
                     Net other amortization and accretion                             15,283         5,916        14,453
                     Market value adjustment on foreclosed property                   16,820         9,145         6,479
                     Gain on sale of securitized loans                                  (643)           --            --
                     Equity securities (gains)/losses                                 (3,940)          854         2,495
                     Debt securities (gains)/losses                                      (36)         (141)          186
                     Net (gains)/losses on disposals of fixed assets                    (703)         (698)          270
                     Gain on sale of bank branches                                      (567)           --            --
                     Net (increase)/decrease in:
                         Capital markets securities inventory                       (105,064)     (102,838)       32,253
                         Mortgage loans held for sale                             (2,968,356)     (453,286)        1,821
                         Capital markets receivables                                (143,893)      (24,433)       29,174
                         Interest receivable                                         (25,013)       (7,609)         (865)
                         Other assets                                               (722,144)     (343,697)     (250,156)
                     Net increase/(decrease) in:
                         Capital markets payables                                    112,110        33,152       (39,643)
                         Interest payable                                             (8,919)        2,977          (626)
                         Other liabilities                                           181,366        46,655       (16,211)
---------------------------------------------------------------------------------------------------------------------------
                             Total adjustments                                    (3,371,842)     (657,500)      (81,081)
---------------------------------------------------------------------------------------------------------------------------
             Net cash provided/(used) by operating activities                     (3,145,462)     (460,028)       98,826
---------------------------------------------------------------------------------------------------------------------------
INVESTING    Held to maturity securities:
ACTIVITIES       Maturities                                                          160,471        12,656        10,184
                 Purchases                                                                --            --        (1,462)
             Available for sale securities:
                 Sales                                                                53,643       104,067       391,795
                 Maturities                                                          944,145       767,625       476,770
                 Purchases                                                          (675,358)     (808,952)   (1,016,553)
             Premises and equipment:
                 Sales                                                                 2,733         4,212         1,856
                 Purchases                                                           (80,414)      (56,099)      (37,549)
             Net increase in loans                                                (1,102,674)     (637,790)     (424,844)
             Proceeds from loan securitizations                                       72,756            --            --
             Net (increase)/decrease in investment in bank time deposits               1,076          (600)          197
             Sale of bank branches, net of cash and cash equivalents                  (7,654)           --            --
             Acquisitions, net of cash and cash equivalents acquired                  (9,243)         (185)          400
---------------------------------------------------------------------------------------------------------------------------
             Net cash used by investing activities                                  (640,519)     (615,066)     (599,206)
---------------------------------------------------------------------------------------------------------------------------
FINANCING    Common stock:
ACTIVITIES       Exercise of stock options                                            24,943        24,309         5,779
                 Cash dividends                                                      (84,521)      (78,348)      (71,310)
                 Repurchase of shares                                                (61,854)     (169,520)      (28,356)
             Term borrowings:
                 Issuance                                                            247,613            --            --
                 Payments                                                             (2,301)      (65,923)      (25,544)
             Issuance of guaranteed preferred beneficial interests
                 in First Tennessee's junior subordinated debentures                      --       100,000            --
             Net increase in:
                 Deposits                                                          2,063,738       638,717       444,121
                 Short-term borrowings                                             1,532,862       529,511       497,811
---------------------------------------------------------------------------------------------------------------------------
             Net cash provided by financing activities                             3,720,480       978,746       822,501
---------------------------------------------------------------------------------------------------------------------------
             Net increase/(decrease) in cash and cash equivalents                    (65,501)      (96,348)      322,121
---------------------------------------------------------------------------------------------------------------------------
             Cash and cash equivalents at beginning of period                      1,001,621     1,097,969       775,848
---------------------------------------------------------------------------------------------------------------------------
             Cash and cash equivalents at end of period                          $   936,120    $1,001,621   $ 1,097,969
===========================================================================================================================
             Total interest paid                                                 $   601,749    $  454,881   $   438,830
             Total income taxes paid                                                  28,348        61,007        48,345
---------------------------------------------------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

                      FIRST TENNESSEE NATIONAL CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF ACCOUNTING. The consolidated financial statements of First Tennessee National Corporation (First Tennessee), including its subsidiaries, are prepared in conformity with generally accepted accounting principles and follow general practices within the industries in which it operates. This preparation requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. These estimates and assumptions are based on information available as of the date of the financial statements and could differ from actual results.

PRINCIPLES OF CONSOLIDATION AND BASIS OF PRESENTATION. The consolidated financial statements include the accounts of First Tennessee and its majority-owned subsidiaries. Affiliates that are not majority owned are accounted for by the equity method. All significant intercompany transactions and balances have been eliminated. For purposes of comparability, certain prior period amounts have been reclassified to conform with current year presentation. None of these reclassifications had any effect on net income or earnings per share for any of the periods presented.

Prior year financial statements are restated to include the accounts of companies that are acquired and accounted for as poolings of interests. Business combinations accounted for as purchases are included in the financial statements from the respective dates of acquisition.

STATEMENTS OF CASH FLOWS. For purposes of these statements, cash and due from banks, federal funds sold, and securities purchased under agreements to resell are considered cash and cash equivalents. Federal funds are usually sold for one-day periods, and securities purchased under agreements to resell are short-term, highly liquid investments.

The following significant non-cash stock transactions have been adjusted for a two-for-one stock split that First Tennessee effected February 20, 1998, and for a two-for-one stock split effected February 16, 1996. In 1997, First Tennessee issued approximately 75,000 shares of its common stock related to the acquisition of Federal Flood Certification Corporation. In 1998, approximately 190,000 shares of First Tennessee stock were issued related to the acquisition of Keystone Mortgage, Inc. and approximately 351,000 shares were issued related to the acquisition of McGuire Mortgage Company.

CAPITAL MARKETS SECURITIES INVENTORY. Inventories purchased in connection with underwriting or dealer activities are carried at market value. Gains and losses, both realized and unrealized, on these inventories are reflected in noninterest income as capital markets income.

INVESTMENT SECURITIES. Securities that First Tennessee has the ability and positive intent to hold to maturity are classified as securities held to maturity and are carried at amortized cost. Securities that may be sold prior to maturity for asset/liability management purposes and equity securities are classified as securities available for sale and are carried at fair value. The unrealized gains and losses on securities available for sale are excluded from earnings and are reported, net of tax, as a component of other comprehensive income within shareholders' equity.

The amortized cost of all securities is adjusted for amortization of premium and accretion of discount to maturity, or earlier call date if appropriate, using the level yield method. Such amortization and accretion is included in interest income from securities. Realized gains and losses and declines in value judged to be other than temporary are computed by the specific identification method and reported in noninterest income.

SECURITIES PURCHASED UNDER RESALE AGREEMENTS AND SECURITIES SOLD UNDER REPURCHASE AGREEMENTS. First Tennessee Capital Markets enters into short-term purchases of securities under agreements to resell as a means of converting proceeds from securities sold short into interest earning assets. Securities delivered under these transactions are delivered to either the dealer custody account at the Federal Reserve Bank or to the applicable counterparty.

Securities sold under agreements to repurchase (securities sold) are offered to cash management customers as an automated, collateralized investment account. Securities sold are also used by the regional banking group to obtain favorable borrowing rates on its purchased funds. Under these transactions, securities are delivered to the counterparty's custody account. In the normal course of business, First Tennessee does not use this as a primary funding source.

MORTGAGE BANKING. First Tennessee's mortgage lenders originate first-lien mortgage loans for the purpose of selling them in the secondary market. Mortgage loans held for sale are recorded at the lower of aggregate cost or market value. Gains and losses realized from the sale of these assets and adjustments to market value are included in noninterest income.

Servicing rights related to the mortgages sold are ordinarily retained. Accounting standards require the recognition of mortgage servicing rights (MSRs) as separate assets by allocating the total cost between the loan and the servicing right based on their relative fair values. First Tennessee uses an industry standard cash flow valuation model to determine the fair value of the servicing rights created. These valuations are tested for reasonableness against prices obtained from flow and bulk sales of servicing and are validated through an independent market valuation. Model assumptions are periodically reviewed and may be revised from time to time to more accurately reflect current assumptions such as prepayment speeds.

For purposes of impairment evaluation and measurement, the MSRs are stratified based on the predominant risk characteristics of the underlying loans. For First Tennessee, these strata include adjustable rate conventional and government; fixed rate conventional and government by interest rate band. The MSRs are amortized as noninterest expense over the period of and in proportion to the estimated net servicing revenues. A quarterly value impairment analysis is performed using a discounted cash flow methodology that is disaggregated by predominant risk characteristics. Impairment, if any, is recognized through a valuation allowance for individual strata. See further detail about mortgage banking policies in the derivative financial instruments disclosure below.

LOANS. Loans are stated at principal amounts outstanding, net of unearned income. Interest on loans is recognized at the applicable interest rate on the principal amount outstanding. Impaired loans are generally carried on a nonaccrual status. Loans are ordinarily placed on nonaccrual status when, in management's opinion, the collection of principal or interest is unlikely, or when the collection of principal or interest is 90 days or more past due. Consumer installment loans and credit card receivables are not placed on nonaccrual status, but are charged off when past due 120 days and 180 days, respectively.

Accrued but uncollected interest is reversed and charged against interest income when the loan is placed on nonaccrual status. On consumer loans, accrued but uncollected interest is reversed when the loan is charged off. Management may elect to continue the accrual of interest when the estimated net realizable value of collateral is sufficient to recover the principal balance and accrued interest. Interest payments received on nonaccrual and impaired loans are normally applied to principal. Once all principal has been received, additional interest payments are recognized on a cash basis as interest income.

ALLOWANCE FOR LOAN LOSSES. The allowance for loan losses is maintained at a level that management determines is adequate to absorb estimated losses inherent in the loan portfolio. Management's evaluation process used to determine the adequacy of the allowance combines three factors: historical loss experience derived from analytical models, current trends and reasonably foreseeable events. The actual amounts realized could differ in the near term from the amounts assumed in arriving at the allowance for possible loan losses reported in the financial statements.

All losses of principal are charged to the account when the loss actually occurs or when a determination is made that a loss is probable. Additions are made to the allowance through periodic provisions charged to current operations and recovery of principal on loans previously charged off.

PREMISES AND EQUIPMENT. Premises and equipment are carried at cost less accumulated depreciation and amortization and include additions that materially extend the useful lives of existing premises and equipment. All other maintenance and repair expenditures are expensed as incurred. Gains and losses on dispositions are reflected in noninterest income and expense.

Depreciation and amortization are computed principally on the straight-line method over the estimated useful lives of the assets and are expensed to noninterest expense. Leasehold improvements are amortized over the lesser of the lease periods or the estimated useful lives using the straight-line method.


REAL ESTATE ACQUIRED BY FORECLOSURE. Real estate acquired by foreclosure consists of properties that have been acquired in satisfaction of debt. These properties are carried at the lower of the outstanding loan amount or the estimated fair market value minus the estimated cost to sell the real estate. Losses arising at foreclosure are charged to the allowance for loan losses. Required developmental costs associated with foreclosed property under construction are capitalized and included in determining the estimated net realizable value of the property which is reviewed periodically, and any write-downs are charged against current earnings as market adjustments.

INTANGIBLE ASSETS. Intangible assets consist of "Premium on purchased deposits and assets" and "Goodwill." The "Premium on purchased deposits and assets" represents identified intangible assets, which are amortized over their estimated useful lives, except for those assets related to deposit bases that are primarily amortized over 10 years. "Goodwill" represents the excess of cost over net assets of acquired subsidiaries less identifiable intangible assets and is amortized to noninterest expense using the straight-line method over periods ranging from 15 to 40 years. Management evaluates whether events or circumstances have occurred that indicate the remaining useful life or carrying value of goodwill should be revised.

DERIVATIVE FINANCIAL INSTRUMENTS. First Tennessee utilizes derivative financial instruments in order to manage exposure to fluctuations in interest rates and to meet the financial needs of customers. For interest rate risk management purposes, First Tennessee primarily utilizes interest rate swaps. Mortgage banking operations mainly use mandatory forward delivery commitments and purchased and written options to hedge against risks associated with the warehouse, the pipeline, or the servicing portfolio. Capital markets uses various derivatives, including interest rate swaps, futures, forward and option contracts and securities underwriting commitments in order to meet the needs of its customers with forwards being the most commonly used instrument.

To qualify as a hedge used to manage interest rate risk, the following criteria must be met: (1) the asset or liability to be hedged exposes First Tennessee to interest rate risk; (2) the instrument alters or reduces sensitivity to interest rate changes; and (3) the instrument is designated and effective as a hedge.

For interest rate contracts used to hedge interest rate risk, income and expense are deferred and amortized over the lives of the hedged assets or liabilities. The amortization of this income and expense is an adjustment to interest income or expense of the hedged item. Fees are deferred and amortized over the lives of the contracts. Any related assets or liabilities are recorded on the balance sheet in other assets or other liabilities.

For those derivatives used to manage interest rate risk that are terminated prior to maturity, realized gains and losses are deferred and amortized straight-line over the remaining original life of the agreement as an adjustment to the hedged asset or liability. If the underlying hedged asset or liability is sold or prepaid, the related portion of any unrecognized gain or loss on the derivative is recognized in current earnings as part of the gain or loss on the sale or prepayment.

Forward and option contracts used by mortgage banking operations to hedge against interest rate risk in the warehouse and the pipeline are designated to a specific pool of assets and are reviewed periodically for correlation with expected changes in value. Option contracts used to hedge against interest rate risk in the servicing portfolio are designated to specific risk tranches of servicing rights and reduce the risk of market value fluctuations.

Forward and option contracts used to hedge the warehouse are considered in the lower of cost or market valuation of the warehouse with any related gains or losses being recognized in mortgage banking noninterest income. Premiums paid for purchased options are deferred and reported in other assets and are amortized over the lives of the contracts to mortgage banking noninterest income.

Options used to hedge the servicing portfolio are adjusted for changes in intrinsic value with gains and losses recognized as a basis adjustment of the related mortgage servicing rights risk tranche. Cash flows received from option contracts are also recognized as an adjustment to mortgage servicing rights. Premiums are deferred and amortized on a straight-line basis over the contract life to other noninterest expense. Any unamortized premiums related to the options are reported in other assets.

For derivatives hedging the warehouse and pipeline that are terminated prior to maturity, gains and losses are recognized in current earnings as mortgage banking noninterest income and are deferred and recognized at the time the loan is sold if the sale is deferred to a future date. For derivatives hedging the servicing portfolio that are terminated prior to maturity, gains and losses are split between the return of time value premium and the intrinsic value. Gains or losses from the change in the intrinsic value are deferred as a basis adjustment to the related mortgage servicing rights risk tranche, and the gains or losses resulting from the return of time value premium are recognized in current earnings in mortgage banking noninterest income.

Any contracts that fail to qualify for hedge accounting are measured at fair value with any gains or losses included in current earnings in noninterest income.

Derivative contracts utilized in trading activities by capital markets are measured at fair value, and gains or losses are recognized in capital markets noninterest income as they occur. Related assets are recorded on the balance sheet as capital markets securities inventory or receivables and any liabilities are recognized as capital markets payables.

Cash flows from derivative contracts are reported as operating activities on the Consolidated Statements of Cash Flows.

INCOME TAXES. The provision for income taxes is based on income reported for consolidated financial statement purposes and includes deferred taxes resulting from the recognition of certain revenues and expenses in different periods for tax reporting purposes. First Tennessee files a consolidated federal income tax return except for a credit life insurance company which files a separate return.

EARNINGS PER SHARE. Earnings per share is computed by dividing net income by the weighted average number of common shares outstanding for each period. Diluted earnings per share is computed by dividing net income by the weighted average number of common shares outstanding adjusted to include the number of additional common shares that would have been outstanding if the dilutive potential common shares resulting from options granted under First Tennessee's stock option plans had been issued. First Tennessee utilizes the treasury stock method in this calculation. Previously reported per share amounts have been restated for the effect of both the February 20, 1998, and February 16, 1996, two-for-one stock splits.

ACCOUNTING CHANGES. On January 1, 1998, First Tennessee adopted Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income," which establishes standards for reporting comprehensive income and its components in the financial statements. Comprehensive income is the total of net income and all other nonowner changes in equity. The only component of other comprehensive income for First Tennessee is unrealized holding gains/(losses) on available for sale securities.

On January 1, 1998, First Tennessee adopted Statement of Position (SOP) 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use," which allows for the capitalization of internal and external personnel costs for the development or modification of qualified internal use software. During 1998, approximately $14.2 million of internal and external costs, excluding the software license fees, were capitalized and will be amortized over the next five years.

For the year ending December 31, 1998, First Tennessee adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." This standard requires a business to report financial and descriptive information about its reportable operating segments. Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision-maker in deciding how to allocate resources and in assessing performance.

For the year ending December 31, 1998, First Tennessee adopted SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits." The new standard revises the required disclosures for employee benefit plans but does not change the measurement or recognition of such plans.

On January 1, 1997, First Tennessee adopted SFAS No. 125, "Accounting for the Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." The Statement provides consistent standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings based on a control-oriented "financial components" approach. Under this approach, after a transfer of financial assets, an entity recognizes the financial and servicing assets it controls and liabilities it has incurred, derecognizes financial assets when control has been surrendered and derecognizes liabilities when extinguished. The adoption of this standard required a change in the method used to recognize mortgage servicing rights, increasing both the amortization expense as well as the servicing income.

SFAS No. 128, "Earnings per Share," was adopted as of January 1, 1997. This standard specifies the computation, presentation and disclosure requirements for earnings per share (EPS). The objective of SFAS No. 128 is to simplify the computation and to make the United States' standard more compatible with EPS standards of other countries and with that of the International Accounting Standards Committee. First Tennessee now presents on the income statement both earnings per share and diluted earnings per share for all periods presented.

On January 1, 1996, First Tennessee adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." This standard requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the expected undiscounted future cash flows from the use of the asset and its eventual disposition are less than the carrying amount of the asset, an impairment loss is recognized. The impairment loss is measured based upon the present value of the expected future cash flows.

SFAS No. 123, "Accounting for Stock-Based Compensation," was adopted January 1, 1996. SFAS No. 123 defines a fair value-based method of accounting for stock-based compensation plans. Under the fair value-based method, compensation cost is measured at the grant date based upon the value of the award and is recognized over the service period. The standard encourages all entities to adopt this method of accounting; however, it allows an entity to continue to measure compensation costs for its plans as prescribed in Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees."

Under this election, First Tennessee continues to account for stock-based compensation in accordance with APB Opinion No. 25 and provides additional disclosure on the pro forma impact of the fair value-based method under SFAS No. 123. See Note 20 - Stock Option, Restrictive Stock Incentive, and Dividend Reinvestment Plans for further disclosure.

In October 1998, the Financial Accounting Standards Board (FASB) issued SFAS No. 134, "Accounting for Mortgage-Backed Securities Retained after Securitization of Mortgage Loans Held for Sale by a Mortgage Banking Enterprise." This Statement amends SFAS No. 65, which required that retained securities be classified as trading securities. SFAS No. 134 allows these securities to be classified as trading, held to maturity or available for sale based on the intent and ability of the enterprise. This Statement is effective January 1, 1999, and is not expected to materially impact First Tennessee's financial position or results of operations.

In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." The new Statement requires that an entity recognize all derivatives as either assets or liabilities in the statement of condition and measure those instruments at fair value. The accounting for changes in the fair value of a derivative depends on the intended use of the derivative and the resulting designation. This Statement is effective for all quarters of fiscal years beginning after June 15, 1999; which for First Tennessee will mean the first quarter of 2000. Because of the complexity of this standard and uncertainties associated with predicting future derivative usage and related fair values, it is not practicable at this time to predict what the impact of adopting this Statement will be to First Tennessee's financial position or results of operations.

In April 1998, the American Institute of Certified Public Accountants issued SOP 98-5, "Reporting on the Costs of Start-up Activities." This Statement requires that the costs of start-up activities, including organization costs, be expensed as incurred. When adopted, previously capitalized start-up and organization costs should be written off and reported as the cumulative effect of a change in accounting principle. The Statement is effective for fiscal years beginning after December 15, 1998, and is not expected to materially impact First Tennessee's financial position or results of operations.


NOTE 2 - ACQUISITIONS

On December 31, 1998, First Tennessee acquired McGuire Mortgage Company (McGuire) of Prairie Village, Kansas, for approximately 351,000 shares of its common stock pending final settlement during 1999. McGuire was merged into FT Mortgage Companies, an indirect, wholly owned subsidiary of First Tennessee. This acquisition was accounted for as a purchase and was immaterial to First Tennessee.

On July 1, 1998, First Tennessee acquired Keystone Mortgage, Inc. (Keystone) of Kirkland, Washington, and merged Keystone into FT Mortgage Companies. First Tennessee issued approximately 190,000 shares of its common stock for this acquisition which was accounted for as a purchase and was immaterial to First Tennessee.

On January 2, 1998, First Tennessee acquired Martin & Company, LLP (Martin) of Knoxville, Tennessee, for approximately $19.5 million. This acquisition was accounted for as a purchase and was immaterial to First Tennessee.

The following table provides information concerning acquisitions completed during the three years ended December 31, 1998. Acquisitions accounted for as purchases are included in the financial statements from the date of the acquisition. All share information reflects the 1998 two-for-one stock split.

                                                                                                Common Shares
                                                                           Date of                 Issued         Method of
Acquisition                                     Location                   Acquisition           (thousands)      Accounting
-----------------------------------------------------------------------------------------------------------------------------
McGuire Mortgage Company                        Prairie Village, Kansas    12/31/98                 351           Purchase
Keystone Mortgage, Inc.                         Kirkland, Washington         7/1/98                 190           Purchase
Martin & Company, LLP                           Knoxville, Tennessee         1/2/98         $19.5 million cash    Purchase
Federal Flood Certification Corporation         Dallas, Texas               7/14/97                  75           Purchase
-----------------------------------------------------------------------------------------------------------------------------

The following presents on a proforma basis certain financial data pertaining to the McGuire, Keystone, and Martin transactions as if they had been acquired at the beginning of the years presented. The proforma results presented are not necessarily indicative of the future results of operations that would have actually occurred had the merger been in effect for the periods presented.

(Dollars in thousands, except per share data)                                     1998                     1997
-----------------------------------------------------------------------------------------------------------------
TOTAL REVENUE:*
First Tennessee, as originally reported                                       $1,526,042               $1,151,226
First Tennessee proforma                                                       1,559,879                1,181,540

NET INCOME:
First Tennessee, as originally reported                                       $  226,380               $  197,472
First Tennessee proforma                                                         227,840                  200,411

NET INCOME PER SHARE:
First Tennessee, as originally reported                                       $     1.77               $     1.54
First Tennessee proforma                                                            1.77                     1.55

DILUTED NET INCOME PER SHARE:
First Tennessee, as originally reported                                       $     1.72               $     1.50
First Tennessee proforma                                                            1.72                     1.51
-----------------------------------------------------------------------------------------------------------------

* Total revenue is net interest income and noninterest income.


NOTE 3 - INVESTMENT SECURITIES

The following tables summarize First Tennessee's securities held to maturity and available for sale at December 31, 1998 and 1997:

                                                                       AT DECEMBER 31, 1998*
                                                      -------------------------------------------------------
                                                                      Gross           Gross         Estimated
                                                       Amortized    Unrealized     Unrealized         Fair
(Dollars in thousands)                                   Cost         Gains          Losses           Value
-------------------------------------------------------------------------------------------------------------
SECURITIES HELD TO MATURITY:
States and municipalities                             $   40,832     $ 1,267        $  (141)       $   41,958
Private issue CMOs**                                     568,972       5,752         (6,318)          568,406
-------------------------------------------------------------------------------------------------------------
Total securities held to maturity                     $  609,804     $ 7,019        $(6,459)       $  610,364
=============================================================================================================

SECURITIES AVAILABLE FOR SALE:
U.S. Treasury and other U.S. government agencies      $  149,512     $ 1,790        $   (87)       $  151,215
Government agency issued MBSs                            193,082       2,636           (281)          195,437
Government agency issued CMOs                          1,297,152       7,061         (1,112)        1,303,101
States and municipalities                                 19,124         851             --            19,975
Private issue CMOs                                         1,001          18             --             1,019
Other                                                     11,401         239             (6)           11,634
Equity***                                                124,294       9,829            (19)          134,104
-------------------------------------------------------------------------------------------------------------
Total securities available for sale                   $1,795,566     $22,424        $(1,505)       $1,816,485
=============================================================================================================

  * Includes $1,655,182,000 of securities pledged to secure public deposits, securities sold under agreements to repurchase and for other purposes.
 ** Represents First Tennessee's Real Estate Mortgage Investment Conduit. *** Equity securities include venture capital investment securities.

                                                                       At December 31, 1997*
                                                      -------------------------------------------------------
                                                                      Gross           Gross         Estimated
                                                       Amortized    Unrealized     Unrealized         Fair
(Dollars in thousands)                                   Cost         Gains          Losses           Value
-------------------------------------------------------------------------------------------------------------
SECURITIES HELD TO MATURITY:
States and municipalities                             $   53,230     $ 1,270        $  (177)       $   54,323
-------------------------------------------------------------------------------------------------------------

SECURITIES AVAILABLE FOR SALE:
U.S. Treasury and other U.S. government agencies      $  364,157     $ 2,242        $  (387)       $  366,012
Government agency issued MBSs                            248,876       4,305           (943)          252,238
Government agency issued CMOs                          1,380,289       9,040           (884)        1,388,445
States and municipalities                                 22,539         851             --            23,390
Private issue CMOs                                         1,212          23             --             1,235
Other                                                     10,290         117           (608)            9,799
Equity**                                                  80,608      13,040         (1,464)           92,184
-------------------------------------------------------------------------------------------------------------
Total securities available for sale                   $2,107,971     $29,618        $(4,286)       $2,133,303
=============================================================================================================

  * Includes $1,816,347,000 of securities pledged to secure public deposits, securities sold under agreements to repurchase and for other purposes.
 ** Equity securities include venture capital investment securities.

Provided below are the amortized cost and estimated fair value by contractual maturity for the securities portfolios at December 31, 1998:

                                                         Held to Maturity            Available for Sale
                                                       ---------------------     ---------------------------
                                                                   Estimated                       Estimated
By Contractual Maturity                                Amortized      Fair       Amortized            Fair
(Dollars in thousands)                                   Cost        Value         Cost               Value
-------------------------------------------------------------------------------------------------------------
Within 1 year                                           $ 11,759    $ 11,886     $   28,299        $   28,410
After 1 year; within 5 years                              14,990      15,318        117,910           119,830
After 5 years; within 10 years                             8,851       9,178         32,182            32,909
After 10 years                                             5,232       5,576          1,646             1,675
-------------------------------------------------------------------------------------------------------------
   Subtotal                                               40,832      41,958        180,037           182,824
-------------------------------------------------------------------------------------------------------------
Mortgage-backed securities and CMOs                      568,972     568,406      1,491,235         1,499,557
Equity securities                                             --          --        124,294           134,104
-------------------------------------------------------------------------------------------------------------
Total                                                   $609,804    $610,364     $1,795,566        $1,816,485
=============================================================================================================

Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

The table below provides information on realized gross gains and realized gross losses on sales from the available for sale portfolio for the years ended December 31:

                                                                        Available     Available
                                                                        for Sale -    for Sale -
(Dollars in thousands)                                                    Debt         Equity          Total
-------------------------------------------------------------------------------------------------------------
1998
Gross gains on sales                                                    $   323          $6,804       $ 7,127
Gross losses on sales                                                      (292)             --          (292)
-------------------------------------------------------------------------------------------------------------
1997
Gross gains on sales                                                    $   373          $  214       $   587
Gross losses on sales                                                      (441)             --          (441)
-------------------------------------------------------------------------------------------------------------
1996
Gross gains on sales                                                    $ 1,164          $  540       $ 1,704
Gross losses on sales                                                    (1,385)             --        (1,385)
-------------------------------------------------------------------------------------------------------------

Losses totaling $2,947,000, $1,147,000, and $3,035,000 for the years 1998, 1997 and 1996, respectively, were recognized for securities that, in the opinion of management, have been permanently impaired.


NOTE 4 - LOANS

A summary of the major categories of loans outstanding at December 31 is shown below:

(Dollars in thousands)                                                                1998               1997
-------------------------------------------------------------------------------------------------------------
Commercial                                                                     $ 4,116,918        $ 3,768,554
Consumer:
     Real estate*                                                                2,041,579          1,954,590
     Auto                                                                          443,674            505,536
     Student                                                                       274,763            257,518
     Other                                                                         258,766            137,596
-------------------------------------------------------------------------------------------------------------
Total consumer                                                                   3,018,782          2,855,240
Permanent mortgage                                                                 423,200            663,494
Credit card receivables                                                            594,467            581,451
Real estate construction                                                           375,890            404,196
Nonaccrual                                                                          27,807             38,415
-------------------------------------------------------------------------------------------------------------
     Loans, net of unearned income**                                             8,557,064          8,311,350
Allowance for loan losses                                                          136,013            125,859
-------------------------------------------------------------------------------------------------------------
Total net loans                                                                $ 8,421,051        $ 8,185,491
=============================================================================================================

  * Consumer real estate loans included $1,950,739,000 and $1,910,323,000 of first and second liens and home equity loans at December 31, 1998 and 1997, respectively.
 ** Loans are presented net of $4,661,000 and $5,244,000 of unearned income at December 31, 1998 and 1997, respectively.

Nonperforming loans consist of loans which management has identified as impaired, other nonaccrual loans and loans which have been restructured. At December 31, 1998 and 1997, there were no outstanding commitments to advance additional funds to customers whose loans had been restructured. The following table presents nonperforming loans at December 31:

(Dollars in thousands)                                                             1998               1997
----------------------------------------------------------------------------------------------------------
Impaired loans                                                                 $ 12,111           $  8,712
Other nonaccrual loans                                                           15,696             29,703
----------------------------------------------------------------------------------------------------------
Total nonperforming loans                                                      $ 27,807           $ 38,415
==========================================================================================================

Restructured impaired loans at December 31, 1997, were $196,000.

Interest income received during 1998 for impaired loans was $1,195,000 and for other nonaccrual loans was $860,000. Under their original terms, interest income would have been approximately $1,432,000 for the impaired loans and $1,224,000 for the other nonaccrual loans outstanding at December 31, 1998. The average balance of impaired loans was approximately $9,093,000 for 1998 and $11,187,000 for 1997.

Activity in the allowance for loan losses related to non-impaired and impaired loans for years ended December 31 is summarized as follows:

(Dollars in thousands)                            Non-impaired              Impaired                 Total
------------------------------------------------------------------------------------------------------------
Balance at December 31, 1995                       $ 109,051                $ 3,516                $ 112,567
Provision for loan losses                             33,179                  2,498                   35,677
Charge-offs                                          (39,555)                (2,827)                 (42,382)
Loan recoveries                                       11,542                    344                   11,886
------------------------------------------------------------------------------------------------------------
     Net charge-offs                                 (28,013)                (2,483)                 (30,496)
------------------------------------------------------------------------------------------------------------
Balance at December 31, 1996                         114,217                  3,531                  117,748
Provision for loan losses                             46,007                  5,108                   51,115
Charge-offs                                          (48,974)                (5,301)                 (54,275)
Loan recoveries                                       10,857                    414                   11,271
------------------------------------------------------------------------------------------------------------
     Net charge-offs                                 (38,117)                (4,887)                 (43,004)
------------------------------------------------------------------------------------------------------------
Balance at December 31, 1997                         122,107                  3,752                  125,859
Transfer of allowance due to securitizations          (3,575)                     -                   (3,575)
Allowance from acquisitions                              140                      -                      140
Provision for loan losses                             48,474                  2,877                   51,351
Charge-offs                                          (43,384)                (5,138)                 (48,522)
Loan recoveries                                        9,810                    950                   10,760
------------------------------------------------------------------------------------------------------------
     Net charge-offs                                 (33,574)                (4,188)                 (37,762)
------------------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 1998                       $ 133,572                $ 2,441                $ 136,013
============================================================================================================

Certain executive officers and directors (and their associates) of First Tennessee were loan customers during 1998 and 1997. Such loans are at normal credit terms, including interest rates and collateral, and do not represent more than a normal risk of collection. The following is a summary of related party loans outstanding and the activity for the years ended December 31:

(Dollars in thousands)                            1998                   1997
-----------------------------------------------------------------------------
Balance at beginning of year                 $  85,867              $ 101,573
Additions                                      165,049                307,895
Deletions:
     Repayments                               (141,738)              (307,383)
     No longer related                         (38,447)               (16,218)
-----------------------------------------------------------------------------
Total deletions                               (180,185)              (323,601)
-----------------------------------------------------------------------------
BALANCE AT END OF YEAR                       $  70,731              $  85,867
=============================================================================

Included in "Other assets" and "Other liabilities" on the Consolidated Statements of Condition are amounts due from customers on acceptances and bank acceptances outstanding of $6,869,000 and $2,487,000 at December 31, 1998 and 1997, respectively.


NOTE 5 - PREMISES, EQUIPMENT AND LEASES

Premises and equipment at December 31 are summarized below:

(Dollars in thousands)                                     1998                1997
-----------------------------------------------------------------------------------
Land                                                  $  32,026           $  31,373
Buildings                                               154,758             137,373
Leasehold improvements                                   41,009              27,833
Furniture, fixtures and equipment                       229,062             183,826
-----------------------------------------------------------------------------------
    Premises and equipment, at cost                     456,855             380,405
Less accumulated depreciation and amortization          202,563             173,510
-----------------------------------------------------------------------------------
Premises and equipment, net                           $ 254,292           $ 206,895
===================================================================================

First Tennessee is obligated under a number of noncancelable operating leases for premises and equipment with terms up to 20 years, which may include the payment of taxes, insurance and maintenance costs. Minimum future lease payments for operating leases on premises and equipment at December 31, 1998, are shown below:

(Dollars in thousands)
-----------------------------------------------------------------------------------
1999                                                                      $  32,923
2000                                                                         26,750
2001                                                                         22,366
2002                                                                         17,210
2003                                                                         10,933
2004 and after                                                               19,679
-----------------------------------------------------------------------------------
Total minimum lease payments                                              $ 129,861
===================================================================================

Payments required under capital leases are not material.

Aggregate minimum income under sublease agreements for these periods is $2,129,000.

Rent expense incurred under all operating lease obligations was as follows for the years ended December 31:

(Dollars in thousands)                1998                1997                1996
----------------------------------------------------------------------------------
Rent expense, gross               $ 35,857            $ 29,820            $ 27,746
Rent income                         (1,901)             (1,670)             (1,517)
----------------------------------------------------------------------------------
Rent expense, net                 $ 33,956            $ 28,150            $ 26,229
==================================================================================


NOTE 6 - CAPITALIZED MORTGAGE SERVICING RIGHTS

Following is a summary of changes in capitalized mortgage servicing rights, net of accumulated amortization, included in the Consolidated Statements of
Condition:

(Dollars in thousands)
-----------------------------------------------------------------------------------
December 31, 1995                                                         $ 149,220
Addition of mortgage servicing rights                                       144,988
Amortization                                                                (26,041)
Sales of mortgage servicing rights                                           (2,140)
-----------------------------------------------------------------------------------
December 31, 1996                                                           266,027
Addition of mortgage servicing rights                                       182,959
Amortization                                                                (37,452)
Sales of mortgage servicing rights                                           (2,613)
-----------------------------------------------------------------------------------
December 31, 1997                                                           408,921
Addition of mortgage servicing rights                                       435,893
Amortization                                                                (95,507)
Hedge gains applied                                                         (84,557)
Sales of mortgage servicing rights                                             (312)
-----------------------------------------------------------------------------------
DECEMBER 31, 1998                                                         $ 664,438
===================================================================================

The mortgage servicing rights at December 31, 1998 and 1997, had estimated market values of approximately $685.1 million and $437.7 million, respectively. These balances represent the rights to service approximately $34.0 billion and $23.8 billion of mortgage loans at December 31, 1998 and 1997. In addition, First Tennessee had approximately $1.6 billion and $2.3 billion in unpaid principal balance of mortgage loans for which the servicing rights were not capitalized at December 31, 1998 and 1997. These mortgage servicing rights had estimated market values of $10.2 million and $15.8 million, respectively. No valuation allowance due to impairment was required as of December 31, 1998 or 1997.

NOTE 7 - INTANGIBLE ASSETS

Following is a summary of intangible assets, net of accumulated amortization, included in the Consolidated Statements of Condition:

                                                               Premium on
                                                               Purchased
                                                                Deposits
(Dollars in thousands)                             Goodwill    and Assets
-------------------------------------------------------------------------
December 31, 1995                                 $  91,792      $ 37,193
Amortization expense                                 (4,386)       (5,105)
Acquisitions/Divestitures                               237          (266)
-------------------------------------------------------------------------
December 31, 1996                                    87,643        31,822
Amortization expense                                 (4,343)       (5,288)
Acquisitions                                            377         2,200
-------------------------------------------------------------------------
December 31, 1997                                    83,677        28,734
Amortization expense                                 (5,463)       (5,651)
Acquisitions                                         29,256         2,292
-------------------------------------------------------------------------
DECEMBER 31, 1998                                 $ 107,470      $ 25,375
=========================================================================


NOTE 8 - TIME DEPOSIT MATURITIES

Following is a table of maturities for time deposits outstanding at December 31, 1998, which include "Certificates of deposit under $100,000 and other time" and "Certificates of deposit $100,000 and more". "Certificates of deposit $100,000 and more" totaled $2,190,803,000 at December 31, 1998. Time deposits are included in "Interest-bearing" deposits on the Consolidated Statements of Condition.

(Dollars in thousands)
-------------------------------------------------------------------------------
1999                                                                $ 3,876,004
2000                                                                    409,112
2001                                                                    116,554
2002                                                                    142,748
2003 and after                                                          126,788
-------------------------------------------------------------------------------
Total                                                               $ 4,671,206
===============================================================================


NOTE 9 - SHORT-TERM BORROWINGS

Short-term borrowings include federal funds purchased and securities sold under agreements to repurchase, commercial paper, and other borrowed funds which include term federal funds purchased, short-term bank notes, and advances from the Federal Home Loan Bank. The advances from the Federal Home Loan Bank, which totaled $535,000,000 at December 31, 1998, are collateralized 150 percent with first-lien permanent mortgage loans of First Tennessee Bank National Association (FTBNA).

Federal funds purchased and securities sold under agreements to repurchase and commercial paper generally have maturities of less than 90 days. Other short-term borrowings have original maturities of one year or less. The detail of these borrowings for the years 1998, 1997 and 1996 is presented in the following table:


                                                             Federal Funds
                                                             Purchased and
                                                            Securities Sold                       Other
                                                            Under Agreements    Commercial      Short-term
(Dollars in thousands)                                       to Repurchase        Paper         Borrowings
----------------------------------------------------------------------------------------------------------
1998
Average balance                                               $ 2,456,449       $ 22,337       $ 1,263,121
Year-end balance                                                2,912,018         23,203         1,404,071
Maximum month-end outstanding                                   3,733,294         26,958         1,511,624
Average rate for the year                                            4.99%          4.59%             5.79%
Average rate at year-end                                             4.79           4.12              5.19
----------------------------------------------------------------------------------------------------------
1997
Average balance                                               $ 1,790,130       $ 20,792         $ 642,235
Year-end balance                                                2,085,679         23,176           679,212
Maximum month-end outstanding                                   2,085,679         24,170           873,739
Average rate for the year                                            5.01%          4.64%             6.23%
Average rate at year-end                                             5.56           4.70              6.07
----------------------------------------------------------------------------------------------------------
1996
Average balance                                               $ 1,588,101       $ 22,207         $ 497,870
Year-end balance                                                1,881,187         22,648           354,721
Maximum month-end outstanding                                   1,881,187         33,790           699,113
Average rate for the year                                            4.91%          4.39%             6.15%
Average rate at year-end                                             5.65           4.43              5.92
----------------------------------------------------------------------------------------------------------

At December 31, 1998, $50,000,000 of borrowings under unsecured lines of credit from non-affiliated banks were available to the parent company to provide for general liquidity needs at an annual facility fee of .10 percent.


NOTE 10 - TERM BORROWINGS

The following table presents information pertaining to term borrowings (debt with original maturities greater than one year) for First Tennessee and its subsidiaries at December 31:

(Dollars in thousands)                                                                                1998         1997
-----------------------------------------------------------------------------------------------------------------------
FIRST TENNESSEE NATIONAL CORPORATION:
Subordinated capital notes:
    Matures on June 1, 1999 -- 10 3/8%                                                           $  74,962    $  74,873
    Matures on November 15, 2005 -- 6 3/4%                                                          74,438       74,356
FIRST TENNESSEE BANK NATIONAL ASSOCIATION:
Notes payable to Federal Home Loan Bank*:
    Matures on January 29, 1999 -- 7.95%                                                            15,000       15,000
    Matures through 2009 -- 8.10%                                                                    2,183        2,383
    Matures through January 1, 2028 -- 4.00%                                                            41           --
    Matures through May 1, 2028 -- 4.00%                                                                40           --
    Matured through 1998 -- 7.50%                                                                       --        1,383
Subordinated bank notes:
    Matures on April 1, 2008 -- 6.40%                                                               99,277           --
    Matures on December 1, 2008 -- 5.75%                                                           148,409           --
Industrial development bond payable to City of Alcoa, Tennessee; matures 1999 -- 6.50%                 100          200
CLEVELAND BANK AND TRUST COMPANY:
Industrial development bond payable to City of Cleveland, Tennessee; -- 65% of prime
    (5.525% at December 31, 1997)                                                                       --          698
-----------------------------------------------------------------------------------------------------------------------
Total                                                                                            $ 414,450    $ 168,893
=======================================================================================================================

* The Federal Home Loan Bank borrowings are collateralized 150 percent with first-lien permanent mortgage loans of FTBNA.

Annual principal repayment requirements as of December 31, 1998, are as follows:

(Dollars in thousands)
-----------------------------------------------------------------------------------------------------------------------
1999                                                                                                            $90,302
2000                                                                                                                202
2001                                                                                                                202
2002                                                                                                                202
2003                                                                                                                202
2004 and after                                                                                                  326,254
-----------------------------------------------------------------------------------------------------------------------

At maturity, the 10 3/8 percent subordinated notes will be redeemed, at First Tennessee's option, in cash from the proceeds of the sale of capital securities, or exchanged for qualifying capital securities having a market value equal to the principal amount of the notes. All subordinated capital and bank notes are unsecured and are subordinate to other present and future senior indebtedness. These notes qualify as Tier 2 risk-based capital under the Federal Reserve Board and Office of the Comptroller of the Currency guidelines for assessing capital adequacy. The subordinated capital and bank notes may not be redeemed or prepaid prior to maturity.


NOTE 11 - GUARANTEED PREFERRED BENEFICIAL INTERESTS IN FIRST TENNESSEE'S JUNIOR SUBORDINATED DEBENTURES

On December 30, 1996, First Tennessee, through its underwriters, sold to institutional investors $100 million of capital securities. First Tennessee Capital I (Capital I), a Delaware business trust wholly owned by First Tennessee, issued $100 million of Capital Securities, Series A at 8.07%. The proceeds were upstreamed to First Tennessee as junior subordinated debt under the same terms and conditions. First Tennessee has, through various contractual arrangements, fully and unconditionally guaranteed all of Capital I's obligations with respect to the capital securities. These capital securities qualify as Tier 1 capital and are presented in the Consolidated Statements of Condition as "Guaranteed Preferred Beneficial Interests in First Tennessee's Junior Subordinated Debentures." The sole asset of Capital I is $103 million of junior subordinated debentures issued by First Tennessee. These junior subordinated debentures also carry an interest rate of 8.07 percent. Both the capital securities of Capital I and the junior subordinated debentures of First Tennessee will mature on January 6, 2027; however, under certain circumstances, the maturity of both may be shortened to a date not earlier than January 6, 2017. During 1997, under an accelerated purchase program, a portion of the proceeds from this issuance were used to repurchase 3.8 million shares at a cost of $83.3 million.


NOTE 12 - REGULATORY CAPITAL

First Tennessee is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on First Tennessee's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, specific capital guidelines that involve quantitative measures of assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices must be met. Capital amounts and classification are also subject to qualitative judgment by the regulators about components, risk weightings and other factors.

Quantitative measures established by regulation to ensure capital adequacy require First Tennessee to maintain minimum amounts and ratios of total and Tier 1 capital to risk-weighted assets, and of Tier 1 capital to average assets (leverage). Management believes, as of December 31, 1998, that First Tennessee met all capital adequacy requirements to which it was subject.

The most recent notification from the Office of the Comptroller of the Currency at January 20, 1999, categorized First Tennessee as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized First Tennessee must maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the table. In the opinion of management, no conditions or events have occurred since that notification that would change First Tennessee's category.

The actual capital amounts and ratios of First Tennessee and FTBNA (the primary banking subsidiary of First Tennessee) are presented in the table below:



                                            First Tennessee National             First Tennessee Bank
                                                 Corporation                     National Association
                                           ---------------------------          --------------------------
(Dollars in thousands)                         Amount           Ratio             Amount            Ratio
----------------------------------------------------------------------------------------------------------
AS OF DECEMBER 31, 1998
Actual:
Total Capital                              $1,576,009           11.91%        $1,424,980            11.24%
Tier 1 Capital                              1,038,484            7.85            968,458             7.64
Leverage                                    1,038,484            5.54            968,458             5.43

For Capital Adequacy Purposes:
Total Capital                               1,058,613 >or=       8.00          1,013,884 >or=        8.00
Tier 1 Capital                                529,307 >or=       4.00            506,942 >or=        4.00
Leverage                                      749,176 >or=       4.00            713,870 >or=        4.00

To Be Well Capitalized Under Prompt
   Corrective Action Provisions:
Total Capital                               1,323,267 >or=      10.00          1,267,355 >or=       10.00
Tier 1 Capital                                793,960 >or=       6.00            760,413 >or=        6.00
Leverage                                      936,470 >or=       5.00            892,338 >or=        5.00
---------------------------------------------------------------------------------------------------------
As of December 31, 1997:
Actual:
Total Capital                              $1,213,578           11.65%        $1,041,057            10.61%
Tier 1 Capital                                938,456            9.01            848,817             8.65
Leverage                                      938,456            6.83            848,817             6.62

For Capital Adequacy Purposes:
Total Capital                                 833,448 >or=       8.00            785,138 >or=        8.00
Tier 1 Capital                                416,724 >or=       4.00            392,569 >or=        4.00
Leverage                                      549,791 >or=       4.00            513,165 >or=        4.00

To Be Well Capitalized Under Prompt
   Corrective Action Provisions:
Total Capital                               1,041,810 >or=      10.00            981,422 >or=       10.00
Tier 1 Capital                                625,086 >or=       6.00            588,853 >or=        6.00
Leverage                                      687,239 >or=       5.00            641,456 >or=        5.00
----------------------------------------------------------------------------------------------------------

The following table details the actual regulatory capital ratios for other bank subsidiaries at December 31, 1998:



                                                                 FNB                          Peoples and
                                         CBT(1)              Springdale(2)      Peoples(3)      Union(4)      Planters(5)
-------------------------------------------------------------------------------------------------------------------------
AS OF DECEMBER 31, 1998:
Total Capital                            13.40%                17.34%            17.28%          14.10%        18.67%
Tier 1 Capital                           12.14                 16.27             16.03           12.85         17.40
Leverage                                  7.35                  9.40              9.60            7.37         10.66
-------------------------------------------------------------------------------------------------------------------------

(1)Cleveland Bank and Trust Company  (2)First National Bank of Springdale
(3)Peoples Bank of Senatobia  (4)Peoples and Union Bank  (5)Planters Bank

NOTE 13 - COMPONENTS OF OTHER COMPREHENSIVE INCOME

Following is detail of "Accumulated other comprehensive income" as presented in the Consolidated Statements of Condition:

                                                                                                      Accumulated
                                                                       Gain/(Loss)         Tax           Other
                                                                       Before-Tax        (Expense)/  Comprehensive
(Dollars in thousands)                                                   Amount           Benefit        Income
------------------------------------------------------------------------------------------------------------------
December 31, 1995                                                                                       $ 10,582
Other comprehensive income:
    Unrealized market adjustments for the period                       $ (16,443)       $  6,920          (9,523)
    Less: adjustment for net losses included in net income                (2,681)          1,043          (1,638)
------------------------------------------------------------------------------------------------        --------
December 31, 1996                                                      $ (13,762)       $  5,877           2,697
================================================================================================        --------
Other comprehensive income:
    Unrealized market adjustments for the period                       $  19,842        $ (7,642)         12,200
    Less: adjustment for net losses included in net income                  (713)            277            (436)
------------------------------------------------------------------------------------------------        --------
December 31, 1997                                                      $  20,555        $ (7,919)         15,333
================================================================================================        --------
Other comprehensive income:
    Unrealized market adjustments for the period                       $     (51)       $     19             (32)
    Less: adjustment for net gains included in net income                  3,976          (1,547)          2,429
------------------------------------------------------------------------------------------------        --------
DECEMBER 31, 1998                                                      $  (4,027)       $  1,566        $ 12,872
================================================================================================        ========


NOTE 14 - OTHER INCOME AND OTHER EXPENSE

Following is detail concerning "All other income and commissions" and "All other expense" as presented in the Consolidated Statements of Income:

(Dollars in thousands)                                                           1998            1997            1996
---------------------------------------------------------------------------------------------------------------------
ALL OTHER INCOME AND COMMISSIONS:
Other service charges                                                       $  14,863       $  10,474       $   9,891
Check clearing fees                                                             9,199          13,043          16,873
Insurance premiums and commissions                                              8,725           6,457           5,644
Other                                                                          42,871          31,496          25,873
---------------------------------------------------------------------------------------------------------------------
Total                                                                       $  75,658       $  61,470       $  58,281
=====================================================================================================================
ALL OTHER EXPENSE:
Contract employment                                                         $  35,937       $  17,420       $  11,288
Foreclosed real estate                                                         31,019          10,827           7,533
Legal and professional fees                                                    24,551          13,999          12,050
Supplies                                                                       20,195          15,267          14,383
Travel and entertainment                                                       19,485          13,802          10,394
Amortization of hedge instruments                                              13,345           4,867               -
Computer software                                                              11,629           6,731           4,076
Distributions on guaranteed preferred securities                                8,070           8,070               -
Fed service fees                                                                5,307           5,799           7,814
Deposit insurance premium                                                       1,578           1,485           5,129
Other                                                                          58,107          43,470          42,252
---------------------------------------------------------------------------------------------------------------------
Total                                                                       $ 229,223       $ 141,737       $ 114,919
=====================================================================================================================

NOTE 15 - INCOME TAXES

The components of income tax expense are as follows:

(Dollars in thousands)                                                  1998             1997             1996
--------------------------------------------------------------------------------------------------------------
Current:
    Federal                                                        $  45,374        $  68,665        $  52,090
    State                                                             (2,286)           3,409           10,903
Deferred:
    Federal                                                           68,528           34,674           40,266
    State                                                             14,926           10,847             (992)
--------------------------------------------------------------------------------------------------------------
Total                                                              $ 126,542        $ 117,595        $ 102,267
==============================================================================================================

The effective tax rates for 1998, 1997 and 1996 were 35.86 percent, 37.32 percent and 36.24 percent, respectively. Income tax expense was different than the amounts computed by applying the statutory federal income tax rate to income before income taxes because of the following:


(Dollars in thousands)                                                  1998             1997             1996
---------------------------------------------------------------------------------------------------------------
Federal income tax rate                                                   35%              35%              35%
--------------------------------------------------------------------------------------------------------------
Tax computed at statutory rate                                     $ 123,523        $ 110,274        $  98,761
Increase/(decrease) resulting from:
    Tax-exempt interest                                               (2,145)          (2,494)          (3,269)
    State income taxes                                                 8,222            9,073            6,472
    Other                                                             (3,058)             742              303
--------------------------------------------------------------------------------------------------------------
Total                                                              $ 126,542        $ 117,595        $ 102,267
==============================================================================================================

A deferred tax asset or liability is recognized for the tax consequences of temporary differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. The tax consequence is calculated by applying enacted statutory tax rates, applicable to future years, to these temporary differences. Temporary differences which gave rise to deferred tax (assets)/liabilities at December 31, 1998 and 1997, were as follows:

(Dollars in thousands)                                                                   1998             1997
--------------------------------------------------------------------------------------------------------------
DEFERRED TAX ASSETS:
Loss reserves                                                                       $ (66,332)       $ (52,101)
Net operating loss carryforwards                                                       (4,381)          (4,381)
Other                                                                                 (10,665)          (8,896)
--------------------------------------------------------------------------------------------------------------
    Gross deferred tax assets                                                         (81,378)         (65,378)
--------------------------------------------------------------------------------------------------------------
DEFERRED TAX LIABILITIES:
Capitalized mortgage servicing rights                                                 216,413          115,704
Depreciation                                                                            9,754            6,553
Investments in loans and securities                                                     8,044            9,424
Employee benefits                                                                       2,852            5,866
Purchase accounting adjustments                                                         4,454            4,268
Intangible assets                                                                       5,245            6,187
Federal Home Loan Bank stock                                                            6,120            4,683
Operations services                                                                     2,728            3,417
Other                                                                                  13,695           14,448
--------------------------------------------------------------------------------------------------------------
    Gross deferred tax liabilities                                                    269,305          170,550
--------------------------------------------------------------------------------------------------------------
Net deferred tax liabilities                                                        $ 187,927        $ 105,172
==============================================================================================================

NOTE 16 - EARNINGS PER SHARE

The following table shows a reconciliation of earnings per share to diluted earnings per share. All share and per share data have been adjusted to reflect the 1998 and 1996 two-for-one stock splits.

(Dollars in thousands, except per share data)                           1998             1997             1996
--------------------------------------------------------------------------------------------------------------
EARNINGS PER SHARE COMPUTATION:
Net income                                                        $  226,380       $  197,472       $  179,907

Weighted average shares outstanding                              128,056,450      128,365,434      134,393,172
Shares attributable to deferred compensation                         178,556               --               --
--------------------------------------------------------------------------------------------------------------
Total weighted average shares outstanding                        128,235,006      128,365,434      134,393,172

Earnings per share                                                $     1.77       $     1.54       $     1.34
==============================================================================================================
DILUTED EARNINGS PER SHARE COMPUTATION:
Net income                                                        $  226,380       $  197,472       $  179,907

Weighted average shares outstanding                              128,235,006      128,365,434      134,393,172
Dilutive effect due to stock options                               3,627,484        3,621,498        1,986,370
--------------------------------------------------------------------------------------------------------------
Weighted average shares outstanding, as adjusted                 131,862,490      131,986,932      136,379,542

Diluted earnings per share                                        $     1.72       $     1.50       $     1.32
==============================================================================================================


NOTE 17 - RESTRICTIONS, CONTINGENCIES AND OTHER DISCLOSURES

RESTRICTIONS ON CASH AND DUE FROM BANKS. The commercial banking subsidiaries of First Tennessee are required to maintain average reserve and clearing balances with the Federal Reserve Bank under the Federal Reserve Act and Regulation D. The balances required at December 31, 1998 and 1997, were $213,446,000 and $181,446,000, respectively. These reserves are included in "Cash and due from banks" on the Consolidated Statements of Condition.

RESTRICTIONS ON DIVIDENDS. Dividends are paid by First Tennessee from its assets which are mainly provided by dividends from its subsidiaries. Certain regulatory restrictions exist regarding the ability of the banking subsidiaries to transfer funds to First Tennessee in the form of cash, dividends, loans or advances. As of December 31, 1998, the banking subsidiaries had undivided profits of $859,913,000 of which $246,104,000 was available for distribution to First Tennessee as dividends without prior regulatory approval.

RESTRICTIONS ON INTERCOMPANY TRANSACTIONS. Under Federal banking law, banking subsidiaries may not extend credit to the parent company in excess of 10 percent of the banks' capital stock and surplus, as defined, or $155,283,000 at December 31, 1998. The parent company had borrowings of $56,950,000 from FTBNA at December 31, 1998. Certain loan agreements also define other restricted transactions related to additional borrowings.

CONTINGENCIES. In June 1998, a judgment entered in the circuit court of Houston County, Alabama became final, approving a settlement of a class action filed against FTBNA on behalf of persons in Alabama who had financed with FTBNA their purchases of satellite dish television systems. All individual lawsuits previously filed in state court in Alabama relating to the financing of satellite systems by FTBNA were finally settled in 1997.

In May 1996, FTBNA was also named as a defendant in a purported nationwide class action lawsuit filed in federal court in Alabama in which plaintiffs assert that FTBNA and another defendant engaged in unfair and deceptive practices in connection with the financing of satellite systems. The complaint alleges violations of the Truth in Lending Act and the federal RICO statute, and fraud by suppression with respect to Alabama residents. In addition to these theories, plaintiffs proceed against FTBNA on an agency theory. The complaint seeks unquantified compensatory, triple, and punitive damages. FTBNA has filed a motion requesting the dismissal of plaintiffs' RICO and fraudulent suppression claims, but the court has not ruled on the motion. In addition to the Alabama lawsuits, in September 1997, a nationwide class action was filed in state court in Tennessee relating to the same satellite systems financing program. The complaint asserts that material facts were withheld from the purchasers in connection with the financing, that FTBNA and First Tennessee were unjustly enriched from the sale of such systems, and that FTBNA and First Tennessee violated the Tennessee Consumer Protection Act. The trial court entered an order of conditional class certification and FTBNA and First Tennessee have requested a review of that certification order for the purpose of having the conditional order set aside. FTBNA and First Tennessee deny liability, deny that any co-defendant is their agent, and intend to defend these actions vigorously.

In July 1998, a judgment was rendered in the Chancery Court of Shelby County, Tennessee against FTBNA as the successor by merger to Community Bank of Germantown for $9 million in punitive damages. The court had previously entered a judgment against FTBNA in the amount of $209,000 compensatory damages in August 1997, and a judgment in favor of the Bank against the plaintiff in the amount of $60,000. The plaintiff had claimed that Community Bank of Germantown had obtained additional collateral on a loan by promising to make a new loan to the plaintiff, which was never made. The litigation was pending at the time of First Tennessee's acquisition of Community Bank of Germantown in February 1995. FTBNA believes that the court erred in its award of damages and has appealed.

In June 1997, First Tennessee, FTBNA, FT Mortgage Companies, an affiliate of FTBNA, and Sunbelt National Mortgage Corporation (Sunbelt), a company acquired by First Tennessee and merged into FT Mortgage Companies, were sued in California state court. Plaintiffs allege that Sunbelt charged excessive document preparation fees in connection with funding mortgage loans in California. They also assert that Sunbelt disclosed the fee in a way that led borrowers to think the entire fee was paid to a third party provider, when, in fact, a portion of the fee was retained by Sunbelt. Plaintiffs allege claims for violation of California's unfair practices act, breach of contract, fraud, and unjust enrichment. Nationwide class certification was denied but a class of Sunbelt's California borrowers has been certified. First Tennessee, FTBNA and FT Mortgage Companies, for itself and as successor to Sunbelt, deny liability and intend to defend this action vigorously.

In addition to these cases, various other claims and lawsuits are pending against First Tennessee and its subsidiaries. Although First Tennessee cannot predict the outcome of the foregoing actions, after consulting with counsel, it is management's opinion that when resolved, the amount, if any, will not have a material adverse effect on the consolidated financial statements of First Tennessee and its subsidiaries.

OTHER DISCLOSURES - BANK OWNED LIFE INSURANCE. First Tennessee has purchased life insurance on certain of its employees and is the beneficiary on these policies. At December 31, 1998, the cash surrender value of these policies, which is included in "Capital markets receivables and other assets" on the Consolidated Statements of Condition, was $115,520,000. There are no restrictions on the proceeds from these benefits, and First Tennessee has not borrowed against the cash surrender value of these policies.


NOTE 18 - SHAREHOLDER PROTECTION RIGHTS AGREEMENT

On October 20, 1998, First Tennessee adopted a Shareholder Protection Rights Agreement (the "1998 Agreement") and declared a dividend of one right on each outstanding share of common stock held on November 2, 1998, or issued thereafter and prior to the time the rights separate. This plan is substantially identical to First Tennessee's existing Agreement (defined below) and will not become operative until the expiration on September 18, 1999, (or an earlier redemption) of the existing rights. Under the 1998 Agreement, the exercise price is $150.00 per right, the redemption price is a fixed $0.001 per right, and the expiration date of the plan is December 31, 2009.

In September 1989, First Tennessee adopted a Shareholder Protection Rights Agreement (the Agreement) and distributed a dividend of one right on each outstanding share of common stock held on September 18, 1989, or issued thereafter and prior to the time the rights separate. On January 21, 1997, First Tennessee amended and restated the Agreement. As so amended, the Agreement provides that until the 10th business day (subject to certain adjustments by the board of directors) after a person or group commences a tender or exchange offer that will result in such person or group owning 10 percent or more of First Tennessee's common stock, or the public announcement by First Tennessee that a person or group owns 10 percent or more of First Tennessee's common stock, the rights will be evidenced by the common stock certificates, will automatically trade with the common stock, and will not be exercisable. Thereafter, separate rights certificates will be distributed, and each right will entitle its holder to purchase one one-hundredth of a share of participating preferred stock having economic and voting terms similar to those of one share of common stock for an exercise price of $75.

If any person or group acquires 10 percent or more of First Tennessee's common stock, then each right (other than rights beneficially owned by holders of 10 percent or more of the common stock or affiliates, associates or transferees thereof, which rights become void) will entitle its holder to purchase, for the exercise price, a number of shares of First Tennessee common stock or participating preferred stock having a market value of twice the exercise price. Also, if there is a 10 percent shareholder and First Tennessee is involved in certain significant transactions, each right will entitle its holder to purchase, for the exercise price, a number of shares of common stock of the other party having a market value of twice the exercise price. If any person or group acquires 10 percent or more of First Tennessee's common stock, First Tennessee's board of directors may, at its option, exchange one share of First Tennessee common stock or one one-hundredth of a share of participating preferred stock for each right (other than rights which have become void). The board of directors may amend the agreement in any respect other than to change the redemption price or expiration date (and may amend the 1998 Agreement in any respect) prior to the tenth business day after announcement by First Tennessee that a person or group had acquired 10 percent or more of First Tennessee's common stock. The rights will expire on the earliest of one of the following three times: the time of the exchange described in the preceding sentence; September 18, 1999; or the date the rights are redeemed as described in the following sentence. The rights may be redeemed by the board of directors for $0.0017 per right until 10 business days after First Tennessee announces that any person or group owns 10 percent or more of First Tennessee's common stock.


NOTE 19 - SAVINGS, PENSION AND OTHER EMPLOYEE BENEFITS

SAVINGS PLAN. Substantially all employees of First Tennessee are covered by a contributory savings plan in conjunction with a flexible benefits plan. During the year, First Tennessee makes contributions to each employee's flexible benefits plan account. These contributions are based on length of service and a percentage of the employee's salary. The employees have the option to direct a portion or all of the contribution into their savings plan accounts. Employees may also make pre-tax and after-tax personal contributions to the savings plan. First Tennessee matches the majority of employee pre-tax contributions invested in First Tennessee's common stock at a rate of $.50 for each $1.00 invested up to 6 percent of the employee's qualifying salary. Contributions made by First Tennessee to the flexible benefits plan were $15,660,000 for 1998, $13,716,000 for 1997 and $13,202,000 for 1996.

PENSION PLAN. Substantially all employees of First Tennessee are covered by a noncontributory, defined benefit pension plan. Pension benefits are based on years of service, average compensation near retirement and estimated social security benefits at age 65. The annual funding is based on an actuarially determined amount using the entry age cost method.

OTHER EMPLOYEE BENEFITS. First Tennessee provides postretirement medical insurance to full-time employees retiring under the provisions of the First Tennessee Pension Plan. The postretirement medical plan is contributory with retiree contributions adjusted annually. The plan is based on criteria that are a combination of the employee's age and years of service and utilizes a two-step approach. For any employee retiring on or after January 1, 1995, First Tennessee will contribute a fixed amount based on years of service and age at time of retirement.

ACTUARIAL ASSUMPTIONS. The actuarial assumptions used in the defined benefit pension plan and the other employee benefit plans were as follows:

                                                                Pension Benefits               Postretirement Benefits
                                                       -------------------------------       ----------------------------
                                                          1998        1997       1996         1998      1997      1996
-------------------------------------------------------------------------------------------------------------------------
WEIGHTED-AVERAGE ASSUMPTIONS AS OF
    SEPTEMBER 30 MEASUREMENT DATE
Discount rate                                             6.75%       7.25%      7.75%        6.75%     7.25%     7.75%
Expected return on plan assets                           10.00       10.00      10.00        10.00     10.00     10.00
Expected return on plan assets dedicated to
   employees who retired prior to January 1, 1993          N/A         N/A        N/A         6.50      6.50      6.50
Rate of compensation increase                             4.00        4.00       4.00          N/A       N/A       N/A
-------------------------------------------------------------------------------------------------------------------------

The components of net periodic benefit cost for the plan years 1998, 1997 and 1996 were as follows:


                                                              Pension Benefits                Postretirement Benefits
                                                      -------------------------------      ----------------------------
(Dollars in thousands)                                    1998        1997        1996         1998      1997      1996
-----------------------------------------------------------------------------------------------------------------------
COMPONENTS OF NET PERIODIC BENEFIT COST
Service cost                                          $  7,258    $  5,737    $  6,083      $   712    $  584    $  608
Interest cost                                            9,971       8,187       7,895        1,637     1,781     1,689
Expected return on plan assets                         (18,773)    (16,071)    (14,558)      (1,374)     (906)     (886)
Amortization of prior service cost                         322         290         290            3         3         3
Recognized gains & losses                                   --          --          --         (107)       --        --
Amortization of transition obligation or asset            (460)       (460)       (460)         989       989       989
-----------------------------------------------------------------------------------------------------------------------
Net periodic benefit cost/(benefit)                   $ (1,682)   $ (2,317)   $   (750)     $ 1,860    $2,451    $2,403
=======================================================================================================================


The following table sets forth the plans' funded status reconciled to the amounts shown in the Consolidated Statements of Condition:


                                                                   Pension Benefits           Postretirement Benefits
                                                               ------------------------       ------------------------
(Dollars in thousands)                                              1998           1997             1998         1997
---------------------------------------------------------------------------------------------------------------------
CHANGE IN BENEFIT OBLIGATION
Benefit obligation at beginning of plan year                   $ 139,467      $ 107,403         $ 23,241     $ 23,862
Service cost                                                       7,258          5,737              712          584
Interest cost                                                      9,971          8,187            1,637        1,781
Amendments                                                            --            446               --           --
Actuarial (gain)/loss                                             19,939         22,261            1,981       (1,520)
Benefits paid                                                     (4,570)        (4,567)          (1,507)      (1,466)
---------------------------------------------------------------------------------------------------------------------
Benefit obligation at end of plan year                         $ 172,065      $ 139,467         $ 26,064     $ 23,241
=====================================================================================================================

CHANGE IN PLAN ASSETS
Fair value of plan assets at beginning of plan year            $ 218,342      $ 169,488         $ 12,210     $ 11,198
Actual return on plan assets                                      13,288         45,198            1,181        2,478
Employer contribution                                              1,541          8,223            4,976           --
Benefits paid                                                     (4,570)        (4,567)          (1,507)      (1,466)
---------------------------------------------------------------------------------------------------------------------
Fair value of plan assets at end of plan year                  $ 228,601      $ 218,342         $ 16,860     $ 12,210
=====================================================================================================================

NET FUNDED STATUS AT SEPTEMBER 30                              $  56,536      $  78,875         $ (9,204)    $(11,031)
Unrecognized net actuarial gain                                    8,595        (16,829)          (2,080)      (4,362)
Unrecognized net transitional (asset)/obligation                  (1,860)        (2,320)          13,840       14,829
Unrecognized prior service cost                                    2,682          3,004               35           38
---------------------------------------------------------------------------------------------------------------------
Prepaid (accrued) benefit cost at September 30                    65,953         62,730            2,591         (526)
Contributions paid from October 1 to December 31                      --             82            1,037        4,976
---------------------------------------------------------------------------------------------------------------------
Prepaid (accrued) benefit cost at December 31                  $  65,953      $  62,812         $  3,628     $  4,450
=====================================================================================================================

The following table sets forth the amounts and types of securities of First Tennessee that are included in the plan assets. First Funds is a family of mutual funds managed by FTBNA.

                                                                    Pension Benefits          Postretirement Benefits
                                                                ------------------------      -----------------------
(Dollars in thousands)                                               1998           1997            1998         1997
---------------------------------------------------------------------------------------------------------------------
First Funds Capital Appreciation Portfolio Class I              $  26,033      $  21,186         $ 1,165      $ 1,362
First Funds Growth & Income Portfolio Class I                      98,346        120,374           4,358        3,733
First Funds Bond Portfolio Class I                                102,920         75,775           4,147        3,216
---------------------------------------------------------------------------------------------------------------------

The cost of health care benefits was projected to increase at an annual per capita rate of 7.75 percent in 1998 and decrease evenly to a rate of 5.75 percent by the year 2000 and remain at an even level thereafter. In 1997, the annual rate of increase was assumed to be 8.75 percent decreasing evenly to a rate of 5.75 percent by the year 2000 and remaining at an even level thereafter. In 1996, the annual rate of increase was assumed to be 9.75 percent decreasing evenly to a rate of 5.75 percent by the year 2000 and remaining at that level thereafter. The health care cost trend rate assumption has a significant effect on the amounts reported. A one-percentage-point change in assumed health care cost trend rates would have the following effects:

(Dollars in thousands)                                                     1% Increase                    1% Decrease
---------------------------------------------------------------------------------------------------------------------
Adjusted total service and interest cost components                        $  2,427                       $  2,283
Adjusted postretirement benefit obligation at end of plan year               27,339                         25,037
---------------------------------------------------------------------------------------------------------------------

First Tennessee provides benefits to former and inactive employees after employment but before retirement. The obligation/(benefit) recognized in accordance with accounting standards was $(.2) million in 1998, $.6 million in 1997 and $(.3) million in 1996.

Medical and group life insurance expenses incurred for active employees are shown in the following table:

(Dollars in thousands)                                              1998           1997             1996
--------------------------------------------------------------------------------------------------------
Medical plan expense based on claims incurred                   $ 12,322       $ 10,802         $ 10,762
Participants                                                       6,689          5,652            5,267
--------------------------------------------------------------------------------------------------------
Group life insurance expense based on benefits incurred         $  1,120       $    949         $    865
Participants                                                      10,097          8,457            8,022
--------------------------------------------------------------------------------------------------------

NOTE 20 - STOCK OPTION, RESTRICTIVE STOCK INCENTIVE, AND DIVIDEND REINVESTMENT PLANS

At its January 1998 meeting, the board of directors authorized a two-for-one split of First Tennessee's common stock. The shares were distributed February 20, 1998, to shareholders of record on February 6, 1998. Share and per share amounts in the accompanying text and tables have been adjusted for this stock split and the 1996 two-for-one stock split.

STOCK OPTION PLANS. First Tennessee issues non-qualified stock options under various plans to employees, non-employee directors, and bank advisory board members. The plans provide for the issuance of First Tennessee common stock at a price equal to its fair market value at the date of grant; however, the exercise price may be less than the fair market value if the grantee has agreed to receive the options in lieu of compensation. The foregone compensation plus the exercise price must equal the fair market value of the stock on the date of grant. All options expire 10 years from the date of grant, except for those options that were part of compensation deferral, which expire 20 years from the date of grant. There were 1,999,344 shares available for option plan grants at December 31, 1998.

As a result of plan amendments adopted by the board of directors during 1997, employees may defer the receipt of shares upon the exercise of stock options. The summary of stock option activity is shown below:


                                                                                                           Weighted
                                                                          Options                           Average
                                                                        Outstanding                      Exercise Price
-----------------------------------------------------------------------------------------------------------------------
January 1, 1996                                                            7,368,468                        $  8.25
Options granted                                                            4,157,596                          14.53
Stock options exercised                                                     (795,642)                          7.16
Stock options canceled                                                      (693,786)                         12.83
                                                                        ------------
December 31, 1996                                                         10,036,636                          10.62
                                                                        ============
Options exercisable                                                        4,571,800                           8.40
-----------------------------------------------------------------------------------------------------------------------
January 1, 1997                                                           10,036,636                        $ 10.62
Options granted                                                            4,791,158                          20.53
Stock options exercised                                                   (1,904,284)                         12.76
Stock options canceled                                                      (770,280)                         15.99
                                                                        ------------
December 31, 1997                                                         12,153,230                          13.85
                                                                        ============
Options exercisable                                                        8,554,866                          13.67
-----------------------------------------------------------------------------------------------------------------------
January 1, 1998                                                           12,153,230                        $ 13.85
Options granted                                                            4,069,623                          30.16
Stock options exercised*                                                  (2,468,821)                         11.73
Stock options canceled                                                      (499,430)                         21.20
                                                                        ------------
December 31, 1998                                                         13,254,602                          18.96
                                                                        ============
Options exercisable                                                       10,185,877                          16.97
-----------------------------------------------------------------------------------------------------------------------

* Stock options exercised includes 307,867 shares converted to stock option equivalents as part of the deferred compensation program.

The following table summarizes information about stock options outstanding at December 31, 1998:

                                                                        Weighted                       Weighted
                                                         Weighted        Average                        Average
                                                          Average       Exercise                       Exercise
                                                         Remaining       Price -                        Price -
                                             Options    Contractual     Options           Options      Options
Exercise Price Range                       Outstanding     Life        Outstanding      Exercisable   Exercisable
-------------------------------------------------------------------------------------------------------------------
$ 4.00 - $10.00                             1,721,367    4.59 years    $  6.58           1,721,367     $  6.58
$10.01 - $15.00                             2,955,063    9.50 years      11.53           2,357,192       11.37
$15.01 - $25.00                             4,839,828   11.11 years      19.21           3,799,228       18.84
$25.01 - $35.00                             3,738,344   15.45 years      30.22           2,308,090       27.35
------------------------------------------------------------------------------------------------------------------

First Tennessee accounts for these plans under APB Opinion No. 25 pursuant to which no compensation cost has been recognized. Had compensation cost for these plans been determined consistent with SFAS No. 123, First Tennessee's net income and earnings per share would have been reduced to the following pro forma amounts:


                                                                                           December 31
                                                                            ---------------------------------------
(Dollars in thousands except per share data)                                    1998           1997            1996
-------------------------------------------------------------------------------------------------------------------
Net income, as reported                                                    $ 226,380      $ 197,472       $ 179,907
Pro forma net income                                                         221,252        189,366         178,068
Earnings per share, as reported                                                 1.77           1.54            1.34
Pro forma earnings per share                                                    1.73           1.48            1.32
-------------------------------------------------------------------------------------------------------------------

Total compensation costs that would have been recognized in income under SFAS No. 123 for all stock-based compensation awards was $8,392,000 for 1998, $13,267,000 for 1997 and $3,010,000 for 1996.

Because the SFAS No. 123 method of accounting has not been applied to options granted prior to January 1, 1995, the resulting pro forma compensation cost may not be representative of that to be expected in future years. First Tennessee used the Black-Scholes Option Pricing Model to estimate the fair value of stock options granted in 1998, 1997 and 1996, with the following assumptions:

                                                                                1998           1997            1996
-------------------------------------------------------------------------------------------------------------------
Expected dividend yield                                                        3.06%          3.31%           3.76%
Expected option lives of options issued at market                         6.28 years     6.01 years      5.72 years
Expected option lives of options issued below market                      2.20 years     2.36 years      2.65 years
Expected volatility                                                           18.94%         17.29%          16.75%
Risk-free interest rates                                                       5.54%          6.51%           6.16%
-------------------------------------------------------------------------------------------------------------------

                                                                                                         Weighted
                                                                                                       Average Fair
                                                                            Number                    Value per Option
                                                                            Issued                     at Grant Date
----------------------------------------------------------------------------------------------------------------------
1998:
Options issued at market on the date of grant                              1,559,580                      $ 8.42
Options issued below market on the date of grant                           2,510,043                        6.66
----------------------------------------------------------------------------------------------------------------------
1997:
Options issued at market on the date of grant                              2,989,752                      $ 4.87
Options issued below market on the date of grant                           1,801,406                        4.81
----------------------------------------------------------------------------------------------------------------------
1996:
Options issued at market on the date of grant                              2,811,422                      $ 2.66
Options issued below market on the date of grant                           1,346,174                        3.48
----------------------------------------------------------------------------------------------------------------------

RESTRICTED STOCK INCENTIVE PLANS. First Tennessee has authorized the issuance of its common stock for awards to executive employees who have a significant impact on the profitability of First Tennessee under restricted stock incentive plans. Additionally, one of the plans provide for 6,000 shares of restricted stock to be granted to each new non-employee director upon election to the board of directors with restrictions lapsing as defined in the plans. In 1998, First Tennessee granted 3,849 restricted shares under the plans. No restricted shares were granted in 1997, and in 1996, First Tennessee granted 222,392 restricted shares. Compensation expense related to these plans was $1,212,000, $1,275,000 and $1,541,000 for the years 1998, 1997 and 1996, respectively. There were

749,487 shares available for restricted stock incentive grants at December 31, 1998.

The board of directors approved amendments to the restricted stock plan during 1998 permitting deferral by participants of the receipt of restricted stock prior to the lapse of restrictions.

DIVIDEND REINVESTMENT PLAN. The Dividend Reinvestment and Stock Purchase Plan, as amended in 1995, authorizes the sale of First Tennessee's common stock from authorized, but unissued common stock or from shares acquired on the open market to shareholders who choose to invest all or a portion of their cash dividends and make optional cash payments of $25 to $10,000 per quarter without paying commissions. Since 1988, shares for this plan have been purchased on the open market. The price of the shares purchased directly from First Tennessee is the mean between the high and low sales price on the investment date. The price of shares purchased on the open market is the average price paid.


NOTE 21 - BUSINESS SEGMENT INFORMATION

First Tennessee provides traditional retail/commercial banking and other financial services to its customers. These products and services are categorized into two broad groups: a regional banking group and national lines of business. The regional banking group provides a comprehensive package of financial services including traditional banking, trust services, investments, asset management, insurance and credit card services to its customers. Banking subsidiaries offer general banking products in 19 Tennessee counties, in northern Mississippi and in northwest Arkansas. The national lines of business include mortgage banking, capital markets and transaction processing. Mortgage banking offers first and second mortgages through origination offices in 32 states and also services a multi-billion dollar portfolio. Capital markets offers investment securities and advisory services such as portfolio analysis, tax planning and loan securitization to institutional clients nationwide through offices in Chicago, Dallas, Kansas City, Knoxville, Memphis, Mobile, and New York. Transaction processing includes credit card merchant processing, an automated teller machine network, nationwide check clearing and transaction-oriented cash management products. The Other segment is used to isolate corporate items such as expense related to guaranteed preferred beneficial interests in First Tennessee's junior subordinated debentures and nonrecurring items such as securities gains or losses which include any venture capital gains or losses and related expenses.

First Tennessee's reportable segments are strategic business units that offer different products and services. They are managed separately because each business requires different technology and marketing strategies. The measurements used in reporting these segments are the same as those reviewed monthly by the chief operating decision-maker.

Total revenue, expense and asset levels reflect those which are specifically identifiable or which are allocated based on an internal allocation method. Net interest income is allocated to the segments using a combination of matched funding and multiple pool transfer pricing methods. In addition to expenses paid directly by the segments, allocated expenses may be charged to the lines of business based on the utilization of resources. Equity is allocated to the segments through risk analysis that incorporates the appropriate level of credit, operating, market and franchise risk factors. Because the allocations are based on internally developed assignments and allocations, they are to an extent subjective. This assignment and allocation has been consistently applied for all periods presented. The following table reflects the approximate amounts of consolidated revenue, expense, tax, and assets for the three years ended December 31, for each segment:

                               Regional
                               Banking         Mortgage       Capital    Transaction
(Dollars in thousands)          Group          Banking        Markets    Processing       Other       Consolidated
------------------------------------------------------------------------------------------------------------------
1998
Interest income             $   850,002      $  228,113      $ 37,555      $ 18,107      $    --       $ 1,133,777
Interest expense                382,003         175,363        33,101         2,771           --           593,238
------------------------------------------------------------------------------------------------------------------
   Net interest income          467,999          52,750         4,454        15,336           --           540,539
Other revenues                  207,186         562,601       147,360        64,380        3,976           985,503
Depreciation and
   amortization                  30,647         127,062         1,748         2,878           --           162,335
Other expenses*                 419,272         414,120       109,283        59,372        8,738         1,010,785
------------------------------------------------------------------------------------------------------------------
   Pre-tax income               225,266          74,169        40,783        17,466       (4,762)          352,922
Income taxes                     79,435          26,951        15,329         6,637       (1,810)          126,542
------------------------------------------------------------------------------------------------------------------
Net income                  $   145,831      $   47,218      $ 25,454      $ 10,829      $(2,952)      $   226,380
==================================================================================================================
Average assets              $11,200,707      $4,304,449      $729,081      $486,494      $    --       $16,720,731
------------------------------------------------------------------------------------------------------------------
Expenditures for
  long-lived assets         $    56,988      $   33,861      $  1,782      $  5,633      $    --       $    98,264
------------------------------------------------------------------------------------------------------------------
1997
Interest income             $   817,327      $   86,151      $ 19,632      $ 17,434      $   749       $   941,293
Interest expense                377,953          59,561        17,007         3,676           --           458,197
------------------------------------------------------------------------------------------------------------------
   Net interest income          439,374          26,590         2,625        13,758          749           483,096
Other revenues                  179,021         330,467        98,311        61,257         (926)          668,130
Depreciation and
   amortization                  26,550          54,587         1,197         3,449           --            85,783
Other expenses*                 370,158         244,813        73,049        54,235        8,121           750,376
------------------------------------------------------------------------------------------------------------------
   Pre-tax income               221,687          57,657        26,690        17,331       (8,298)          315,067
Income taxes                     81,739          22,427        10,002         6,580       (3,153)          117,595
------------------------------------------------------------------------------------------------------------------
Net income                  $   139,948      $   35,230      $ 16,688      $ 10,751      $(5,145)      $   197,472
==================================================================================================================
Average assets              $10,662,569      $1,767,923      $366,416      $483,665      $    --       $13,280,573
------------------------------------------------------------------------------------------------------------------
Expenditures for
  long-lived assets         $    32,280      $   19,981      $  1,408      $  2,430      $    --       $    56,099
------------------------------------------------------------------------------------------------------------------
1996
Interest income             $   779,224      $   85,965      $ 16,461      $ 14,847      $    --       $   896,497
Interest expense                380,348          48,493        13,652         2,816           --           445,309
------------------------------------------------------------------------------------------------------------------
   Net interest income          398,876          37,472         2,809        12,031           --           451,188
Other revenues                  157,831         274,728        85,871        55,400       (2,681)          571,149
Depreciation and
   amortization                  32,544          41,689           987         3,571           --            78,791
Other expenses*                 325,719         214,620        65,716        51,494        3,823           661,372
------------------------------------------------------------------------------------------------------------------
   Pre-tax income               198,444          55,891        21,977        12,366       (6,504)          282,174
Income taxes                     71,102          20,845         8,094         4,695       (2,469)          102,267
------------------------------------------------------------------------------------------------------------------
Net income                  $   127,342      $   35,046      $ 13,883      $  7,671      $(4,035)      $   179,907
==================================================================================================================
Average assets              $10,316,939      $1,506,098      $307,388      $457,839      $    --       $12,588,264
------------------------------------------------------------------------------------------------------------------
Expenditures for
  long-lived assets         $    25,154      $    8,676      $  1,191      $  2,528      $    --       $    37,549
------------------------------------------------------------------------------------------------------------------

* Includes loan loss provision.

NOTE 22 - FAIR VALUE OF FINANCIAL INSTRUMENTS

Accounting standards require the disclosure of estimated fair values of all asset, liability and off-balance sheet financial instruments. The following fair value estimates are determined as of a specific point in time utilizing various assumptions and estimates. The use of assumptions and various valuation techniques, as well as the absence of secondary markets for certain financial instruments, will likely reduce the comparability of fair value disclosures between financial institutions. In some cases, book value is a reasonable estimate of fair value due to the relatively short period of time between origination of the instrument and its expected realization. The following table summarizes the book value and estimated fair value of financial instruments recorded in the Consolidated Statements of Condition as of December 31, 1998 and 1997:

                                                               AT DECEMBER 31, 1998                    At December 31, 1997
                                                         --------------------------------        --------------------------------
                                                              Book                Fair                Book                Fair
(Dollars in thousands)                                        Value               Value               Value               Value
---------------------------------------------------------------------------------------------------------------------------------
ASSETS:
Loans, net of unearned income:
    Floating                                             $  4,081,673        $  4,081,677         $ 4,150,569         $ 4,151,045
    Fixed                                                   4,447,584           4,432,309           4,122,366           4,137,707
    Nonaccrual                                                 27,807              27,807              38,415              38,415
    Allowance for loan losses                                (136,013)           (136,013)           (125,859)           (125,859)
---------------------------------------------------------------------------------------------------------------------------------
Total net loans                                             8,421,051           8,405,780           8,185,491           8,201,308
Liquid assets                                                 483,754             483,754             481,623             481,623
Mortgage loans held for sale*                               4,227,443           4,220,385           1,240,648           1,248,114
Securities available for sale                               1,816,485           1,816,485           2,133,303           2,133,303
Securities held to maturity                                   609,804             610,364              53,230              54,323
Nonearning assets                                           1,170,477           1,170,477             966,201             966,201
---------------------------------------------------------------------------------------------------------------------------------
LIABILITIES:
Deposits:
    Defined maturity                                     $  4,671,206        $  4,679,626         $ 3,430,870         $ 3,470,409
    Undefined maturity                                      7,051,833           7,051,833           6,240,909           6,240,909
---------------------------------------------------------------------------------------------------------------------------------
Total deposits                                             11,723,039          11,731,459           9,671,779           9,711,318
Short-term borrowings                                       4,339,292           4,339,673           2,788,067           2,788,067
Term borrowings                                               414,450             420,147             168,893             174,854
Other noninterest-bearing liabilities                         315,805             314,735             212,565             210,919
Guaranteed preferred beneficial interests in First
    Tennessee's junior subordinated debentures                100,000             111,857             100,000             106,453
---------------------------------------------------------------------------------------------------------------------------------

*Mortgage loans held for sale had an additional fair value related to mortgage servicing rights of approximately $46,485,000 and $9,344,000 at December 31, 1998 and 1997, respectively.
Information on the fair value of off-balance sheet financial instruments can be found in Note 23 - Financial Instruments with Off-Balance Sheet Risk.

The following describes the assumptions and methodologies used to estimate the fair value for financial instruments:

FLOATING RATE LOANS. With the exception of floating rate 1-4 family residential mortgage loans, the fair value is approximated by the book value. Floating rate 1-4 family residential mortgage loans reprice annually and will lag movements in market rates; whereas, commercial and consumer loans typically reprice monthly. The fair value for floating rate 1-4 family mortgage loans is calculated by discounting future cash flows to their present value. Future cash flows are discounted to their present value by using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same time period. Prepayment assumptions based on historical prepayment speeds have been applied to the floating rate 1-4 family residential mortgage portfolio.

FIXED RATE LOANS. The fair value is estimated by discounting future cash flows to their present value. Future cash flows are discounted to their present value by using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same time period. Prepayment assumptions based on historical prepayment speeds have been applied to the fixed rate mortgage and installment loan portfolios.

NONACCRUAL LOANS. The fair value is approximated by the book value.

ALLOWANCE FOR LOAN LOSSES. The fair value is approximated by the book value. Additionally, the credit exposure known to exist in the loan portfolio is embodied in the allowance for loan losses.

LIQUID ASSETS. The fair value is approximated by the book value. For the purpose of this disclosure, liquid assets consist of federal funds sold, securities purchased under agreements to resell, capital markets securities inventory and investment in bank time deposits.

MORTGAGE LOANS HELD FOR SALE. Fair values are based primarily on quoted market prices.

SECURITIES AVAILABLE FOR SALE. Fair values are based primarily on quoted market prices.

SECURITIES HELD TO MATURITY. Fair values are based primarily on quoted market prices.

NONEARNING ASSETS. The fair value is approximated by the book value. For the purpose of this disclosure, nonearning assets include cash and due from banks, accrued interest receivable and capital markets receivables.

DEFINED MATURITY DEPOSITS. The fair value is estimated by discounting future cash flows to their present value. Future cash flows are discounted by using the current market rates of similar instruments applicable to the remaining maturity. For the purpose of this disclosure, defined maturity deposits include all certificates of deposit and other time deposits.

UNDEFINED MATURITY DEPOSITS. The fair value is considered to be equal to the book value. For the purpose of this disclosure, undefined maturity deposits include demand deposits, checking interest accounts, savings accounts, and money market accounts.

SHORT-TERM BORROWINGS. The fair value of federal funds purchased, securities sold under agreements to repurchase, commercial paper, bank notes and other short-term borrowings is approximated by the book value. The fair value for Federal Home Loan Bank borrowings is determined using discounted future cash flows.

TERM BORROWINGS. The fair value is approximated by the present value of the contractual cash flows discounted by the investor's yield which considers First Tennessee's and FTBNA's debt ratings.

OTHER NONINTEREST-BEARING LIABILITIES. For the purpose of this disclosure, other noninterest-bearing liabilities include accrued interest payable and capital markets payables. Accrued interest, which is not payable until maturity, has been discounted to its present value given current market rates and the maturity structure of the financial instrument. The fair value of capital markets payables approximates the book value.

GUARANTEED PREFERRED BENEFICIAL INTERESTS. The fair value is approximated by the present value of the contractual cash flows discounted by the investor's yield which considers First Tennessee's debt rating.

NOTE 23 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

First Tennessee utilizes various financial instruments as part of its risk management strategy and as a means to meet customers' needs. These instruments are subject to credit and market risks that are not reflected on the balance sheet. The activities that currently employ financial instruments with off-balance sheet risk are mortgage banking, interest rate risk management and capital markets operations. First Tennessee also enters into commitments for lending related purposes to meet customers' financial needs. Controls and monitoring procedures for these instruments have been established and are routinely revised. The Asset/Liability Committee (ALCO) monitors the usage and effectiveness of financial instruments. ALCO, in conjunction with senior credit officers, also periodically reviews and revises counterparty credit limits.

Credit Risk represents the maximum potential loss due to possible non-performance by obligors and counterparties under the terms of contracts. First Tennessee manages credit risk by entering into financial instrument transactions through national exchanges, primary dealers or approved counterparties, and using mutual margining agreements whenever possible to limit potential exposure. With exchange-traded contracts, the credit risk is limited to the clearinghouse used. For non-exchange traded instruments, credit risk may occur when there is a gain in the fair value of the financial instrument and the counterparty fails to perform according to the terms of the contract and/or when the collateral proves to be of insufficient value.

Market Risk represents the potential loss due to the decrease in the value of a financial instrument caused primarily by changes in interest rates, prepayment speeds or the prices of debt instruments. The measurement of market risk associated with financial instruments is meaningful only when all related and offsetting on- and off-balance sheet hedges are aggregated, and the resulting net positions are identified.

LENDING RELATED
First Tennessee enters into fixed and variable loan commitments with customers. When these commitments have contract rate adjustments that lag changes in market rates, the financial instruments have characteristics similar to option contracts. First Tennessee follows the same credit policies and underwriting practices in making commitments as it does for on-balance sheet instruments. Each counterparty's creditworthiness is evaluated on a case-by-case basis. The amount of collateral obtained, if any, is based on management's credit evaluation of the counterparty.

Commitments to Extend Credit are contractual obligations to lend to a customer as long as all established contractual conditions are met. These commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The majority of First Tennessee's loan commitments have maturities less than one year and reflect the prevailing market rates at the time of the commitment. Since commitments may expire without being fully drawn upon, the total contract amount does not necessarily represent future cash requirements.

Commercial and Standby Letters of Credit are conditional commitments issued by First Tennessee to guarantee the performance and/or payment of a customer to a third party in connection with specified transactions. The credit risk involved in issuing commercial and standby letters of credit is essentially the same as that involved in extending loan facilities to customers.

The following is a summary of the maximum credit exposure of each class of lending related off-balance sheet financial instruments outstanding at December 31:

(Dollars in millions)                                                                           1998                         1997
------------------------------------------------------------------------------------------------------------------------------------
Commitments to extend credit:
    Consumer credit card lines                                                             $ 2,246.3                    $ 1,866.7
    Consumer home equity                                                                       534.0                        413.4
    Commercial real estate and construction and land development                               363.6                        371.4
    Mortgage banking                                                                         1,783.8                        761.6
    Commercial and other                                                                     1,835.9                      1,876.8
------------------------------------------------------------------------------------------------------------------------------------
Total loan commitments                                                                       6,763.6                      5,289.9
Other commitments:
    Standby letters of credit                                                                  480.1                        513.0
    Commercial letters of credit                                                                 7.5                          5.5
------------------------------------------------------------------------------------------------------------------------------------
Total loan and other commitments                                                           $ 7,251.2                    $ 5,808.4
====================================================================================================================================

The following table shows the notional or contractual amounts and related fair values for the off-balance sheet financial instruments at December 31:

                                                                          1998                                       1997
                                                            -----------------------------               ----------------------------
                                                            Notional                Fair                Notional              Fair
(Dollars in millions)                                         Value                 Value                 Value               Value
------------------------------------------------------------------------------------------------------------------------------------
Loan commitments                                           $ 6,763.6               $ 2.9               $ 5,289.9             $ 5.4
Commercial and standby letters of credit                       487.6                 6.0                   518.5               6.4
------------------------------------------------------------------------------------------------------------------------------------
Foreign exchange contracts:
    Contracts to buy                                       $     (.5)                  *               $    (2.5)                *
    Contracts to sell                                             .5                   *                     2.7                 *
------------------------------------------------------------------------------------------------------------------------------------
Net position                                               $      --                                   $      .2
====================================================================================================================================

* Amount is less than $100,000.
Mortgage banking loan commitments had an additional fair value related to mortgage servicing rights of approximately $13.2 million at December 31, 1998, and $3.8 million at December 31, 1997.

MORTGAGE BANKING
First Tennessee uses both forward sales commitments and option contracts to protect the value of residential mortgage loans originated for sale in the secondary market. Adverse market interest rate changes, between the time a customer receives a rate-lock commitment and the time the loan is sold to an investor, can erode the value of that mortgage. Therefore, First Tennessee enters into forward sales commitments and option contracts to mitigate the interest rate risk associated with the origination and sale of mortgage loans.

First Tennessee enters into interest rate contracts to counterbalance the loss in value of its mortgage servicing rights from the effects of increased prepayment activity that generally results from declining interest rates. With respect to the purchased interest rate contracts, First Tennessee is not exposed to loss beyond its initial outlay to acquire the hedge instruments and therefore, there is no off-balance sheet risk. These financial instruments are included in the discussion to fully disclose the servicing hedging position. The credit risk inherent in these transactions relates to the possibility of counterparties not performing according to the terms of the contract. This credit risk is controlled through credit approvals, risk control limits and on-going monitoring procedures through ALCO. The credit risk is represented by the aggregate fair value of only those interest rate contracts that currently have a positive fair value.

Interest Rate Forward Contracts are over-the-counter contracts where two parties agree to purchase and sell a specific quantity of a financial instrument at a specified price, with delivery or settlement at a specified date. Interest Rate Option Contracts give the purchaser the right, but not the obligation, to buy or sell a specified quantity of a financial instrument, at a specified price, during a specified period of time. Caps and Floors are options that are linked to a notional principal amount and an underlying indexed interest rate. Exposure to loss on all interest rate contracts will increase or decrease as interest rates fluctuate. The following disclosures of the fair value of interest rate contracts are made using available market information and appropriate valuation methodologies. Fair value is defined as the amount First Tennessee would receive or pay to replace the contracts as of the valuation date.

                                                                1998                          1997
                                                     -------------------------      ----------------------
                                                      Notional         Fair         Notional       Fair
(Dollars in millions)                                   Value          Value          Value        Value
----------------------------------------------------------------------------------------------------------
Interest rate contracts:
Mortgage pipeline and warehouse hedging:
    Forward contracts - commitments to sell          $ 3,925.9        $ (3.1)       $1,644.8       $(4.3)
    Option contracts - put options purchased**              --            --            26.0           *
    Option contracts - call options written**           (150.0)         (1.3)             --          --
Servicing portfolio hedging**:
    Option contracts - call options purchased            150.0           1.1           640.0         2.5
    Floors:
        Purchased                                     16,750.0         264.2         3,750.0        27.5
        Written                                       (5,400.0)        (79.7)             --          --
    Caps:
        Purchased                                      1,250.0           4.4              --          --
        Written                                       (1,250.0)         (9.2)             --          --
----------------------------------------------------------------------------------------------------------

 * Amount is less than $100,000.
** Option contracts in total had a book value at December 31, 1998, of $173.7 million, and $17.8 million at December 31, 1997.

Residential first-lien mortgage loans are originated by First Tennessee to be sold in the secondary market. Some of these loans are sold with provisions of recourse. As of December 31, 1998 and 1997, the outstanding principal amount of these loans and the amount of credit risk was $154.7 million and $111.6 million, respectively. A reserve has been established to cover any inherent losses. These loans are reviewed on a regular basis to ensure that reserves are adequate to provide for foreclosure losses. In addition, First Tennessee originates, sells and services loans guaranteed by the Veterans Administration (VA). A VA guaranty typically covers only the lesser of $46,000 or 25 percent to 50 percent of the unpaid loan balance. In the event of foreclosure, First Tennessee, as a servicer of VA loans, has credit risk to the extent that the outstanding loan balance exceeds the VA guaranty and the value of the underlying real estate. As of December 31, 1998 and 1997, the outstanding principal balance of VA loans serviced was $4.5 billion and $3.2 billion, respectively. These loans are reviewed on a regular basis, and a reserve has been established to cover any inherent losses.

INTEREST RATE RISK MANAGEMENT
First Tennessee's ALCO focuses on managing market risk by controlling and limiting earnings volatility attributable to changes in interest rates. Interest rate risk exists to the extent that interest-earning assets and liabilities have different maturity or repricing characteristics. First Tennessee uses off-balance sheet financial instruments that are designed to moderate the impact on earnings as interest rates change.

Interest Rate Swaps involve the exchange of interest payments at specified intervals between two parties without the exchange of any underlying principal. Notional amounts are used in such contracts to calculate interest payments due to counterparties and do not represent credit exposure. The primary risks associated with swaps are the exposure to movements in interest rates and the ability of counterparties to meet the terms of the contracts.

                                                                                          Weighted      Final
                                                           Notional        Fair            Average     Maturity
(Dollars in millions)                                        Value         Value        Receive Rate      In
---------------------------------------------------------------------------------------------------------------
1998
Interest rate contracts:
    Swaps - receive fixed/pay floating*                     $ 432.0        $ .7               5.837%     1999
    Swaps - receive floating/pay floating*                    150.0         (.2)              4.937%     1999
    Caps:
      Purchased                                                20.0          .1            Strike 8%     2002
      Written                                                 (20.0)        (.1)           Strike 8%     2002
Equity contracts:
     Purchased options                                          1.9          .7                          2003
---------------------------------------------------------------------------------------------------------------
1997
Interest rate contracts:
    Swaps - receive fixed/pay floating*                     $ 210.0        $ .1               6.200%     1998
    Caps:
      Purchased                                                20.0          .1            Strike 8%     2002
      Written                                                 (20.0)        (.1)           Strike 8%     2002
---------------------------------------------------------------------------------------------------------------

 * The weighted average rate paid on interest rate swaps at December 31, 1998, was 5.280 percent and 5.899 percent at December 31, 1997.

CAPITAL MARKETS

Capital markets buys and sells mortgage securities, municipal bonds and other securities for trading purposes. When these securities settle on a delayed basis, they are considered forward contracts. These transactions are measured at fair value, and gains or losses are recognized in earnings as they occur. Capital markets utilize futures contracts, from time to time, to manage exposure arising from the inventory position. Credit risk related to these transactions is controlled through credit approvals, risk control limits and on-going monitoring procedures through ALCO.

                                                                    AT                         FOR THE YEAR ENDED
                                                            DECEMBER 31, 1998                  DECEMBER 31, 1998
                                                          ---------------------              ---------------------
                                                                                                Net      Average
                                                           Notional       Fair                 Gain/       Fair
(Dollars in millions)                                        Value        Value                (Loss)     Value
------------------------------------------------------------------------------------------------------------------
Forward contracts:
    Commitments to buy:
        Gain position                                     $   (855.7)     $  2.3
        Loss position                                       (1,639.6)       (3.9)
    Commitments to sell:
        Gain position                                        1,707.6         2.5
        Loss position                                          779.5        (2.8)
------------------------------------------------------------------------------------------------------------------
Net position                                              $    (8.2)      $ (1.9)            $ 136.5     $ (2.1)
==================================================================================================================


                                                                    At                         For the Year Ended
                                                            December 31, 1997                  December 31, 1997
                                                          ---------------------              ---------------------
                                                                                                Net      Average
                                                           Notional       Fair                 Gain/      Fair
(Dollars in millions)                                        Value        Value                (Loss)     Value
------------------------------------------------------------------------------------------------------------------
Forward contracts:
    Commitments to buy:
        Gain position                                     $   (424.1)     $  1.4
        Loss position                                       (1,174.4)       (4.2)
    Commitments to sell:
        Gain position                                        1,062.5         2.6
        Loss position                                          608.0        (1.9)
------------------------------------------------------------------------------------------------------------------
Net position                                              $     72.0      $ (2.1)            $ 61.2      $ (1.5)
==================================================================================================================
Option contracts:
    Purchased                                             $     11.0      $    *             $   --      $    *
    Written                                                    (11.0)          *                 --           *
------------------------------------------------------------------------------------------------------------------
Net position                                              $       --      $   --             $   --      $   --
==================================================================================================================

* Amount is less than $100,000.

NOTE 24 - PARENT COMPANY FINANCIAL INFORMATION

Following are condensed statements of the parent company:

STATEMENT OF CONDITION                                                                           December 31
-------------------------------------------------------------------------------------------------------------------------
(Dollars in thousands)                                                                        1998                   1997
-------------------------------------------------------------------------------------------------------------------------
ASSETS:
Cash                                                                                   $         1            $         2
Securities purchased from subsidiary bank under agreements to resell                        36,279                 85,891
-------------------------------------------------------------------------------------------------------------------------
    Total cash and cash equivalents                                                         36,280                 85,893
Investment in bank time deposits                                                            53,171                  5,094
Securities available for sale                                                               59,160                 23,760
Notes receivable--long-term                                                                 75,000                 75,000
Investments in subsidiaries at equity:
    Bank                                                                                 1,202,910              1,063,646
    Non-bank                                                                                33,944                 16,636
Other assets                                                                                45,052                 36,051
-------------------------------------------------------------------------------------------------------------------------
TOTAL ASSETS                                                                           $ 1,505,517            $ 1,306,080
=========================================================================================================================
LIABILITIES AND SHAREHOLDERS' EQUITY:
Commercial paper and other short-term borrowings                                       $    23,204            $    23,176
Accrued employee benefits and other liabilities                                             73,325                 54,501
Term borrowings                                                                            309,454                274,307
-------------------------------------------------------------------------------------------------------------------------
    Total liabilities                                                                      405,983                351,984
Shareholders' equity                                                                     1,099,534                954,096
-------------------------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                             $ 1,505,517            $ 1,306,080
=========================================================================================================================


STATEMENTS OF INCOME                                                                     Year Ended December 31
-------------------------------------------------------------------------------------------------------------------------
(Dollars in thousands)                                                         1998               1997               1996
-------------------------------------------------------------------------------------------------------------------------
Dividend income:
    Bank                                                                  $ 122,484          $ 175,965          $  87,130
    Non-bank                                                                  6,059              3,557              2,850
-------------------------------------------------------------------------------------------------------------------------
Total dividend income                                                       128,543            179,522             89,980
Interest income                                                              12,117             11,287              9,626
Other income                                                                    432                460                 38
-------------------------------------------------------------------------------------------------------------------------
    Total income                                                            141,092            191,269             99,644
-------------------------------------------------------------------------------------------------------------------------
Interest expense:
    Short-term debt                                                           1,112              1,132              1,725
    Term borrowings                                                          23,594             22,729             13,150
-------------------------------------------------------------------------------------------------------------------------
Total interest expense                                                       24,706             23,861             14,875
Compensation, employee benefits and other expense                            12,085             10,903             10,203
-------------------------------------------------------------------------------------------------------------------------
    Total expense                                                            36,791             34,764             25,078
-------------------------------------------------------------------------------------------------------------------------
Income before income taxes and equity in undistributed net income
    of subsidiaries                                                         104,301            156,505             74,566
Applicable income taxes                                                     (10,522)           (10,458)            (6,099)
-------------------------------------------------------------------------------------------------------------------------
Income before equity in undistributed net income of subsidiaries            114,823            166,963             80,665
Equity in undistributed net income of subsidiaries:
    Bank                                                                    110,566             29,439             98,148
    Non-bank                                                                    991              1,070              1,094
-------------------------------------------------------------------------------------------------------------------------
NET INCOME                                                                $ 226,380          $ 197,472          $ 179,907
=========================================================================================================================

STATEMENTS OF CASH FLOWS                                                                         Year Ended December 31
-------------------------------------------------------------------------------------------------------------------------------
(Dollars in thousands)                                                                   1998             1997             1996
-------------------------------------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES:
Net income                                                                          $ 226,380        $ 197,472        $ 179,907
Less undistributed net income of subsidiaries                                         111,557           30,509           99,242
-------------------------------------------------------------------------------------------------------------------------------
Income before undistributed net income of subsidiaries                                114,823          166,963           80,665
Adjustments to reconcile income to net cash provided by operating activities:
    Provision/(benefit) for deferred income taxes                                      (1,207)           1,797           (2,763)
    Depreciation and amortization                                                       2,101            2,176            2,087
    Loss/(gain) on disposal of fixed assets                                                --                3               56
    Net change in interest receivable and other assets                                 (5,100)          (4,740)          (1,541)
    Net change in interest payable and other liabilities                               19,415            5,678            9,879
-------------------------------------------------------------------------------------------------------------------------------
Total adjustments                                                                      15,209            4,914            7,718
-------------------------------------------------------------------------------------------------------------------------------
Net cash provided by operating activities                                             130,032          171,877           88,383
-------------------------------------------------------------------------------------------------------------------------------
INVESTING ACTIVITIES:
Securities:
    Maturities                                                                             --               40              270
    Purchases                                                                         (35,400)          (3,900)         (18,660)
Premises and equipment:
    Sales                                                                                  --               --               21
    Purchases                                                                             (45)             (72)            (166)
Investment in subsidiaries                                                                 --           (3,093)              --
Increase in investment in bank time deposits                                          (48,077)            (854)          (4,140)
Acquisitions, cash received/(paid)                                                     (9,719)            (185)             400
-------------------------------------------------------------------------------------------------------------------------------
Net cash provided/(used) by investing activities                                      (93,241)          (8,064)         (22,275)
-------------------------------------------------------------------------------------------------------------------------------
FINANCING ACTIVITIES:
Common stock:
    Exercise of stock options                                                          24,943           24,309            5,779
    Cash dividends                                                                    (84,521)         (78,348)         (71,310)
    Repurchase of shares                                                              (61,854)        (169,520)         (28,356)
Term borrowings:
    Issuance                                                                           35,000          106,793           18,250
Decrease in short-term borrowings                                                          28           (9,472)         (16,753)
-------------------------------------------------------------------------------------------------------------------------------
Net cash used by financing activities                                                 (86,404)        (126,238)         (92,390)
-------------------------------------------------------------------------------------------------------------------------------
Net increase/(decrease) in cash and cash equivalents                                  (49,613)          37,575          (26,282)
-------------------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents at beginning of year                                         85,893           48,318           74,600
-------------------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents at end of year                                            $  36,280        $  85,893        $  48,318
===============================================================================================================================
Total interest paid                                                                 $  24,035        $  19,167        $  14,706
Total income taxes paid                                                                25,631           60,050           47,812
-------------------------------------------------------------------------------------------------------------------------------

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders and Board of Directors of First Tennessee National
Corporation:

  We have audited the accompanying consolidated statements of condition of First Tennessee National Corporation (a Tennessee corporation) and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.
  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of First Tennessee National Corporation and subsidiaries as of December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.




/s/Arthur Andersen LLP

Memphis, Tennessee,
January 19, 1999.

CONSOLIDATED HISTORICAL STATEMENTS OF INCOME (UNAUDITED)                                FIRST TENNESSEE NATIONAL CORPORATION
----------------------------------------------------------------------------------------------------------------------------
                                                                                                             Growth Rates (%)
                                                                                                           -----------------
(Dollars in millions except per share data)          1998       1997     1996     1995     1994     1993      98/97   98/93*
----------------------------------------------------------------------------------------------------------------------------
INTEREST INCOME:
Interest and fees on loans:
  Commercial                                     $  322.5   $  298.9   $277.2   $264.4   $211.6   $178.7     7.9  +  12.5  +
  Consumer                                          258.0      248.7    229.9    206.0    166.8    128.1     3.7  +  15.0  +
  Permanent mortgage                                 38.7       51.0     51.7     52.1     44.0     45.9    24.1  -   3.4  -
  Credit card receivables                            67.7       67.9     67.6     65.5     56.6     51.1      .3  -   5.8  +
  Real estate construction                           39.0       33.1     27.1     23.0     11.4      7.3    17.8  +  39.8  +
Investment securities:
  Taxable                                           155.9      135.3    136.0    130.9    128.9    175.8    15.2  +   2.4  -
  Tax-exempt                                          3.7        4.5      5.1      4.6      5.2      7.2    17.8  -  12.5  -
Other earning assets:
  Mortgage loans held for sale                      205.7       76.9     82.1     54.7     56.0     44.9   167.5  +  35.6  +
  Investments in bank time deposits                   2.0         .5       .7       .2       .2       .2   300.0  +  58.5  +
  Federal funds sold and securities
    purchased under agreements to resell             10.1       11.1      5.0      8.5      7.6      3.7     9.0  -  22.2  +
  Capital markets securities inventory               30.5       13.4     14.1     12.6     12.8      9.3   127.6  +  26.8  +
--------------------------------------------------------------------------------------------------------
         Total interest income                    1,133.8      941.3    896.5    822.5    701.1    652.2    20.5  +  11.7  +
--------------------------------------------------------------------------------------------------------
INTEREST EXPENSE:
Deposits:
  Savings                                             7.1        8.2      9.4     10.8     13.4     15.4    13.4  -  14.3  -
  Checking interest and money market                113.2       95.1     92.7     95.8     65.7     54.3    19.0  +  15.8  +
  Certificates of deposit under $100,000 and
    other time                                      144.9      160.5    166.5    167.8    122.0    117.3     9.7  -   4.3  +
  Certificates of deposit $100,000 and more         111.5       47.7     46.3     30.6     18.7     16.2   133.8  +  47.1  +
Federal funds purchased and securities
  sold under agreements to repurchase               122.6       89.8     78.0     80.9     40.5     29.2    36.5  +  33.2  +
Commercial paper and other short-term borrowings     72.6       39.2     29.3     25.7     35.6     33.6    85.2  +  16.7  +
Federal Reserve Bank penalties                        1.5        1.8      2.3      2.2      1.1       .5    16.7  -  24.6  +
Term borrowings                                      19.9       15.9     20.8     18.0      9.6      9.6    25.2  +  15.7  +
--------------------------------------------------------------------------------------------------------
         Total interest expense                     593.3      458.2    445.3    431.8    306.6    276.1    29.5  +  16.5  +
--------------------------------------------------------------------------------------------------------
NET INTEREST INCOME                                 540.5      483.1    451.2    390.7    394.5    376.1    11.9  +   7.5  +
Provision for loan losses                            51.3       51.1     35.7     20.6     17.2     36.5      .4  +   7.0  +
--------------------------------------------------------------------------------------------------------
NET INTEREST INCOME AFTER PROVISION                 489.2      432.0    415.5    370.1    377.3    339.6    13.2  +   7.6  +
--------------------------------------------------------------------------------------------------------
NONINTEREST INCOME:
Mortgage banking                                    558.4      330.1    275.4    213.6    188.2    139.6    69.1  +  32.0  +
Capital markets                                     147.4       98.3     85.9     82.8     77.5     91.5    49.9  +  10.0  +
Deposit transactions and cash management             90.4       86.1     78.2     74.1     65.8     59.6     5.1  +   8.7  +
Trust services and investment management             51.2       40.9     34.7     34.4     27.9     25.5    25.1  +  14.9  +
Merchant processing                                  37.5       32.1     24.2     19.2     14.7     12.0    16.7  +  25.5  +
Cardholder fees                                      21.0       19.8     17.2     14.9     15.6     15.8     6.1  +   5.9  +
Equity securities gains/(losses)                      3.9        (.8)    (2.5)     3.2     24.3      (.5)    N/A      N/A
Debt securities gains/(losses)                         --         .1      (.2)     (.8)    (4.3)     1.4     N/A      N/A
All other income and commissions                     75.7       61.5     58.3     51.2     46.5     43.2    23.1  +  11.9  +
--------------------------------------------------------------------------------------------------------
         Total noninterest income                   985.5      668.1    571.2    492.6    456.2    388.1    47.5  +  20.5  +
--------------------------------------------------------------------------------------------------------
ADJUSTED GROSS INCOME AFTER PROVISION             1,474.7    1,100.1    986.7    862.7    833.5    727.7    34.1  +  15.2  +
--------------------------------------------------------------------------------------------------------
NONINTEREST EXPENSE:
Employee compensation, incentives and benefits      563.6      409.8    385.4    340.5    349.8    308.6    37.5  +  12.8  +
Amortization of mortgage servicing rights            95.5       37.4     26.0     15.0     14.9     25.5   155.0  +  30.2  +
Operations services                                  58.5       49.9     44.1     38.8     33.7     28.7    17.3  +  15.3  +
Occupancy                                            51.4       42.8     39.8     37.9     34.1     27.7    20.0  +  13.2  +
Equipment rentals, depreciation and maintenance      45.8       40.1     34.1     31.8     29.2     22.2    14.2  +  15.5  +
Communications and courier                           41.5       34.9     33.0     29.9     30.7     24.8    18.8  +  10.9  +
Advertising and public relations                     25.2       18.7     17.6     13.0     10.7      8.0    34.5  +  25.8  +
Amortization of intangible assets                    11.1        9.6      9.5      8.1      6.4      5.8    15.4  +  13.6  +
All other expense                                   229.2      141.8    115.0     94.7    116.2    101.3    61.7  +  17.8  +
--------------------------------------------------------------------------------------------------------
         Total noninterest expense                1,121.8      785.0    704.5    609.7    625.7    552.6    42.9  +  15.2  +
--------------------------------------------------------------------------------------------------------
INCOME BEFORE INCOME TAXES                          352.9      315.1    282.2    253.0    207.8    175.1    12.0  +  15.0  +
Applicable income taxes                             126.5      117.6    102.3     88.1     60.7     65.4     7.6  +  14.1  +
--------------------------------------------------------------------------------------------------------
NET INCOME                                       $  226.4   $  197.5   $179.9   $164.9   $147.1   $109.7    14.6  +  15.6  +
========================================================================================================
FULLY TAXABLE EQUIVALENT ADJUSTMENT              $    3.8   $    4.3   $  5.4   $  5.0   $  4.8   $  6.3    11.6  -   9.6  -
--------------------------------------------------------------------------------------------------------
EARNINGS PER SHARE                               $   1.77   $   1.54   $ 1.34   $ 1.21   $ 1.07   $  .81    14.9  +  16.9  +
--------------------------------------------------------------------------------------------------------
DILUTED EARNINGS PER SHARE                       $   1.72   $   1.50   $ 1.32   $ 1.20   $ 1.07   $  .80    14.7  +  16.5  +
--------------------------------------------------------------------------------------------------------

* Compound annual growth rate.
Certain previously reported amounts have been reclassified to agree with current presentation. Per share data reflect the 1998 and 1996 two-for-one stock splits.

CONSOLIDATED AVERAGE BALANCE SHEETS AND RELATED YIELDS AND RATES (UNAUDITED)                    FIRST TENNESSEE NATIONAL CORPORATION
------------------------------------------------------------------------------------------------------------------------------------
                                                                           1998                             1997            Average
                                                             -----------------------------   -----------------------------  Balance
                                                                         Interest  Average                Interest Average Growth(%)
(Fully taxable equivalent)                                     Average   Income/   Yields/     Average    Income/  Yields/ ---------
(Dollars in millions)                                          Balance   Expense    Rates      Balance    Expense   Rates    98/97
------------------------------------------------------------------------------------------------------------------------------------
ASSETS:
Earning assets:
Loans, net of unearned income:
    Commercial                                               $ 3,966.3   $  323.1   8.15%    $ 3,624.8    $299.8    8.27%    9.4  +
    Consumer                                                   2,794.4      258.1   9.23       2,760.0     248.7    9.01     1.2  +
    Permanent mortgage                                           481.6       38.7   8.03         638.4      51.0    7.99    24.6  -
    Credit card receivables                                      563.5       67.7  12.02         544.7      67.9   12.47     3.5  +
    Real estate construction                                     405.4       38.9   9.60         337.4      33.0    9.79    20.2  +
    Nonaccrual loans                                              30.9         .9   3.03          39.8        .9    2.16    22.4  -
------------------------------------------------------------------------------------------------------------------------
        Total loans, net of unearned income                    8,242.1      727.4   8.83       7,945.1     701.3    8.83     3.7  +
------------------------------------------------------------------------------------------------------------------------
Investment securities:
    U.S. Treasury and other U.S. government agencies           1,795.2      117.8   6.56       1,963.3     129.3    6.59     8.6  -
    States and municipalities                                     69.8        5.4   7.80          83.7       6.8    8.06    16.6  -
    Other                                                        560.8       38.4   6.84          92.4       6.1    6.65   506.9  +
------------------------------------------------------------------------------------------------------------------------
        Total investment securities                            2,425.8      161.6   6.66       2,139.4     142.2    6.65    13.4  +
------------------------------------------------------------------------------------------------------------------------
Other earning assets:
    Mortgage loans held for sale                               2,911.2      205.7   7.06       1,005.9      76.9    7.64   189.4  +
    Investment in bank time deposits                              40.8        2.0   4.81           9.8        .5    5.05   316.3  +
    Federal funds sold and securities purchased
        under agreements to resell                               193.4       10.1   5.22         207.1      11.1    5.37     6.6  -
    Capital markets securities inventory                         507.2       30.8   6.07         204.8      13.6    6.65   147.7  +
------------------------------------------------------------------------------------------------------------------------
        Total other earning assets                             3,652.6      248.6   6.80       1,427.6     102.1    7.15   155.9  +
------------------------------------------------------------------------------------------------------------------------
Total earning assets                                          14,320.5    1,137.6   7.94      11,512.1     945.6    8.21    24.4  +
Allowance for loan losses                                       (133.1)                         (123.6)                      7.7  +
Cash and due from banks                                          697.6                           658.6                       5.9  +
Premises and equipment, net                                      222.4                           195.1                      14.0  +
Capital markets receivables and other assets                   1,613.3                         1,038.4                      55.4  +
------------------------------------------------------------------------------------------------------------------------
Total assets/Interest income                                 $16,720.7   $1,137.6            $13,280.6    $945.6            25.9  +
========================================================================================================================
LIABILITIES AND SHAREHOLDERS' EQUITY:
Interest-bearing liabilities:
Interest-bearing deposits:
    Savings                                                  $   347.5   $    7.1   2.05%    $   376.5    $  8.2    2.17%    7.7  -
    Checking interest and money market                         3,403.7      113.2   3.32       2,963.7      95.1    3.21    14.8  +
    Certificates of deposit under $100,000 and other time      2,588.7      144.9   5.60       2,798.0     160.5    5.74     7.5  -
-------------------------------------------------------------------------------------------------------------------------
        Total interest-bearing core deposits                   6,339.9      265.2   4.18       6,138.2     263.8    4.30     3.3  +
Certificates of deposit $100,000 and more                      1,992.5      111.5   5.59         843.0      47.7    5.66   136.4  +
Federal funds purchased and securities sold
    under agreements to repurchase                             2,456.4      122.6   4.99       1,790.1      89.8    5.01    37.2  +
Commercial paper and other short-term borrowings               1,285.5       74.1   5.76         663.0      41.0    6.18    93.9  +
Term borrowings                                                  252.7       19.9   7.91         185.5      15.9    8.60    36.2  +
-------------------------------------------------------------------------------------------------------------------------
Total interest-bearing liabilities                            12,327.0      593.3   4.81       9,619.8     458.2    4.76    28.1  +
Demand deposits                                                1,749.0                         1,695.8                       3.1  +
Other noninterest-bearing deposits                               915.0                           530.1                      72.6  +
Capital markets payables and other liabilities                   633.7                           457.5                      38.5  +
Guaranteed preferred beneficial interests in
     First Tennessee's junior subordinated debentures            100.0                            98.6                       1.4  +
Shareholders' equity                                             996.0                           878.8                      13.3  +
------------------------------------------------------------------------------------------------------------------------
Total liabilities and shareholders' equity/Interest expense  $16,720.7   $  593.3            $13,280.6    $458.2            25.9  +
========================================================================================================================
Net interest income-tax equivalent basis/Yield                           $  544.3   3.80%                 $487.4    4.23%
Fully taxable equivalent adjustment                                          (3.8)                          (4.3)
------------------------------------------------------------------------------------------------------------------------
Net interest income                                                      $  540.5                         $483.1
========================================================================================================================
Net interest spread                                                                 3.13%                           3.45%
Effect of interest-free sources used to fund earning assets                          .67                             .78
------------------------------------------------------------------------------------------------------------------------
Net interest margin                                                                 3.80%                           4.23%
========================================================================================================================

Certain previously reported amounts have been reclassified to agree with current presentation. Yields and corresponding income amounts are adjusted to a fully taxable equivalent. Earning assets yields are expressed net of unearned income. Rates are expressed net of unamortized debenture cost for long-term debt. Net interest margin is computed using total net interest income.

CONSOLIDATED AVERAGE BALANCE SHEETS AND RELATED YIELDS AND RATES (UNAUDITED)                 FIRST TENNESSEE NATIONAL CORPORATION
---------------------------------------------------------------------------------------------------------------------------------
                                                                               1996                              1995
                                                                   ----------------------------      ----------------------------
                                                                              Interest  Average                 Interest  Average
(Fully taxable equivalent)                                          Average   Income/   Yields/       Average   Income/   Yields/
(Dollars in millions)                                               Balance   Expense    Rates        Balance   Expense    Rates
--------------------------------------------------------------------------------------------------------------------------------
ASSETS:
Earning assets:
Loans, net of unearned income:
    Commercial                                                     $ 3,383.5    $278.2    8.22%      $ 3,148.4    $265.3    8.43%
    Consumer                                                         2,607.5     229.9    8.82         2,367.1     206.0    8.70
    Permanent mortgage                                                 660.0      51.7    7.83           658.4      52.1    7.91
    Credit card receivables                                            530.2      67.6   12.74           480.4      65.5   13.63
    Real estate construction                                           275.1      27.0    9.82           216.4      23.0   10.65
    Nonaccrual loans                                                    15.8       1.5    9.62            16.5       1.4    8.48
--------------------------------------------------------------------------------------------------------------------------------
        Total loans, net of unearned income                          7,472.1     655.9    8.78         6,887.2     613.3    8.90
--------------------------------------------------------------------------------------------------------------------------------
Investment securities:
    U.S. Treasury and other U.S. government agencies                 2,031.2     131.0    6.45         2,004.3     125.9    6.28
    States and municipalities                                           98.1       7.9    8.02            81.4       7.0    8.63
    Other                                                               73.9       4.8    6.51            75.3       4.9    6.53
--------------------------------------------------------------------------------------------------------------------------------
        Total investment securities                                  2,203.2     143.7    6.52         2,161.0     137.8    6.38
--------------------------------------------------------------------------------------------------------------------------------
Other earning assets:
    Mortgage loans held for sale                                     1,059.4      82.1    7.74           706.1      54.7    7.75
    Investment in bank time deposits                                    14.6        .7    5.05             3.1        .2    5.79
    Federal funds sold and securities purchased
        under agreements to resell                                      94.2       5.0    5.30           157.5       8.5    5.42
    Capital markets securities inventory                               218.5      14.5    6.66           179.8      13.0    7.22
--------------------------------------------------------------------------------------------------------------------------------
        Total other earning assets                                   1,386.7     102.3    7.38         1,046.5      76.4    7.30
--------------------------------------------------------------------------------------------------------------------------------
Total earning assets                                                11,062.0     901.9    8.15        10,094.7     827.5    8.20
Allowance for loan losses                                             (117.1)                           (113.0)
Cash and due from banks                                                662.8                             659.0
Premises and equipment, net                                            181.4                             166.0
Capital markets receivables and other assets                           799.2                             552.8
--------------------------------------------------------------------------------------------------------------------------------
Total assets/Interest income                                       $12,588.3    $901.9               $11,359.5    $827.5
================================================================================================================================
LIABILITIES AND SHAREHOLDERS' EQUITY:
Interest-bearing liabilities:
Interest-bearing deposits:
    Savings                                                        $   424.3    $  9.4    2.23%      $   459.5    $ 10.8    2.35%
    Checking interest and money market                               2,715.9      92.7    3.41         2,378.9      95.8    4.03
    Certificates of deposit under $100,000 and other time            2,885.2     166.5    5.77         2,872.6     167.8    5.84
--------------------------------------------------------------------------------------------------------------------------------
        Total interest-bearing core deposits                         6,025.4     268.6    4.46         5,711.0     274.4    4.81
Certificates of deposit $100,000 and more                              835.8      46.3    5.54           531.9      30.6    5.75
Federal funds purchased and securities sold
    under agreements to repurchase                                   1,588.1      78.0    4.91         1,491.1      80.9    5.43
Commercial paper and other short-term borrowings                       520.1      31.6    6.07           404.2      27.9    6.90
Term borrowings                                                        253.7      20.8    8.24           208.9      18.0    8.63
--------------------------------------------------------------------------------------------------------------------------------
Total interest-bearing liabilities                                   9,223.1     445.3    4.83         8,347.1     431.8    5.17
Demand deposits                                                      1,816.1                           1,746.8
Other noninterest-bearing deposits                                     268.2                             142.7
Capital markets payables and other liabilities                         383.4                             300.1
Guaranteed preferred beneficial interests in
     First Tennessee's junior subordinated debentures                     --                                --
Shareholders' equity                                                   897.5                             822.8
--------------------------------------------------------------------------------------------------------------------------------
Total liabilities and shareholders' equity/Interest expense        $12,588.3    $445.3               $11,359.5    $431.8
================================================================================================================================
Net interest income-tax equivalent basis/Yield                                  $456.6    4.13%                   $395.7    3.92%
Fully taxable equivalent adjustment                                               (5.4)                             (5.0)
--------------------------------------------------------------------------------------------------------------------------------
Net interest income                                                             $451.2                            $390.7
================================================================================================================================
Net interest spread                                                                       3.32%                             3.03%
Effect of interest-free sources used to fund earning assets                                .81                               .89
--------------------------------------------------------------------------------------------------------------------------------
Net interest margin                                                                       4.13%                             3.92%
================================================================================================================================

Certain previously reported amounts have been reclassified to agree with current presentation. Yields and corresponding income amounts are adjusted to a fully taxable equivalent. Earning assets yields are expressed net of unearned income. Rates are expressed net of unamortized debenture cost for long-term debt. Net interest margin is computed using total net interest income.

CONSOLIDATED AVERAGE BALANCE SHEETS AND RELATED YIELDS AND RATES (UNAUDITED)                    FIRST TENNESSEE NATIONAL CORPORATION
------------------------------------------------------------------------------------------------------------------------------------
                                                                           1994                            1993             Average
                                                              ----------------------------    ----------------------------  Balance
                                                                         Interest  Average               Interest  Average Growth(%)
(Fully taxable equivalent)                                    Average    Income/   Yields/    Average    Income/   Yields/ ---------
(Dollars in millions)                                         Balance    Expense    Rates     Balance    Expense    Rates   98/93*
------------------------------------------------------------------------------------------------------------------------------------
ASSETS:
Earning assets:
Loans, net of unearned income:
    Commercial                                                $ 2,775.7    $212.4    7.65%     $2,435.3    $179.4    7.37%   10.2  +
    Consumer                                                    2,082.6     166.8    8.01       1,524.9     128.1    8.40    12.9  +
    Permanent mortgage                                            557.5      44.0    7.90         527.4      45.9    8.70     1.8  -
    Credit card receivables                                       432.7      56.6   13.08         396.5      51.1   12.90     7.3  +
    Real estate construction                                      117.3      11.4    9.71          82.0       7.3    8.92    37.7  +
    Nonaccrual loans                                               18.6       1.3    7.25          30.3       1.8    5.86      .4  +
-------------------------------------------------------------------------------------------------------------------------
        Total loans, net of unearned income                     5,984.4     492.5    8.23       4,996.4     413.6    8.28    10.5  +
-------------------------------------------------------------------------------------------------------------------------
Investment securities:
    U.S. Treasury and other U.S. government agencies            2,063.4     122.8    5.95       2,679.9     160.8    6.00     7.7  -
    States and municipalities                                      84.3       7.8    9.26         109.2      10.8    9.92     8.6  -
    Other                                                         101.0       5.9    5.91         226.2      14.9    6.60    19.9  +
-------------------------------------------------------------------------------------------------------------------------
        Total investment securities                             2,248.7     136.5    6.07       3,015.3     186.5    6.19     4.3  -
-------------------------------------------------------------------------------------------------------------------------
Other earning assets:
    Mortgage loans held for sale                                  767.9      56.0    7.29         615.3      44.9    7.29    36.5  +
    Investment in bank time deposits                                5.3        .2    3.88           4.2        .2    3.84    57.6  +
    Federal funds sold and securities purchased
        under agreements to resell                                191.9       7.6    3.97         142.0       3.7    2.63     6.4  +
    Capital markets securities inventory                          208.0      13.1    6.28         180.4       9.6    5.34    23.0  +
-------------------------------------------------------------------------------------------------------------------------
        Total other earning assets                              1,173.1      76.9    6.55         941.9      58.4    6.20    31.1  +
-------------------------------------------------------------------------------------------------------------------------
Total earning assets                                            9,406.2     705.9    7.50       8,953.6     658.5    7.35     9.8  +
Allowance for loan losses                                        (113.1)                         (109.6)                      4.0  +
Cash and due from banks                                           659.7                           582.5                       3.7  +
Premises and equipment, net                                       149.1                           126.3                      12.0  +
Capital markets receivables and other assets                      477.9                           429.6                      30.3  +
-------------------------------------------------------------------------------------------------------------------------
Total assets/Interest income                                  $10,579.8    $705.9              $9,982.4    $658.5            10.9  +
=========================================================================================================================
LIABILITIES AND SHAREHOLDERS' EQUITY:
Interest-bearing liabilities:
Interest-bearing deposits:
    Savings                                                   $   544.3    $ 13.4    2.47%     $  567.9    $ 15.4    2.72%    9.4  -
    Checking interest and money market                          2,295.6      65.7    2.86       2,221.9      54.3    2.44     8.9  +
    Certificates of deposit under $100,000 and other time       2,529.4     122.0    4.82       2,439.4     117.3    4.81     1.2  +
-------------------------------------------------------------------------------------------------------------------------
        Total interest-bearing core deposits                    5,369.3     201.1    3.75       5,229.2     187.0    3.58     3.9  +
Certificates of deposit $100,000 and more                         460.2      18.7    4.06         414.0      16.2    3.91    36.9  +
Federal funds purchased and securities sold
    under agreements to repurchase                              1,045.6      40.5    3.87       1,029.0      29.2    2.84    19.0  +
Commercial paper and other short-term borrowings                  683.2      36.7    5.37         724.5      34.1    4.70    12.2  +
Term borrowings                                                   101.8       9.6    9.41         102.8       9.6    9.39    19.7  +
-------------------------------------------------------------------------------------------------------------------------
Total interest-bearing liabilities                              7,660.1     306.6    4.00       7,499.5     276.1    3.68    10.4  +
Demand deposits                                                 1,742.7                         1,542.8                       2.5  +
Other noninterest-bearing deposits                                142.2                              --                       N/A
Capital markets payables and other liabilities                    275.3                           256.0                      19.9  +
Guaranteed preferred beneficial interests in
     First Tennessee's junior subordinated debentures                --                              --                       N/A
Shareholders' equity                                              759.5                           684.1                       7.8  +
-------------------------------------------------------------------------------------------------------------------------
Total liabilities and shareholders' equity/Interest expense   $10,579.8    $306.6              $9,982.4    $276.1            10.9  +
=========================================================================================================================
Net interest income-tax equivalent basis/Yield                             $399.3    4.25%                 $382.4    4.27%
Fully taxable equivalent adjustment                                          (4.8)                           (6.3)
-------------------------------------------------------------------------------------------------------------------------
Net interest income                                                        $394.5                          $376.1
=========================================================================================================================
Net interest spread                                                                  3.50%                           3.67%
Effect of interest-free sources used to fund earning assets                           .75                             .60
-------------------------------------------------------------------------------------------------------------------------
Net interest margin                                                                  4.25%                           4.27%
=========================================================================================================================

*Compound annual growth rate
Certain previously reported amounts have been reclassified to agree with current presentation. Yields and corresponding income amounts are adjusted to a fully taxable equivalent. Earning assets yields are expressed net of unearned income. Rates are expressed net of unamortized debenture cost for long-term debt. Net interest margin is computed using total net interest income.


                                                  CORPORATE AND FIRST
                                                  TENNESSEE BANK NATIONAL
                                                  ASSOCIATION BOARDS OF
CORPORATE OFFICERS                                DIRECTORS
-------------------------------------------------------------------------------------------------------------

RALPH HORN                                        ROBERT C. BLATTBERG
     Chairman of the Board                             Polk Brothers Distinguished Professor of Retailing
     President and Chief Executive Officer             J.L. Kellogg Graduate School of Management
                                                       Northwestern University


J. KENNETH GLASS                                  CARLOS H. CANTU
     President                                         President and Chief Executive Officer
     Tennessee Banking Group                           The ServiceMaster Company
     First Tennessee Bank National Association


JOHN C. KELLEY, JR.                               GEORGE E. CATES
     President                                         Chairman of the Board and Chief Executive Officer
     Memphis Banking Group                             Mid-America Apartment Communities, Inc.
     First Tennessee Bank National Association


GEORGE P. LEWIS                                   J. KENNETH GLASS
     Executive Vice President                          President - Tennessee Banking Group
     Money Management Group                            First Tennessee Bank National Association
     First Tennessee Bank National Association


SUSAN SCHMIDT BIES                                JAMES A. HASLAM, III
     Executive Vice President                          Chief Executive Officer and Chief Operating Officer
     Risk Management                                   Pilot Corporation


HARRY A. JOHNSON, III                             RALPH HORN
     Executive Vice President                          Chairman of the Board, President and Chief Executive
     General Counsel                                   Officer - First Tennessee National Corporation
                                                       First Tennessee Bank National Association

SARAH L. MEYERROSE                                JOHN C. KELLEY, JR.
     Executive Vice President                          President - Memphis Banking Group
     Personnel Division Manager                        First Tennessee Bank National Association


JOHN P. O'CONNOR, JR.                             R. BRAD MARTIN
     Executive Vice President                          Chairman of the Board and Chief Executive Officer
     Chief Credit Officer                              Saks Incorporated


ELBERT L. THOMAS, JR.                             JOSEPH ORGILL, III
     Executive Vice President                          Chairman of the Board
     Chief Financial Officer                           Orgill, Inc.


JAMES F. KEEN                                     VICKI R. PALMER
     Senior Vice President                             Corporate Vice President and Treasurer
     Corporate Controller                              Coca-Cola Enterprises, Inc.


TERESA A. ROSENGARTEN                             MICHAEL D. ROSE
     Vice President                                    Private Investor
     Treasurer


LENORE S. CRESON                                  WILLIAM B. SANSOM
     Corporate Secretary                               Chairman of the Board and Chief Executive Officer
                                                       The H.T. Hackney Co.







                                                                        APPENDIX

                                                                           PROXY

                             [FIRST TENNESSEE LOGO]

                      FIRST TENNESSEE NATIONAL CORPORATION

                                 ANNUAL MEETING

                                 April 20, 1999
                        10:00 a.m. Central Daylight Time

                            First Tennessee Building
                               M-Level Auditorium
                               165 Madison Avenue
                            Memphis, Tennessee 38103


--------------------------------------------------------------------------------



                      FIRST TENNESSEE NATIONAL CORPORATION

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned appoints James L. Boren, Jr., Lewis R. Donelson, and George P. Lewis, or any one or more of them with full power of substitution, as Proxy or Proxies, to represent and vote all shares of stock standing in my name on the books of the Corporation at the close of business on February 26, 1999, which I would be entitled to vote if personally present at the Annual Meeting of Shareholders of First Tennessee National Corporation to be held in the Auditorium, First Tennessee Building, 165 Madison Avenue, Memphis, Tennessee, April 20, 1999, at 10 a.m. CDT or any adjournments thereof, upon the matters set forth in the notice of said meeting as stated on the reverse side. The Proxies are further authorized to vote in their discretion as to any other matters which may come before the meeting. The Board of Directors, at the time of preparation of the Proxy Statement, knows of no business to come before the meeting other than that referred to in the Proxy Statement.

     THE SHARES COVERED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ON THE REVERSE SIDE AND WHEN NO INSTRUCTIONS ARE GIVEN WILL BE VOTED FOR THE PROPOSALS DESCRIBED IN THE ACCOMPANYING NOTICE OF ANNUAL MEETING AND PROXY STATEMENT AND ON THE REVERSE SIDE OF THIS PROXY.



                        (Continued on reverse side)

     YOU CAN VOTE YOUR PROXY BY TELEPHONE, OVER THE INTERNET, OR BY SIGNING
                  AND RETURNING THIS CARD ON THE REVERSE SIDE.

                     (See voting instructions on reverse.)

                                                               -----------------
                                                               COMPANY #
                                                               CONTROL #
                                                               -----------------

THERE ARE THREE WAYS TO VOTE YOUR PROXY.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE - TOLL FREE - 1-800-240-6326 - QUICK *** EASY *** IMMEDIATE
- Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week.
- You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which is located above.
- Follow the simple voice mail instructions.

VOTE BY INTERNET - http://www.eproxy.com/ften/ - QUICK *** EASY *** IMMEDIATE
- Use the Internet to vote your proxy 24 hours a day, 7 days a week.
- You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which is located above to obtain your records and create an electronic ballot.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to First Tennessee National Corporation, c/o Shareowner Services(TM) P.O. Box 64873, St. Paul, MN 55164-9397.

     IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD.



                            -- Please detach here --

---                                                                          ---

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ALL ITEMS.

1. Election of four Class III directors to serve until the 2002 Annual Meeting of Shareholders.

     Nominees:   (01) Carlos H. Cantu    (03) James A. Haslam, III       / / FOR             / / WITHHELD
                 (02) George E. Cates    (04) Ralph Horn                     all nominees        from all nominees
                                                                        -----------------------------------------------
INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE(S),
WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX TO THE RIGHT.
                                                                        -----------------------------------------------

2. Ratification of appointment of Arthur Andersen LLP as auditors.      / / For       / / Against       / / Abstain

The undersigned hereby acknowledges receipt of notice of said meeting and the related proxy statement.

Address Change? Mark Box  / /
Indicate changes below:                Date                                 1999
                                            -------------------------------


                                       -----------------------------------------

                                       -----------------------------------------
                                       Signature(s) in Box
                                       Shareholder sign here exactly as shown on the imprint on this card. When signing as Attorney, Executor, Administrator, Trustee or Guardian, please give full name. If more than one Trustee, all should sign. All Joint Owners should sign.

---                                                                          ---